________________________________________________________________________________
________________________________________________________________________________

                            SCHEDULE 14A INFORMATION

              PROXY STATEMENT/PROSPECTUS PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]
CHECK THE APPROPRIATE BOX:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to SS 240.14a-11(c) or SS 240.14a-12
                            ------------------------

                          BIOCRAFT LABORATORIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

                            ------------------------

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.

[ ] $500  per  each  party to  the  controversy  pursuant to  Exchange  Act Rule
    14a-6(i)(3).

[x] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies: COMMON STOCK, PAR VALUE $.01 PER SHARE OF BIOCRAFT LABORATORIES, INC.; AMERICAN DEPOSITARY SHARES OF TEVA PHARMACEUTICAL INDUSTRIES LIMITED ('TEVA').(1)

     2) Aggregate number of securities to which transaction applies: 14,352,193 SHARES OF COMMON STOCK OF BIOCRAFT; 6,616,361 AMERICAN DEPOSITARY SHARES OF TEVA

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $38.875 PER AMERICAN DEPOSITARY SHARE OF TEVA(2)

     4) Proposed maximum aggregate value of transaction: $257,211,034(3)

     5) Total fee paid: $51,442.21

- ------------

(1) Each American Depositary Share ('ADS') of Teva represents 10 Ordinary Shares, par value NIS 0.01 each, of Teva.

(2) Based on the average of the high and low prices of Teva's ADSs reported on March 13, 1996 and the maximum number of ADSs of Teva issuable of 6,616,361 ADSs.

(3) Estimated solely for purposes of calculating the filing fee.
                            ------------------------

[x] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act  Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

     1) Amount Previously Paid:  .............

     2) Form, Schedule or Registration Statement No.:  .............

     3) Filing Party:  .............

     4) Date Filed:  .............

________________________________________________________________________________
________________________________________________________________________________

                          BIOCRAFT LABORATORIES, INC.
                                18-01 RIVER ROAD
                          FAIR LAWN, NEW JERSEY 07410

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders of Biocraft Laboratories, Inc., which will be held at 10:00 a.m. on Friday, May 31, 1996, at the Marriott at Glenpointe, 100 Frank Burr Blvd., Teaneck, New Jersey.

     At the Special Meeting, holders of Biocraft Common Stock will be asked to consider a proposal to approve and adopt an Agreement and Plan of Merger providing for a merger in which Biocraft will become a wholly owned subsidiary of Teva Pharmaceutical Industries Limited. Pursuant to the merger, each share of Biocraft Common Stock will be converted into the right to receive 0.461 American Depositary Shares ('ADSs') of Teva. Each ADS represents 10 Ordinary Shares of Teva.

     The proposed merger is described in the accompanying Proxy Statement/Prospectus, the forepart of which includes a summary of the terms of the merger and certain other information relating to the proposed transaction. I urge you to review carefully the Proxy Statement/Prospectus and the Annexes thereto.

     THE BIOCRAFT BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF BIOCRAFT AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD UNANIMOUSLY APPROVED THE AGREEMENT AND PLAN OF MERGER PROVIDING FOR THE MERGER AND RECOMMENDS THAT THE HOLDERS OF BIOCRAFT COMMON STOCK VOTE IN FAVOR OF THE AGREEMENT AND PLAN OF MERGER AT THE MEETING.

     I hope you will attend the Special Meeting. However, whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy card promptly and return it in the enclosed prepaid envelope. If you are present at the meeting you may, if you wish, withdraw your proxy and vote in person.

                                          HAROLD SNYDER
                                          Chairman, Chief Executive Officer
                                            and President

Fair Lawn, New Jersey
April 29, 1996

                          BIOCRAFT LABORATORIES, INC.
                                18-01 RIVER ROAD
                          FAIR LAWN, NEW JERSEY 07410
                            ------------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                  MAY 31, 1996
                            ------------------------

To the Stockholders of
Biocraft Laboratories, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the 'Special Meeting') of Biocraft Laboratories, Inc., a Delaware corporation ('Biocraft'), will be held on Friday, May 31, 1996, at the Marriott at Glenpointe, 100 Frank Burr Blvd., Teaneck, New Jersey, commencing at 10:00 a.m., local time, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (the 'Merger Agreement') dated as of January 29, 1996, among Teva Pharmaceutical Industries Limited, a company organized under the laws of the State of Israel ('Teva'), Genco Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Teva ('Merger Sub'), and Biocraft, providing for the merger of Merger Sub with and into Biocraft (the 'Merger'). Pursuant to the Merger, Biocraft will become a wholly owned subsidiary of Teva, and each outstanding share of Common Stock, par value $.01 per share, of Biocraft ('Biocraft Common Stock') will be converted into the right to receive 0.461 American Depositary Shares of Teva ('Teva ADSs'), each Teva ADS representing 10 Ordinary Shares, par value NIS 0.01 each, of Teva ('Teva Ordinary Shares'). A copy of the Merger Agreement is attached as Annex I to the accompanying Proxy Statement/Prospectus.

          2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 22, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

     The affirmative vote of holders of two-thirds (66 2/3%) of the outstanding shares of Biocraft Common Stock is necessary to approve and adopt the Merger Agreement providing for the Merger. The holders of approximately 60% of the outstanding shares of Biocraft Common Stock have executed an irrevocable proxy appointing Teva as agent to vote such shares in favor of the Merger Agreement and the Merger. In accordance with the Delaware General Corporation Law, holders of Biocraft Common Stock are not entitled to dissenters' appraisal rights in connection with the Merger.

     Whether or not you plan to attend the Special Meeting, please fill in, sign, date and return the enclosed form of proxy card promptly. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States.

                                          HAROLD SNYDER
                                          Chairman, Chief Executive Officer
                                            and President

Fair Lawn, New Jersey
April 29, 1996

                             YOUR VOTE IS IMPORTANT

           PLEASE DATE, SIGN AND COMPLETE THE ACCOMPANYING PROXY CARD
             AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                          BIOCRAFT LABORATORIES, INC.
              PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 1996
                            ------------------------
                     TEVA PHARMACEUTICAL INDUSTRIES LIMITED
                                   PROSPECTUS
                                   FOR UP TO
                      6,616,361 AMERICAN DEPOSITARY SHARES
     REPRESENTING 66,163,610 ORDINARY SHARES, PAR VALUE NIS 0.01 PER SHARE

     This Proxy Statement/Prospectus relates to the proposed merger (the 'Merger') of Biocraft Laboratories, Inc., a Delaware corporation ('Biocraft'), with Genco Merger Corporation, a Delaware corporation ('Merger Sub') and a wholly owned subsidiary of Teva Pharmaceutical Industries Limited, a company organized under the laws of the State of Israel ('Teva'), pursuant to an Agreement and Plan of Merger dated as of January 29, 1996 (the 'Merger Agreement'). As a result of the Merger, Biocraft will become a wholly owned subsidiary of Teva. At the effective time of the Merger (the 'Effective Time'), each outstanding share of Common Stock, par value $.01 per share, of Biocraft ('Biocraft Common Stock') will be converted into the right to receive 0.461 American Depositary Shares of Teva ('Teva ADSs'), each Teva ADS representing 10 Ordinary Shares, par value New Israeli Shekels ('NIS') 0.01 per share, of Teva ('Teva Ordinary Shares'). Biocraft is soliciting proxies from its stockholders for use at the Special Meeting of Stockholders of Biocraft scheduled to be held on Friday, May 31, 1996 (the 'Special Meeting') to consider the approval and adoption of the Merger Agreement providing for the Merger. The Merger is expected to be consummated immediately after approval of the Merger by the stockholders of Biocraft.

     This Proxy Statement/Prospectus constitutes both the proxy statement of Biocraft relating to the solicitation of proxies by its Board of Directors for use at the Special Meeting and the prospectus of Teva with respect to the Teva Ordinary Shares represented by Teva ADSs to be issued in the Merger in exchange for outstanding shares of Biocraft Common Stock. This Proxy Statement/Prospectus and the enclosed forms of proxy are first being sent to stockholders of Biocraft on or about May 2, 1996.

     SEE 'RISK FACTORS' ON PAGE 16 FOR A DESCRIPTION OF CERTAIN FACTORS CONCERNING TEVA AND ITS OPERATIONS FOLLOWING THE MERGER.
                            ------------------------
THE SECURITIES TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES HAVE NOT BEEN
   APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
     STATE  SECURITIES COMMISSION,  NOR HAS  THE SECURITIES  AND EXCHANGE
       COMMISSION OR  ANY STATE  SECURITIES COMMISSION  PASSED UPON  THE
        ACCURACY  OR ADEQUACY OF  THIS PROXY STATEMENT/PROSPECTUS. ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------
THE SECURITIES AUTHORITY OF  THE STATE OF ISRAEL  HAS EXEMPTED TEVA FROM  THE
   REQUIREMENT UNDER ISRAELI LAW TO OBTAIN A PERMIT TO PUBLISH THE PROSPECTUS
     IN  CONNECTION WITH THE OFFERING HEREUNDER. NOTHING IN THE EXEMPTION
       GRANTED SHALL BE CONSTRUED AS AN EXPRESSION OF OPINION AS TO  THE
                   QUALITY OF THE SECURITIES OFFERED HEREBY.

                            ------------------------
A  COPY OF THIS PROXY STATEMENT/PROSPECTUS WILL BE FILED WITH THE REGISTRAR OF
  COMPANIES AND THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL. ALL PERMITS,
     APPROVALS AND LICENSES REQUIRED UNDER THE LAWS OF THE STATE OF ISRAEL FOR THE OFFERING OF THE TEVA ORDINARY SHARES AND FOR THE PUBLICATION
             OF THIS PROXY STATEMENT/PROSPECTUS HAVE BEEN OBTAINED.

                            ------------------------

         The date of this Proxy Statement/Prospectus is April 29, 1996.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, IN CONNECTION WITH THE SOLICITATION AND THE OFFERING MADE BY THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH SOLICITATION OR OFFERING MAY NOT LAWFULLY BE MADE.

     NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF TEVA OR BIOCRAFT SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                             AVAILABLE INFORMATION

     Biocraft is subject to the informational requirements of the Securities Exchange Act of 1934 (the 'Exchange Act'), and Teva is subject to those informational requirements of the Exchange Act that are applicable to foreign private issuers. In accordance with the Exchange Act, Teva and Biocraft file reports and other information with the Securities and Exchange Commission (the 'SEC'). Biocraft also files proxies with the SEC in accordance with the Exchange Act. Teva is not subject to the SEC's proxy requirements. This filed material can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549, and at the following Regional Offices of the SEC: Chicago Regional Office (Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661) and New York Regional Office (Seven World Trade Center, 13th Floor, New York, New York 10048). Copies of such material can be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. In addition, such material for Teva can be inspected at the offices of the National Association of Securities Dealers, Inc. (the 'NASD'), 1735 K Street, N.W., Washington, DC 20006. Such material for Biocraft can be inspected at the offices of the New York Stock Exchange, Inc. (the 'NYSE'), 20 Broad Street, New York, New York 10005.

     Teva has filed a Registration Statement on Form F-4 (the 'Registration Statement') with the SEC under the Securities Act of 1933, as amended (the 'Securities Act') with respect to the Teva Ordinary Shares, represented by Teva ADSs, to be issued upon consummation of the Merger. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Copies of the Registration Statement (including such omitted portions) are available from the SEC upon payment of prescribed rates. For further information, reference is made to the Registration Statement and the exhibits filed therewith. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus relating to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

     Teva is currently exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of such Act. Teva is not required under the Exchange Act to publish financial statements as frequently or as promptly as are United States companies subject thereto. Teva will, however, continue to furnish its shareholders with annual reports containing audited financial statements and quarterly reports containing unaudited results of operations as well as such other reports as may from time to time be authorized by Teva's Board of Directors or be required under law.

     Teva prepares its consolidated financial statements in accordance with accounting principles generally accepted in Israel ('Israel GAAP') and the United States ('U.S. GAAP'). As applicable to Teva's financial statements, such accounting principles are practically identical, except as described in Note 12 of Notes to Consolidated Financial Statements contained in Teva's Annual Report on Form 20-F for the fiscal year ended December 31, 1995.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following Teva documents are incorporated by reference in this Proxy Statement/Prospectus:

          (a) Annual Report on Form 20-F for the year ended December 31, 1995 (File No. 0-16174); and

          (b) Reports of Foreign Issuer on Form 6-K pursuant to Rules 13a-16 and 15d-16, filed with the SEC on January 4, 1996, January 11, 1996, January 18, 1996, January 30, 1996, March 4, 1996, March 5, 1996, March 15, 1996,
     April 2, 1996, April 15, 1996, April 17, 1996 and April 19, 1996.

     The following Biocraft documents are incorporated by reference in this Proxy Statement/Prospectus:

          (a) Annual Report on Form 10-K for the year ended March 31, 1995 (File No. 1-8867), as amended by Form 10-K/A-1 filed with the SEC on April 29, 1996; and

          (b) Quarterly Reports on Form 10-Q for the periods ended June 30, 1995, September 30, 1995 and December 31, 1995.

     All reports and definitive proxy or information statements filed by Teva and Biocraft pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated in this Proxy Statement/Prospectus shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus. All information appearing in this Proxy Statement/Prospectus or in any document incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein and should be read together with such information and documents.

     All information contained in this Proxy Statement/Prospectus relating to Teva or Merger Sub has been supplied by Teva, and all information relating to Biocraft has been supplied by Biocraft.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS (EXCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY
INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED UPON ORAL OR WRITTEN REQUEST. WITH RESPECT TO TEVA'S DOCUMENTS, REQUESTS SHOULD BE DIRECTED TO 5 BASEL STREET, P.O. BOX 3190, PETACH TIKVA 49131 ISRAEL, ATTN: UZI KARNIEL (TELEPHONE:
011-972-3-9267267). WITH RESPECT TO BIOCRAFT'S DOCUMENTS, REQUESTS SHOULD BE DIRECTED TO 18-01 RIVER ROAD, FAIR LAWN, NEW JERSEY 07410, ATTN: ETHYL ANDERSEN (TELEPHONE: (201) 703-0400). IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MAY 24, 1996.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
SUMMARY....................................................................................................     7
     Special Meeting.......................................................................................     7
     Votes Required........................................................................................     7
     The Merger............................................................................................     7
     Irrevocable Proxy and Termination Rights Agreement....................................................    11
     Regulatory Matters....................................................................................    11
     Certain Tax Consequences of the Merger................................................................    11
     Anticipated Accounting Treatment......................................................................    12
     Absence of Appraisal Rights...........................................................................    12
     Market Price Data.....................................................................................    12
     Certain Significant Considerations....................................................................    12
     Teva and Biocraft Selected Historical and Pro Forma Combined Financial Data...........................    13
     Comparative Per ADS and Per Share Data................................................................    15
RISK FACTORS...............................................................................................    16
     Fixed Exchange Ratio..................................................................................    16
     Difficulty of Integration of Operations Following the Merger..........................................    16
     Regulatory Status of Copaxone'r'......................................................................    16
     Biocraft's History of Regulatory Problems.............................................................    16
     Dependency on Product Development.....................................................................    17
     Competition and Technological Change..................................................................    17
     Government Regulation.................................................................................    18
     Product Liability.....................................................................................    18
     Pharmaceutical Pricing and Health Care Reform.........................................................    18
     Legal Proceedings.....................................................................................    19
     Foreign Operations....................................................................................    19
     Risk of More Limited Information from Foreign Private Issuer..........................................    19
     Service and Enforcement of Legal Process..............................................................    19
THE SPECIAL MEETING........................................................................................    20
     Special Meeting.......................................................................................    20
     Record Date; Shares Entitled to Vote..................................................................    21
     Vote Required and Irrevocable Proxy...................................................................    21
     Proxies; Proxy Solicitation...........................................................................    21
     Miscellaneous.........................................................................................    22
THE MERGER.................................................................................................    22
     Background of the Merger..............................................................................    22
     Recommendation of the Biocraft Board and Biocraft's Reasons for the Merger............................    23
     Certain Advantages and Disadvantages of the Merger to Biocraft and its Stockholders...................    24
     Teva's Reasons for the Merger.........................................................................    24
     Opinion of Financial Advisor..........................................................................    25
     Effective Time........................................................................................    28
     Exchange Ratio........................................................................................    28
     Exchange Agent; Exchange Procedures; Distributions with Respect to Unexchanged Shares; No Further
      Ownership Rights in Biocraft Common Stock; No Fractional Teva ADSs...................................    28
     Admission for Trading on NASDAQ National Market.......................................................    30
     Cessation of NYSE Trading and Deregistration of Biocraft Common Stock After the Merger................    30
     Certain Significant Considerations....................................................................    30
     Certain Tax Consequences of the Merger................................................................    30
     Anticipated Accounting Treatment......................................................................    31
     Absence of Appraisal Rights...........................................................................    31
     Irrevocable Proxy and Termination Rights Agreement....................................................    31

                                                                                                              PAGE
                                                                                                              ----
     Interests of Certain Persons in the Merger............................................................    32
     Operations After the Merger...........................................................................    33
     Effect on Dividend Reinvestment Plan..................................................................    33
     Severance Payments; Effect on Employee Benefit and Stock Option Plans; Indemnification................    34
     Regulatory Filings and Approvals......................................................................    35
     Resale of Teva ADSs...................................................................................    36
     Right of the Biocraft Board to Withdraw Recommendation................................................    36
DESCRIPTION OF TEVA........................................................................................    37
DESCRIPTION OF BIOCRAFT....................................................................................    37
COMPARATIVE STOCK PRICES AND DIVIDENDS.....................................................................    38
     Teva ADSs.............................................................................................    38
     Teva Ordinary Shares..................................................................................    39
     Dividends on Teva Ordinary Shares.....................................................................    39
     Biocraft Common Stock.................................................................................    40
     Dividends on Biocraft Common Stock....................................................................    41
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS................................................    42
TERMS OF THE MERGER AGREEMENT..............................................................................    48
     The Merger; Exchange and Conversion of Shares.........................................................    48
     Exchange of Share Certificates........................................................................    48
     Treatment of Biocraft Stock Options...................................................................    49
     Effective Time........................................................................................    49
     Termination Rights....................................................................................    50
     Certain Fees and Expenses.............................................................................    50
     Conditions to the Merger..............................................................................    51
     Representations and Warranties........................................................................    53
     Indemnification; Officers' and Directors' Liability Insurance.........................................    53
     Certain Covenants of Biocraft.........................................................................    53
     Certain Covenants of Teva.............................................................................    54
     No Solicitation of Other Offers.......................................................................    55
     Amendments............................................................................................    55
DESCRIPTION OF TEVA ORDINARY SHARES........................................................................    56
DESCRIPTION OF AMERICAN DEPOSITARY SHARES..................................................................    56
     American Depositary Receipts..........................................................................    56
     Deposit and Withdrawal of Teva Ordinary Shares........................................................    56
     Dividends, Other Distributions and Rights.............................................................    57
     Record Dates..........................................................................................    59
     Reports and Other Communications......................................................................    59
     Voting of the Underlying Teva Ordinary Shares.........................................................    59
     Amendment and Termination of the Deposit Agreement....................................................    60
     Charges of Depositary.................................................................................    60
     Liability of Holders for Taxes, Duties or Other Charges...............................................    61
     Transfer of American Depositary Receipts..............................................................    61
     General...............................................................................................    61
COMPARISON OF STOCKHOLDER RIGHTS...........................................................................    62
     Vote Required for Certain Actions.....................................................................    62
     Appraisal Rights......................................................................................    62
     Stockholders' Meeting.................................................................................    63
     Action by Written Consent of Stockholders.............................................................    63
     Election of Directors; Classes of Directors; Cumulative Voting........................................    63
     Newly Created Directorships and Vacancies.............................................................    64
     Removal of Directors..................................................................................    64
     Dividends.............................................................................................    65

                                                                                                              PAGE
                                                                                                              ----
     Treasury Shares.......................................................................................    65
     Business Combinations.................................................................................    65
     Limitation on Directors' Liability; Indemnification of Officers and Directors.........................    66
     Loans to Directors and Officers.......................................................................    66
     Special Meetings......................................................................................    66
     Warrants or Options...................................................................................    67
     Stockholder Suits.....................................................................................    67
     Registration of Shares in Name of Pledgee.............................................................    67
     Inspection of Corporate Books and Records; Shareholder Lists..........................................    67
SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND OWNERS OF 5% OR MORE OF BIOCRAFT COMMON STOCK......    68
EXPERTS....................................................................................................    69
LEGAL MATTERS..............................................................................................    69
ANNEX I -- Agreement and Plan of Merger
ANNEX II -- Opinion of Goldman, Sachs & Co.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement/Prospectus, in the attached Annexes and in the documents incorporated herein by reference. Stockholders are urged to read carefully this Proxy Statement/Prospectus and the attached Annexes in their entirety.

     This Proxy Statement/Prospectus relates to the proposed merger (the 'Merger') of Biocraft Laboratories, Inc., a Delaware corporation ('Biocraft'), with Genco Merger Corporation, a Delaware corporation ('Merger Sub') and a wholly owned subsidiary of Teva Pharmaceutical Industries Limited, a company organized under the laws of the State of Israel ('Teva'), pursuant to an Agreement and Plan of Merger dated as of January 29, 1996 (the 'Merger Agreement'). As a result of the Merger, Biocraft will become a wholly owned subsidiary of Teva. At the effective time of the Merger (the 'Effective Time'), each outstanding share of Common Stock, par value $.01 per share, of Biocraft (the 'Biocraft Common Stock') will be converted into the right to receive 0.461 American Depositary Shares of Teva ('Teva ADSs'), each Teva ADS representing 10 Ordinary Shares, par value NIS 0.01 per share, of Teva ('Teva Ordinary Shares'). Teva ADSs are represented by American Depositary Receipts ('ADRs'). The exchange ratio of 0.461 Teva ADSs for each share of Biocraft Common Stock, as set forth in the Merger Agreement, is hereinafter referred to as the 'Exchange Ratio'.

SPECIAL MEETING

     A Special Meeting of the stockholders of Biocraft will be held at 10:00 a.m., local time, on Friday, May 31, 1996 (the 'Special Meeting'), at the Marriott at Glenpointe, 100 Frank Burr Blvd., Teaneck, New Jersey. Only holders of record of Biocraft Common Stock at the close of business on Monday, April 22, 1996 (the 'Record Date'), will be entitled to notice of, and to vote at, the Special Meeting. At the Special Meeting, holders of Biocraft Common Stock will be asked to consider and vote upon the approval of the Merger Agreement, a copy of which is attached as Annex I to this Proxy Statement/Prospectus, pursuant to which Merger Sub will be merged with and into Biocraft. Biocraft will be the surviving corporation in the Merger (the 'Surviving Corporation') and will become a wholly owned subsidiary of Teva. Holders of Biocraft Common Stock will also transact such other business as may properly come before the Special Meeting.

VOTES REQUIRED

     The affirmative vote of the holders of two-thirds (66 2/3%) of the outstanding shares of Biocraft Common Stock is required for the approval of the Merger Agreement. As an inducement for Teva to enter into the Merger Agreement, Harold Snyder, Biocraft's current Chairman, Chief Executive Officer and President, Beatrice Snyder, Biocraft's current Senior Vice President and Secretary, and their children as trustees for certain trusts which Mr. and Mrs. Snyder have established, holding in the aggregate approximately 60% of the outstanding Biocraft Common Stock, have executed an Irrevocable Proxy and Termination Rights Agreement (the 'Irrevocable Proxy') pursuant to which such stockholders have, among other things, appointed Teva their lawful agent, attorney and proxy to vote such shares of Biocraft Common Stock in favor of the Merger Agreement and the Merger. See 'THE MERGER -- Irrevocable Proxy and Termination Rights Agreement' and 'THE SPECIAL MEETING -- Vote Required and Irrevocable Proxy'.

     The approval of the shareholders of Teva is not required to effect the Merger.

THE MERGER

     The Parties. Teva develops, manufactures and markets branded, generic (off-patent) and branded generic pharmaceutical products. Teva also manufactures and sells bulk pharmaceutical chemicals, hospital supplies, veterinary products, yeast and alcohol. Teva is the leading supplier of such products in Israel and has manufacturing facilities in Israel, Europe and the United States. Over 60% of its sales are generated outside of Israel. The principal executive offices of Teva are located at 5 Basel Street, Petach Tikva 49131 Israel. The telephone number is 011-972-3-9267267.

     Merger Sub, a Delaware corporation, is a wholly owned subsidiary of Teva formed solely for the purpose of effecting the Merger.

     Biocraft develops, manufactures and markets generic drugs in the United States. Its facilities are located in Northern New Jersey and in Missouri. The principal executive offices of Biocraft are located at 18-01 River Road, Fair Lawn, New Jersey 07410. The telephone number is (201) 703-0400.

     Exchange Ratio. At the Effective Time, each outstanding share of Biocraft Common Stock, other than treasury shares, will be converted into the right to receive 0.461 Teva ADSs, each Teva ADS representing 10 Teva Ordinary Shares. No fractional Teva ADSs will be issued in the Merger and the holders of shares of Biocraft Common Stock will be entitled to a cash payment in lieu of any such fractional Teva ADSs which would otherwise be issued in the Merger.

     Recommendation of the Biocraft Board and Reasons for the Merger; Certain Advantages and Disadvantages. THE BIOCRAFT BOARD HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT, DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF BIOCRAFT AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS OF BIOCRAFT VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT. In reaching its decision to adopt the Merger Agreement and recommend the Merger, the Biocraft Board considered a number of factors. See 'THE MERGER -- Background of the Merger' and ' -- Recommendation of the Biocraft Board and Biocraft's Reasons for the Merger'. See also 'THE MERGER -- Certain Advantages and Disadvantages of the Merger to Biocraft and its Stockholders' for a summary of certain actual and potential advantages and disadvantages of the Merger.

     Opinion of Financial Advisor. Goldman, Sachs & Co. ('Goldman Sachs') delivered its oral opinion on January 28, 1996 to the Board of Directors of Biocraft that the Exchange Ratio pursuant to the Merger is fair to the holders of Biocraft Common Stock. Goldman Sachs confirmed its oral opinion by delivery of its written opinion dated January 29, 1996. In addition, Goldman Sachs subsequently confirmed its earlier opinion by delivery of its written opinion dated as of the date hereof. The full text of the written opinion of Goldman Sachs dated as of the date hereof, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex II to this Proxy Statement/Prospectus and is incorporated herein by reference. HOLDERS OF BIOCRAFT COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. See 'THE MERGER -- Opinion of Financial Advisor'.

     Interests of Certain Persons in the Merger. As of the Record Date, directors and executive officers of Biocraft and their affiliates owned (i) 9,104,884 shares of Biocraft Common Stock (for which they will receive the same consideration as other Biocraft stockholders) and (ii) options to acquire 117,400 shares of Biocraft Common Stock, which will be treated in the Merger as described below under 'THE MERGER -- Severance Payments; Effect on Employee Benefit and Stock Option Plans'. In addition, Harold Snyder, Biocraft's current Chairman, President and Chief Executive Officer, and Beatrice Snyder, Biocraft's current Senior Vice President and Secretary, are expected to be parties to employment agreements with the Surviving Corporation pursuant to which their employment with the Surviving Corporation shall continue and their current compensation and other benefits will continue to be provided to them following the Effective Time. Pursuant to such employment agreements, Mr. Snyder will serve as Senior Vice President and Mrs. Snyder will serve as Vice President - Cost Accounting and Inventory and Secretary of the Surviving Corporation. In addition, Mr. Snyder and Mrs. Snyder will be nominated at the next annual meeting of Teva shareholders to serve on Teva's Board of Directors. Mr. Snyder is also expected to be designated as a member of Teva's executive committee. See 'THE MERGER -- Interests of Certain Persons in the Merger'. The Merger Agreement also provides for the payment of certain severance benefits to executive officers and employees of Biocraft. See 'THE MERGER -- Severance Payments; Effect on Employee Benefit and Stock Option Plans; Indemnification -- Severance Payments'.

     Security Ownership of Certain Persons; Irrevocable Proxies. As of the Record Date, there were 14,184,843 shares of Biocraft Common Stock outstanding, of which 9,104,884 shares (approximately 64.2% of the outstanding shares of Biocraft Common Stock) were beneficially owned by directors and executive officers of Biocraft and their affiliates. See 'SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND OWNERS OF 5% OR MORE OF BIOCRAFT COMMON

STOCK'. All such directors and executive officers and their affiliates have indicated to Biocraft that they intend to vote or direct the vote of all such shares in favor of the approval of the Merger Agreement. In addition, Harold and Beatrice Snyder and their children as trustees for certain trusts which Mr. and Mrs. Snyder have established, holding in the aggregate approximately 60% of the outstanding shares of Biocraft Common Stock, have appointed Teva as irrevocable proxy to vote their shares in favor of approval of the Merger Agreement and the Merger.

     Dividend Reinvestment Plan. Biocraft has amended, pursuant to the Merger Agreement, the Stockholder Dividend Reinvestment and Stock Purchase Plan to terminate the supplemental payment investment option offered thereunder. Teva does not have a comparable plan; accordingly, no dividend reinvestment plan will be available following the Merger to former holders of Biocraft Common Stock.

     Stock Option Plans. Pursuant to the Merger Agreement, prior to the Effective Time the Biocraft Board will terminate the Biocraft Incentive Stock Option Plan and the 1987 Directors' Stock Option Plan and each holder of options under such plans will, in accordance with the terms of his or her option agreements, have the right to exercise, by written notice, all such options, whether or not then exercisable by the terms of the applicable option agreement. Options as to which no notice of exercise is received by Biocraft (other than options held by executive officers or directors subject to Section 16 of the Exchange Act) will be converted into the right to receive promptly after the Effective Time, as to each share of Biocraft Common Stock covered thereby (without regard to any then applicable restrictions on the exercise of such options), the number of Teva ADSs determined by (i) multiplying the Exchange Ratio by the fair market value of a Teva ADS on the Effective Date, (ii) subtracting from the product of such multiplication the sum of the applicable per share exercise price plus applicable per share withholding for taxes (which will be appropriately remitted to the applicable tax authority on behalf of such optionee) and (iii) dividing the amount obtained in clause (ii) by the fair market value of a Teva ADS on the Effective Date. For such purpose, the fair market value of a Teva ADS on the NASDAQ National Market shall mean the average of the last sale prices of a Teva ADS on the NASDAQ National Market on each of the ten trading days ending two trading days prior to the Effective Date. In addition, prior to the Effective Time, but subject to the Merger, the Biocraft Board will cause Biocraft's Restricted Stock Purchase Plan to be amended to (a) provide that no further restricted stock grants be made after the Effective Time and (b) provide that the terms and conditions of such Plan will apply to the Teva Ordinary Shares and the Teva ADSs representing such Teva Ordinary Shares issued upon the Merger to the holders of restricted stock under such Plan, and such holders shall thereafter hold such Teva ADSs and Teva Ordinary Shares subject to the terms and conditions of such Plan, including without limitation any requirement for the legending of certificates evidencing such securities.

     Conditions to the Merger. The obligations of Teva, Merger Sub and Biocraft to consummate the Merger are subject to the satisfaction or waiver of various conditions, including, without limitation, obtaining Biocraft stockholder approval and admission for trading (subject to official notice of issuance) on the NASDAQ National Market of the Teva ADSs representing Teva Ordinary Shares to be issued in connection with the Merger. See 'TERMS OF THE MERGER AGREEMENT -- Conditions to the Merger'.

     No Solicitation. The Merger Agreement provides that Biocraft may not, nor may it permit any of its subsidiaries to, nor may it authorize or permit any of its officers or directors or any investment banker, attorney or other advisor or representative retained by it or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal (as defined therein), or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. However, to the extent required by the fiduciary obligations of the Biocraft Board (as determined in good faith by the Biocraft Board after reviewing the advice of outside counsel), Biocraft may, in response to an unsolicited Takeover Proposal and subject to compliance with Biocraft's responsibility to keep Teva informed in all material respects of the status and details of any such Takeover Proposal and certain other conditions, (a) furnish and discuss information with respect to Biocraft to any person pursuant to a customary confidentiality agreement (as determined by Biocraft's outside counsel) with such person and (b) participate in negotiations and discussions regarding such Takeover Proposal. See 'TERMS OF THE MERGER AGREEMENT -- No Solicitation of Other Offers'.

     Right of the Biocraft Board to Withdraw Recommendation. Under the Merger Agreement, the Biocraft Board or any committee thereof may not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Teva or Merger Sub, the Biocraft Board's approval or recommendation of the Merger Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, if the Biocraft Board receives a Takeover Proposal that, in the exercise of its fiduciary obligations (as determined in good faith by the Biocraft Board, after reviewing the advice of outside counsel), it determines to be Superior Proposal, the Biocraft Board may
(a) withdraw or modify its approval or recommendation of the Merger Agreement or the Merger, (b) approve or recommend any Superior Proposal (as defined in the Merger Agreement), (c) enter into an agreement with respect to such Superior Proposal or (d) terminate the Merger Agreement, in each case at any time after the second business day following Teva's receipt of written notice advising Teva that the Biocraft Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. In addition, if Biocraft proposes to enter into an agreement with respect to any Takeover Proposal, the Merger Agreement requires Biocraft, concurrently with entering into such an agreement, to pay to Teva the fees and expenses described below under ' -- Certain Fees and Expenses'. See 'THE MERGER -- Right of the Biocraft Board to Withdraw Recommendation'.

     Certain Fees and Expenses. The Merger Agreement requires Biocraft to pay promptly to Teva a termination fee in the amount of $6 million, plus all expenses described therein, if the Merger Agreement is terminated by Biocraft in accordance with the provisions described above under 'Right of the Biocraft Board to Withdraw Recommendation' or is terminated by Teva as a result of (i) the withdrawal or modification by the Biocraft Board of its approval or recommendation of the Merger to Biocraft's stockholders or its approval or recommendation to Biocraft's stockholders of any Takeover Proposal, or its resolution to do the foregoing, (ii) the occurrence of a Third Party Acquisition (as defined therein), or (iii) a material breach of any covenant, representation or warranty, of Biocraft in the Merger Agreement or the Special Meeting being canceled or not being held by August 15, 1996 (except as a result of a judgment, injunction, order or decree of any competent authority or events beyond the reasonable control of Biocraft) and, within 12 months of such termination, Biocraft enters into an agreement with certain persons with respect to a Third Party Acquisition, or a Third Party Acquisition occurs with certain persons. The Merger Agreement also requires Teva to pay promptly to Biocraft a termination fee in the amount of $6 million, plus all expenses described therein, if the Merger Agreement is terminated due to a material breach of a covenant, representation or warranty of Teva in the Merger Agreement and, within 12 months after such termination, Teva is acquired by merger, tender offer or otherwise, or a person acquires 20% or more of Teva's total assets or outstanding Ordinary Shares or Teva enters into an agreement with respect to the foregoing. Expenses are also payable in certain other circumstances. See 'TERMS OF THE MERGER AGREEMENT -- Certain Fees and Expenses'.

     Termination. The Merger Agreement may be terminated, and the Merger contemplated thereby may be abandoned, at any time prior to the Effective Time, whether before or after approval by the stockholders of Biocraft of matters presented in connection with the Merger, (i) by mutual written consent of Teva, Merger Sub and Biocraft, (ii) by Teva if the required approval of the stockholders of Biocraft is not obtained or the Special Meeting is canceled or is otherwise not held prior to August 15, 1996 (except in certain circumstances), or (iii) by either Teva or Biocraft if (a) the Merger shall not have been consummated on or before August 31, 1996, (b) any law or regulation of any competent authority makes the Merger illegal or prohibited or any final judgment, injunction, order or decree prohibits the Merger or (c) if there is a material breach of a covenant or a breach of a representation or warranty which breach materially and adversely affects the value of the breaching party which is not cured within the specified period, (iv) by Biocraft, under the circumstances set forth above under 'Right of the

Biocraft Board to Withdraw Recommendation' or (v) by Teva if (a) the Biocraft Board shall have withdrawn or modified in a manner adverse to Teva its approval or recommendation of the Merger or the Merger Agreement, or approved or recommended any Takeover Proposal, or resolved to take any of the foregoing actions, or (b) a Third Party Acquisition shall have occurred. See 'TERMS OF THE MERGER AGREEMENT -- Termination Rights'.

IRREVOCABLE PROXY AND TERMINATION RIGHTS AGREEMENT

     As an inducement for Teva to enter into the Merger Agreement, Harold Snyder, Biocraft's current Chairman, Chief Executive Officer and President, Beatrice Snyder, Biocraft's current Senior Vice President and Secretary, and their children as trustees for certain trusts which Mr. and Mrs. Snyder have established, holding in the aggregate approximately 60% of the outstanding Biocraft Common Stock, have executed the Irrevocable Proxy pursuant to which such stockholders have appointed Teva their lawful agent, attorney and proxy to vote such shares of Biocraft Common Stock in favor of the Merger Agreement and the Merger. In addition, pursuant to the Irrevocable Proxy, if the Merger Agreement is terminated in certain specified circumstances and a stockholder who is a party to the Irrevocable Proxy sells or otherwise disposes of any of such stockholder's Biocraft Common Stock pursuant to a Third Party Acquisition (as defined in the Merger Agreement), then such stockholder is obligated to pay to Teva such stockholder's Profit per Share (as defined therein) multiplied by the number of shares of Biocraft Common Stock sold by such stockholder. See 'THE MERGER -- Irrevocable Proxy and Termination Rights Agreement'.

REGULATORY MATTERS

     Antitrust. The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act'), and the rules and regulations thereunder, which provide that certain transactions may not be consummated until required information and material have been furnished to the Antitrust Division of the Department of Justice (the 'Antitrust Division') and the Federal Trade Commission (the 'FTC') and certain waiting periods have expired or been terminated. Biocraft and Teva filed the required information and material with the Antitrust Division and the FTC on March 1, 1996. Early termination of the statutory waiting period under the HSR Act was granted on March 28, 1996. See 'THE MERGER -- Regulatory Filings and Approvals -- Antitrust'.

     Israeli Regulatory Approvals. The consummation of the Merger is conditioned upon (i) there being in effect the consent of the Controller of Foreign Currency of the Bank of Israel (the 'Controller of Foreign Currency') to the Merger, the issuance of the Teva Ordinary Shares and certain of the transactions contemplated in connection with the Merger, (ii) Teva having received the required permit from the Israeli Securities Authority to publish a prospectus in connection with the Merger or having obtained an exemption from such requirement and (iii) consent in principle having been granted by the Tel Aviv Stock Exchange ('TASE') to list the Teva Ordinary Shares to be issued in connection with the Merger. Teva has obtained the consent of the Controller of Foreign Currency to the Merger, the issuance of the Teva Ordinary Shares and the transactions contemplated thereby. Teva has obtained from the Israeli Securities Authority an exemption from the requirement to publish a prospectus in connection with the Merger. Both the Listing and the Executive Committees of the TASE have recommended to the TASE Board of Directors to consent in principle to list the Teva Ordinary Shares to be issued pursuant to this Proxy Statement/Prospectus. The TASE Board of Directors is scheduled to consider the matter on May 2, 1996. See 'THE MERGER -- Regulatory Filings and Approvals -- Israeli Regulatory Approvals'.

CERTAIN TAX CONSEQUENCES OF THE MERGER

     The Merger is intended to qualify as a 'tax-free reorganization' for United States Federal income tax purposes. Accordingly, no gain or loss will be recognized for United States Federal income tax purposes by the Biocraft stockholders as a result of the exchange of shares of Biocraft Common Stock for Teva ADSs representing Teva Ordinary Shares in the Merger. However, cash received by Biocraft stockholders in lieu of fractional Teva ADSs may give rise to taxable gain or loss. In addition, any

Biocraft stockholder that is a United States citizen or resident or a domestic corporation and which owns (directly, indirectly or constructively) five percent or more of the Teva Ordinary Shares immediately following the Effective Time may have to comply with certain requirements to avoid recognizing gain, if any, on the exchange. Each stockholder of Biocraft is urged to consult his or her tax advisor to determine the specific tax consequences of the Merger to such stockholder.

     The obligations of Teva and Biocraft to consummate the Merger are each subject to the receipt of an opinion of their respective tax counsel to the effect that the Merger will be a 'tax-free reorganization' for United States Federal income tax purposes. For a further discussion of the tax consequences of the Merger, see 'THE MERGER -- Certain Tax Consequences of the Merger'.

ANTICIPATED ACCOUNTING TREATMENT

     Teva and Biocraft believe that the Merger will qualify as a 'pooling-of-interests' for accounting and financial reporting purposes. It is a condition to the consummation of the Merger that Kesselman & Kesselman, the independent auditors for Teva, and Ernst & Young LLP, the independent auditors for Biocraft, issue their opinions that there is no fact or circumstance known to them concerning Teva or Merger Sub, on the one hand, or Biocraft, on the other hand, respectively, which would cause the Merger not to be recorded for accounting purposes as a 'pooling-of-interests' transaction. See 'THE MERGER -- Anticipated Accounting Treatment'.

ABSENCE OF APPRAISAL RIGHTS

     Stockholders of Biocraft will not be entitled to appraisal rights under Delaware law in connection with the Merger. See 'THE MERGER -- Absence of Appraisal Rights'.

MARKET PRICE DATA

     Teva ADSs representing Teva Ordinary Shares (symbol: TEVIY) are admitted for trading on the NASDAQ National Market and Biocraft Common Stock (symbol:
BCL) is listed on the NYSE. Teva Ordinary Shares are listed for trading on the Tel Aviv Stock Exchange.

     The following table sets forth the high and low sales prices per Teva ADS on the NASDAQ National Market and per share of Biocraft Common Stock on the NYSE (on a historical and equivalent per share basis) on January 26, 1996, the last trading day in the United States prior to public announcement of the signing of the Merger Agreement:

                                                                     HIGH      LOW
                                                                    ------    ------

Teva ADSs........................................................   $46.00    $45.25
Biocraft Common Stock
     Historical..................................................   $13.63    $12.75
     Equivalent share basis(1)...................................    21.21     20.86

- ------------

(1) Equivalent share basis is determined by multiplying the applicable Teva ADS price by 0.461 to reflect the terms of the Merger Agreement.

     The last reported sales price of the Teva Ordinary Shares on the Tel Aviv Stock Exchange on January 28, 1995, the last trading day on such exchange prior to public announcement of the signing of the Merger Agreement, was $4.58. Each Teva ADS represents 10 Teva Ordinary Shares. See 'COMPARATIVE STOCK PRICES AND DIVIDENDS'.

CERTAIN SIGNIFICANT CONSIDERATIONS

     In considering whether to approve and adopt the Merger Agreement providing for the Merger, stockholders of Biocraft should carefully consider those factors described under 'RISK FACTORS' as well as the fact that the Exchange Ratio is fixed and will not be adjusted based on changes in the price of the Teva ADSs, and the price of the Teva ADSs at the Effective Time may vary from the price as of the date of this Proxy Statement/Prospectus or the date on which stockholders of Biocraft vote on the Merger due to changes in the business, operations or prospects of Teva, market assessments of the likelihood that the Merger will be consummated and the timing thereof, general market and economic conditions, and other factors.

                               TEVA AND BIOCRAFT
           SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

     The following tables present selected historical financial data of Teva and Biocraft and selected pro forma combined financial data, after giving effect to the Merger under the 'pooling of interests' method of accounting as if the Merger had been consummated at the beginning of the periods presented, and, with respect to the pro forma statement of income for the year ended December 31, 1995, after giving effect to the acquisitions by Teva of Biogal Pharmaceutical Works Ltd. and Industrie Chimiche Italiane S.p.A. under the 'purchase' method of accounting, as if they had occurred as of January 1, 1995. Teva's and Biocraft's historical financial data for each of the annual periods presented have been derived from their respective audited consolidated financial statements previously filed with the SEC. Biocraft's historical financial data for the nine months ended December 31, 1995 and 1994 presented, have been derived from Biocraft's unaudited financial statements previously filed with the SEC. All such financial statements have been incorporated by reference herein. Biocraft's unaudited interim financial information as of December 31, 1995 and for the periods ended December 31, 1995 and 1994 includes all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management of Biocraft, necessary for a fair presentation of the results of operations for such interim periods. Operating results for the nine months ended December 31, 1995 are not necessarily indicative of the results that may be achieved for the year ended March 31, 1996. Biocraft's historical financial data should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the consolidated financial statements and related notes thereto incorporated by reference herein. The historical financial data for Teva are presented for each of the five years in the period ended December 31, 1995. Biocraft's historical financial data are presented on the basis of fiscal years ended March 31.

     The selected pro forma combined financial data have been derived from, or prepared on a basis consistent with, the unaudited pro forma combined financial statements included in this Proxy Statement/Prospectus. Pro forma earnings per Teva ADS are computed assuming that 0.461 Teva ADSs are issued in exchange for each share of Biocraft Common Stock in the Merger. For purposes of the pro forma information, Biocraft's financial data for all periods presented have been recast to reflect the results of operations on a calendar year basis, prior to combination of those results with the results of Teva. The selected pro forma combined financial data should be read in conjunction with, and is qualified in its entirety by reference to, the unaudited pro forma combined financial data and the notes thereto. See 'UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS'. The following data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred or that will occur after consummation of the Merger.

                                TEVA HISTORICAL

                                                                           YEARS ENDED DECEMBER 31,
                                                              ---------------------------------------------------
                                                               1995       1994       1993       1992       1991
                                                              -------    -------    -------    -------    -------
                                                                (IN THOUSANDS US DOLLARS, EXCEPT PER ADS DATA)
Operating Data:
     Sales.................................................   667,677    587,711    501,975    396,336    320,983
     Gross profit..........................................   278,158    258,478    213,855    154,387    117,034
     Write-off in accordance with General Health Fund debt
       arrangement.........................................     4,745      --         --         --         --
     Operating income......................................   110,413    106,730     87,981     54,729     35,477
     Net income............................................    79,792     71,646     57,475     31,734     23,282
     Earnings per ADS
          Primary..........................................      1.46       1.32       1.07       0.61       0.49
          Fully diluted....................................      1.46       1.32       1.07       0.61       0.46
     Weighted average number of ADSs outstanding:
          Primary..........................................    55,112     54,968     54,950     54,111     47,120
          Fully diluted....................................    55,112     54,968     54,950     54,111     51,109
     Cash dividends per ADS................................      0.26       0.26       0.21       0.11       0.09
Balance Sheet Data at End of Period:
     Working capital.......................................    64,792    159,782    123,577     90,775    102,315
     Total assets..........................................   871,294    675,983    562,917    433,650    368,623
     Long-term debt........................................    40,763     80,838     50,914     12,769     23,348
     Shareholders' equity..................................   402,883    342,037    267,526    216,538    178,977
     Book value per ADS....................................      7.38       6.26       5.05       4.18       3.80
U.S. GAAP Data
Net income.................................................    81,461     70,095     53,848     36,414     23,282
     Earnings per ADS:
          Primary..........................................      1.49       1.29       1.00       0.69       0.49
          Fully diluted....................................      1.49       1.29       1.00       0.69       0.46

                              BIOCRAFT HISTORICAL

                                                NINE MONTHS
                                                   ENDED
                                               DECEMBER 31,                    FISCAL YEARS ENDED MARCH 31,
                                        ---------------------------   -----------------------------------------------
                                            1995           1994        1995      1994      1993      1992      1991
                                        ------------   ------------   -------   -------   -------   -------   -------
                                                      (IN THOUSANDS US DOLLARS, EXCEPT PER SHARE DATA)

Operating Data:
     Sales............................     106,729        102,891     140,794   143,149   113,176    84,259    76,121
     Gross profit.....................      14,360         17,534      25,085    33,509    24,005     9,434    17,952
     Net income (loss)................      (4,726)        (2,533)     (2,395)    6,105     5,856    (6,740)    3,708
     Earnings (loss) per share........       (0.33)         (0.18)      (0.17)     0.43      0.42     (0.48)     0.27
     Cash dividends per share.........          --           0.10        0.10      0.10      0.10      0.10      0.10
Balance Sheet Data at End of Period:
     Working capital..................      55,145         55,452      60,177    63,256    60,642    60,032    62,919
     Total assets.....................     183,275        170,879     172,945   168,073   170,147   164,252   157,378
     Long-term debt...................      52,402         46,596      50,800    48,582    52,255    56,405    45,109
     Shareholders' equity.............      89,751         93,701      93,981    97,292    91,867    86,320    93,286
     Book value per share.............        6.33           6.61        6.63      6.88      6.52      6.15      6.68

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA
                               TEVA AND BIOCRAFT

                                                                                       1995        1994       1993
                                                                                     ---------    -------    -------
                                                                                        (IN THOUSANDS US DOLLARS,
                                                                                          EXCEPT PER ADS DATA)
Operating Data:
    Sales.........................................................................     894,454    724,857    648,727
    Gross profit..................................................................     316,080    281,848    252,511
    Write-off in accordance with General Health Fund debt arrangement.............       4,745         --         --
    Operating income..............................................................     107,622    103,955    104,487
    Net income....................................................................      74,818     68,454     66,596
    Earnings per ADS..............................................................        1.22       1.12       1.10
    Weighted Average Number of ADSs Outstanding...................................      61,678     61,534     61,516
    Cash dividends per ADS*.......................................................        0.26       0.26       0.21
Balance Sheet Data at End of Year:
    Working capital...............................................................      97,387         --         --
    Total assets..................................................................   1,040,637         --         --
    Long-term debt................................................................      93,165         --         --
    Shareholders' equity..........................................................     473,767         --         --
    Book value per ADS............................................................        7.75
U.S. GAAP Data:
    Net income....................................................................      75,286     69,176     67,745
    Earnings per ADS..............................................................        1.22       1.12       1.10

- ------------

* Pro forma combined cash dividends per ADS reflect Teva cash dividends declared for the years presented.

                     COMPARATIVE PER ADS AND PER SHARE DATA

     The following table sets forth certain historical per ADS and per share data of Teva and Biocraft and combined per ADS data on an unaudited pro forma basis after giving effect to the Merger on a 'pooling of interests' basis assuming that 0.461 Teva ADSs are issued in exchange for each share of Biocraft Common Stock in the Merger. This data should be read in conjunction with the selected historical financial data, the pro forma combined financial statements and the separate historical financial statements of Teva and Biocraft and the notes thereto, included in, or incorporated by reference into, this Proxy Statement/Prospectus. The unaudited pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the Merger been in effect as of the beginning of the periods presented and should not necessarily be construed as representative of future operations.

                                                                              YEAR ENDED MARCH 31,
                                                                             -----------------------
                                                                             1995      1994     1993
                                                                             -----     ----     ----
                                                                                  (US DOLLARS)
Biocraft -- historical
    Earnings (loss) per share.............................................   (0.17)    0.43     0.42
    Cash dividends per share..............................................    0.10     0.10     0.10
    Book value per share..................................................    6.63     6.88     6.52

                                                                             YEAR ENDED DECEMBER 31,
                                                                             -----------------------
                                                                             1995      1994     1993
                                                                             -----     ----     ----
                                                                                  (US DOLLARS)
Teva -- historical
    Earnings per ADS......................................................    1.46     1.32     1.07
    Cash dividends per ADS................................................    0.26     0.26     0.21
    Book value per ADS....................................................    7.38     6.26     5.05
Pro forma combined
    Earnings per ADS......................................................    1.22     1.12     1.10
    Cash dividends per ADS*...............................................    0.26     0.26     0.21
    Book value per ADS....................................................    7.75     --       --
Biocraft pro forma equivalents
    Earnings per share....................................................    0.56     0.52     0.51
    Cash dividends per share..............................................    0.12     0.12     0.10
    Book value per share..................................................    3.57     --       --

- ------------

* Pro forma combined cash dividends per ADS reflect Teva cash dividends declared for the years presented.

                                  RISK FACTORS

     In addition to the other information in this Proxy Statement/Prospectus, the following factors should be considered carefully by the stockholders of Biocraft in evaluating whether to approve and adopt the Merger Agreement providing for the Merger. The Private Securities Litigation Reform Act of 1995 provides a 'safe harbor' for forward looking statements. Any forward looking statements contained in this Proxy Statement/Prospectus, including, without limitation, those relating to the combined operations of Teva and Biocraft after the Merger, are subject to, among other things, such factors.

FIXED EXCHANGE RATIO

     In considering whether to approve and adopt the Merger Agreement providing for the Merger, stockholders of Biocraft should carefully consider that the Exchange Ratio is fixed and will not be adjusted based on changes in the price of the Teva ADSs, and the price of the Teva ADSs at the Effective Time may vary from the price as of the date of this Proxy Statement/Prospectus or the date on which stockholders of Biocraft vote on the Merger due to changes in the business, operations or prospects of Teva, market assessments of the likelihood that the Merger will be consummated and the timing thereof, general market and economic conditions, and other factors.

DIFFICULTY OF INTEGRATION OF OPERATIONS FOLLOWING THE MERGER

     The Teva Board and the Biocraft Board have each given careful consideration to the Merger and believe it to be in the best interests of their respective stockholders. However, the Merger involves the combination of two companies that have operated independently. Accordingly, there can be no assurance that Biocraft can be successfully integrated into Teva or that Teva and its shareholders (including the stockholders of Biocraft who become shareholders of Teva) will ultimately realize any benefits from the Merger. The success of the combined company following the Merger will require the dedication of management resources which may temporarily detract from attention to the day to day business of Teva and Biocraft. There can be no assurance that there will not be high costs associated with integrating the two companies, that such diversion of management resources will not adversely affect revenues or that other material adverse effects will not result from such activities.

REGULATORY STATUS OF COPAXONE'r'

     During 1995, Teva filed applications for marketing approval of Copaxone'r' (co-polymer-1), Teva's innovative product for the treatment of relapsing, remitting multiple sclerosis, with the U.S. Food and Drug Administration ('FDA'), the United Kingdom's Medicines Control Agency (the 'MCA') and the Israeli Ministry of Health. In addition, Teva has built facilities for the production of Copaxone'r' which must also be approved by such regulatory authorities. However, there can be no assurance that the FDA, the MCA, the Israeli Ministry of Health or any other governmental agency will grant marketing approval for this product or approval for these facilities or when such approvals will be forthcoming. Failure to obtain, or delays in obtaining, regulatory approval of this product or difficulties in the production of this product on a commercial scale could adversely affect Teva. Teva is aware of other products for the treatment of multiple sclerosis, one of which is already on the market. As competitors enter this market, the resulting competition may adversely affect the market for, and the price of, Copaxone'r'.

BIOCRAFT'S HISTORY OF REGULATORY PROBLEMS

     In July 1994, Biocraft entered into a consent decree with the FDA to resolve outstanding regulatory issues with respect to its dosage form facilities. Among other things, the consent decree required Biocraft to suspend shipments of certain products until Biocraft satisfied certain requirements. Biocraft also had to obtain and submit to the FDA expert certifications of procedures used in the manufacturing and testing of the remainder of its products, scheduled periodically over an 18-month period. In November 1995, the FDA completed its inspection of Biocraft's research and development laboratories in connection with new product submissions and issued its findings on a Form
483. At the end of January 1996, Biocraft submitted the final group of expert certifications in accordance with the consent decree. Although Biocraft believes that it has responded adequately to the Form 483 and has satisfactorily completed all expert certifications, no assurances can be given that the FDA will find such responses or certifications acceptable. Since February 1996 Biocraft has received approvals from the FDA to manufacture four new generic drugs including sucralfate, an antiulcer drug for which Biocraft received the first generic approval. These approvals are the first such approvals which Biocraft has received in over two and one half years. Biocraft cannot predict the timing of its receipt of any additional new drug approvals as a result of the FDA's continuing review of the Form 483 response, certifications or other matters which they may choose to consider or subsequent inspections that they may require. Were Biocraft's regulatory problems with the FDA to continue or new ones to arise, or were Teva to experience significant regulatory problems with the FDA, the results of operations of the combined companies following the Merger would be materially and adversely affected.

DEPENDENCY ON PRODUCT DEVELOPMENT

     The future results of operations of Teva and Biocraft will depend, to a certain degree, upon their ability to successfully commercialize additional generic and/or innovative branded pharmaceutical products. Innovative products must be developed, tested and manufactured, as well as proven to be safe and effective in clinical trials. Generic products must be proven to be the bioequivalent of the branded counterpart, and all products must meet regulatory standards and receive requisite regulatory approvals. The development and commercialization process is both time consuming and costly. There can be no assurance that any products presently under development, if and when fully developed and tested, will perform in accordance with Teva's or Biocraft's expectations, that necessary regulatory approvals will be obtained in a timely manner, if at all, or that any of such products can be successfully and profitably produced and marketed. Delays in any part of the process or the inability of Teva or Biocraft to obtain regulatory approval of their products could adversely affect the respective operating results of Teva and Biocraft and the combined company following the Merger.

COMPETITION AND TECHNOLOGICAL CHANGE

     In the United States, Teva and Biocraft experience substantial competition in connection with the manufacture and sale of generic pharmaceuticals. Many competitors, including divisions and subsidiaries of large branded pharmaceutical companies that market off-patent drugs, have greater financial, technical, clinical, marketing and other resources than Teva and Biocraft and, therefore, are able to expend more than Teva and Biocraft in areas such as research, marketing and product development. Although a company with greater resources will not necessarily receive FDA approval for a particular off-patent drug before its smaller competitors, relatively large research and development expenditures enable a company to support many FDA applications simultaneously, thereby improving the likelihood that it will be among the first to obtain approval of at least some off-patent drugs. Selling prices of generic drugs typically decline, sometimes dramatically, as additional companies receive Abbreviated New Drug Applications ('ANDAs') approvals for a given product and competition intensifies, including price competition from the branded product. Teva's and Biocraft's profitability will thus depend, in part, on their ability to maintain efficient production and to develop and introduce new products in a timely manner.

     In addition, competition in the United States generic pharmaceutical market continues to intensify as the pharmaceutical industry adjusts to increased pressures to contain health care costs. Brand name companies are increasingly selling their products into the generic market directly by acquiring or forming strategic alliances with generic pharmaceutical companies. No regulatory approvals are required for a brand name manufacturer to sell directly or through a third party to the generic market, nor do such manufacturers face any other significant barriers to entry into such market. In addition, such companies continually seek to find new ways to defeat generic competition, such as developing patented controlled release products or developing and marketing as over-the-counter products those branded products which are about to face generic competition. The competitive environment will continue to affect both Teva's and Biocraft's respective pharmaceutical operations. The markets in which Teva and Biocraft operate are undergoing, and are expected to continue to undergo, rapid and significant technological change, and Teva and Biocraft expect competition to intensify as technological advances in such fields are made. There can be no assurance that developments by others will not render the products or technologies of Teva or Biocraft obsolete or uncompetitive.

GOVERNMENT REGULATION

     Teva is subject to extensive pharmaceutical industry regulation in Israel, the United States, Hungary and other jurisdictions, and Biocraft is subject to such regulation in the United States. Neither Teva nor Biocraft can predict the extent to which it may be affected by legislative and other regulatory developments concerning its products.

     In Israel, the manufacture and sale of pharmaceutical products is regulated in a manner substantially similar to that in the United States. Legal requirements generally prohibit the handling, manufacture, marketing and importation of any pharmaceutical unless it is properly registered in accordance with applicable law. The registration file relating to any particular product must contain medical data related to product efficacy and safety, including results of clinical testing and references to medical publications as well as detailed information regarding production methods and quality control. The Ministry of Health is authorized to cancel the registration of a pharmaceutical if found to be harmful or ineffective or manufactured and marketed other than in accordance with the registration conditions.

     In the United States, Teva's innovative products are subject to rigorous preclinical and clinical testing for safety and efficacy as well as other approval processes of New Drug Applications ('NDAs') by the FDA and similar health authorities in other countries. The process of obtaining such approvals is time consuming and costly. There can be no assurance that any innovative products developed by Teva will be determined to be safe and efficacious in clinical trials or meet other applicable regulatory standards to receive the necessary approvals for manufacture and marketing.

     Teva and Biocraft, as well as other generic drug manufacturers, are dependent on obtaining timely approvals of ANDAs from the FDA before marketing most of its products. Any manufacturer failing to comply with FDA requirements may be unable to obtain approvals for the introduction of new products and, even after approval, initial product shipments may be delayed. The FDA also has the authority to revoke drug approvals previously granted and remove from the market previously approved drug products containing ingredients no longer approved by the FDA. Teva's and Biocraft's major facilities and products are periodically inspected by the FDA, which has extensive enforcement powers over the activities of pharmaceutical manufacturers, including the power to seize, force to recall and prohibit the sale or import of noncomplying products, and halt operations of and criminally prosecute noncomplying manufacturers. Any failure by Teva or Biocraft to comply with applicable FDA policies and regulations could have a material adverse effect on the operations of Teva or Biocraft.

PRODUCT LIABILITY

     The businesses of Teva and Biocraft inherently expose them to potential liability. From time to time, the pharmaceutical industry has experienced difficulty in obtaining desired amounts of product liability insurance coverage. Biocraft effectively self-insures its product liability coverage. If any product liability claim not covered by insurance or exceeding the policy limits were sustained against Teva, or if any material product liability claim were sustained against Biocraft, it could have a material adverse effect on the respective businesses and financial conditions of such companies.

PHARMACEUTICAL PRICING AND HEALTH CARE REFORM

     Increasing expenditures for health care have been the subject of considerable public attention in Israel, the United States and Western European countries. Both private and governmental entities are seeking to find ways to reduce or contain health care costs. In many countries in which Teva currently operates, including Israel, pharmaceutical prices are subject to regulation. In the United States, numerous proposals have been introduced or proposed in Congress and in some state legislatures that would effect changes in the United States health care system. Similar activities are taking place in Europe. Teva and Biocraft cannot predict the nature of the measures that may be adopted or their impact on the respective results of operations of Teva and Biocraft and the combined company following the Merger.

LEGAL PROCEEDINGS

     On March 31, 1996, an indictment relating to tax issues was filed by the Jerusalem district attorney's office against Promedico Ltd., a former subsidiary of Teva ('Promedico'), as well as certain of its officers, including Mr. Eli Hurvitz, the President and C.E.O. of Teva, who served during the period in which Promedico was owned by Teva (1980 - 1986) as the chairman of Promedico. The charges allege: failure to report commissions allegedly received by Promedico; failure to register such commissions in Promedico's books; failure to pay taxes which may be due on such commissions; and fraudulent actions regarding the foregoing. The charges are attributed to Mr. Hurvitz by reason of his serving as the chairman of the board of directors of Promedico between the years 1980 - 1986. Mr. Hurvitz denies any culpability in regard to this matter, and the Board of Directors of Teva has expressed its fullest confidence and support of his ability to continue managing Teva and that Mr. Hurvitz will be fully and completely exonerated. While Teva is not a party to these proceedings, there can be no assurance as to the outcome of these proceedings or any effect they may have on the operations of Teva.

FOREIGN OPERATIONS

     A significant portion of the operations of Teva are conducted outside of the United States. Teva may, therefore, be directly affected by economic, political and military conditions in the countries in which it is located, as well as by currency exchange rate fluctuations and the exchange control regulations of such countries. Teva's executive offices and the majority of its manufacturing facilities are located in the State of Israel. Teva's Israeli operations are dependent upon materials imported from outside of Israel. Teva also exports significant amounts of products from Israel. Accordingly, the operations of Teva could be materially adversely affected by acts of terrorism or if major hostilities involving Israel should occur in the Middle East or trade between Israel and its present trading partners should be curtailed.

RISK OF MORE LIMITED INFORMATION FROM FOREIGN PRIVATE ISSUER

     Teva is subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers, which differ significantly from the reporting requirements applicable to U.S. issuers such as Biocraft. After the Merger, the former stockholders of Biocraft will only be entitled to receive as shareholders of Teva those reports required of foreign private issuers. For example, Teva is currently exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of such Act. Teva is not required under the Exchange Act to publish financial statements as frequently or as promptly as are United States companies subject thereto.

SERVICE AND ENFORCEMENT OF LEGAL PROCESS

     Service of process upon Teva, its directors and the experts named herein, most of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, since most of Teva's assets are outside the United States, any judgment obtained in the United States against Teva may not be collectible within the United States. Teva has appointed Lemmon Company, 650 Cathill Road, Sellersville, Pennsylvania, as its agent to receive service of process in any action against Teva in any federal court or court in the State of New York arising out of the issuance of securities pursuant to this Proxy Statement/Prospectus. In addition, Teva has submitted to the jurisdiction of any state or federal court sitting in the State of New York with respect to any suit arising out of, under or in connection with the Merger Agreement and has appointed CT Corporation System in the City of New York as its agent to receive process in any such suit.

     Teva has been informed by its legal counsel in Israel, S. Horowitz & Co., that there is doubt as to the enforceability of civil liabilities under the Securities Act or the Exchange Act in original actions instituted in Israel. However, subject to certain time limitations, an Israeli court may declare a foreign civil judgment enforceable if it finds that (1) the judgment was given in a state the courts of which were, according to its laws, competent to give it, (2) the judgment is no longer appealable, (3) the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and its content is not contrary to public policy and (4) the judgment is executory in the state in which it was given. A foreign judgment will not be declared enforceable if it was given in a state the laws of which do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of Israel. A foreign judgment will also not be enforceable if it is proven to the Israeli court that (a) the judgment was obtained by fraud, (b) there was no due process, (c) the judgment was given by a court not competent to give it according to the rules of private international law in Israel, (d) the judgment is at variance with another judgment given in the same matter between the same parties and still valid or
(e) at the time the action was brought in the foreign court a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

     Under existing law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the rate of exchange on the date of payment, but the judgment debtor may also make payment in foreign currency if the Israeli exchange control regulations then in effect permit such foreign currency payment. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency will ordinarily be linked to the Israeli consumer price index. For judgments recovered in Israeli currency, judgment creditors must bear the risk that they will be unable to convert their award into foreign currency that can be transferred out of Israel. Such judgment creditors must also bear the risk of unfavorable exchange rates.

                              THE SPECIAL MEETING

SPECIAL MEETING

     This Proxy Statement/Prospectus is being furnished to Biocraft stockholders in connection with the solicitation by the Biocraft Board of proxies for use at the Special Meeting to be held on Friday, May 31, 1996, at 10:00 a.m., local time, at the Marriott at Glenpointe, 100 Frank Burr Blvd., Teaneck, New Jersey.

     At the Special Meeting, holders of Biocraft Common Stock will consider and vote upon a proposal to approve the Merger Agreement. The Merger Agreement provides that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Biocraft and Biocraft will become a wholly owned subsidiary of Teva. Each share of Biocraft Common Stock issued and outstanding immediately prior to the Merger will be converted into the right to receive that number of validly issued, fully paid and nonassessable Teva ADSs equal to the Exchange Ratio.

     No fractional Teva ADSs will be issued in the Merger. In lieu of any such fractional Teva ADSs, each holder of Biocraft Common Stock who otherwise would be entitled to receive a fractional Teva ADS pursuant to the Merger Agreement will be paid an amount in cash, without interest, equal to such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent (as defined below) on behalf of all such holders of the aggregate of the fractions of Teva ADSs which would otherwise be issued.

     THE BIOCRAFT BOARD HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT, DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF BIOCRAFT AND ITS STOCKHOLDERS, AND RECOMMENDS THAT THE STOCKHOLDERS OF BIOCRAFT VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT. SEE 'THE MERGER -- BACKGROUND OF THE MERGER' AND ' -- RECOMMENDATION OF THE BIOCRAFT BOARD AND BIOCRAFT'S REASONS FOR THE MERGER'.

     The Teva Board of Directors has approved the Merger Agreement and the issuance of Teva ADSs representing Teva Ordinary Shares in the Merger, and the Board of Directors of Merger Sub, and Teva, as the sole stockholder of Merger Sub, have respectively adopted and approved the Merger Agreement. Approval of the Merger Agreement and the Merger by Teva's shareholders is not required to effect the Merger.

RECORD DATE; SHARES ENTITLED TO VOTE

     The close of business on April 22, 1996 has been fixed as the Record Date for determining the holders of Biocraft Common Stock who are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 14,184,843 shares of Biocraft Common Stock outstanding and entitled to vote, and such shares were held by approximately 761 holders of record. The holders of record on the Record Date of Biocraft Common Stock are entitled to one vote per share of Biocraft Common Stock on each matter submitted to a vote at the Special Meeting. The presence in person or by proxy of the holders of a majority of the outstanding Biocraft Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Special Meeting. As a result of the Irrevocable Proxy, such quorum requirement for the Special Meeting will be met.

     Proxies relating to 'street name' shares that are properly executed and returned by brokers will be counted as shares present for purposes of determining the presence of a quorum, but will not be treated as shares having voted at the Special Meeting as to the Merger Agreement if authority to vote has been withheld by the broker (a 'broker non-vote'). Abstentions will be recorded as such by the inspectors of election for the Special Meeting. In light of the treatment of broker non-votes and abstentions and the fact that the affirmative vote required to approve the Merger Agreement is two-thirds of the total number of outstanding shares of Biocraft Common Stock on the Record Date, broker non-votes and abstentions will have the same effect as votes against approval of the Merger Agreement.

VOTE REQUIRED AND IRREVOCABLE PROXY

     The affirmative vote of holders of two-thirds (66-2/3%) of the outstanding shares of the Biocraft Common Stock is required for approval of the Merger Agreement. As of April 22, 1996, the Biocraft directors and executive officers and their affiliates as a group held shares representing approximately 64.2% of the outstanding shares of Biocraft Common Stock. Each of the directors and executive officers of Biocraft who owns shares of Biocraft Common Stock has advised Biocraft that he/she intends to vote or direct the vote of all such shares over which he/she has voting control, subject to and consistent with any fiduciary obligations in the case of shares held as a fiduciary, for approval and adoption of the Merger Agreement and the Merger. In addition, as an inducement for Teva to enter into the Merger Agreement, each of Harold Snyder, Biocraft's current Chairman, Chief Executive Officer and President, Beatrice Snyder, Biocraft's current Senior Vice President and Secretary, and their children as trustees for certain trusts which Mr. and Mrs. Snyder have established, holding in the aggregate approximately 60% of the outstanding shares of Biocraft Common Stock, has executed the Irrevocable Proxy whereby, among other things, such stockholder has irrevocably appointed Teva as agent, attorney and proxy to vote such stockholder's shares (i) in favor of the Merger,
(ii) in favor of the Merger Agreement, (iii) against any Takeover Proposal (as defined in the Merger Agreement) (other than the Merger) or other proposal which provides for any merger, sale of assets or other business combination between Biocraft and any other person or entity or which would make it impractical for Teva to effect a merger or other business combination of Biocraft with Teva or a wholly owned subsidiary of Teva and (iv) against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Biocraft under the Merger Agreement or which could result in any of Biocraft's obligations under the Merger Agreement not being fulfilled. As of the Record Date, Teva owned no outstanding shares of Biocraft Common Stock. See 'THE MERGER -- Irrevocable Proxy and Termination Rights Agreement'.

PROXIES; PROXY SOLICITATION

     Shares of Biocraft Common Stock represented by properly executed, unrevoked proxies received at or prior to the Special Meeting will be voted at the Special Meeting in accordance with the instructions contained therein. Shares of Biocraft Common Stock represented by properly executed, unrevoked proxies for which no instruction is given will be voted FOR approval of the Merger
Agreement. Biocraft stockholders are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-paid envelope provided for this purpose to ensure that their shares are voted. A Biocraft stockholder may revoke a proxy by submitting a later dated proxy with respect to the same shares at any time prior to the vote on the approval of the Merger Agreement, by delivering written notice of revocation to the Secretary of Biocraft at any time prior to such vote or by attending the Special Meeting and voting in person. Mere attendance at the Special Meeting will not in and of itself revoke a proxy.

     If the Special Meeting is postponed or adjourned for any reason, when the Special Meeting is convened or reconvened, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have heretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     The cost of the solicitation of proxies by Biocraft's Board of Directors for use at the Special Meeting will be borne by Biocraft. In addition to solicitation by mail, directors, officers and employees of Biocraft may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees of Biocraft will not be additionally compensated for such solicitation but may be reimbursed by Biocraft for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of Biocraft Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

MISCELLANEOUS

     Representatives of Ernst & Young LLP, Biocraft's independent auditors, are expected to be present at the Special Meeting. Such representatives will be afforded an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

                                   THE MERGER

BACKGROUND OF THE MERGER

     In September 1991, the Board of Directors of Biocraft determined that it was appropriate to begin to consider possible strategic alternatives for realizing stockholder value. The Board was influenced in this determination by developing trends in, and affecting, the pharmaceutical industry generally. These included increasing consolidations in the pharmaceutical industry and in the industries comprising Biocraft's customer base. These trends were viewed as being affected, in turn, by actual and anticipated changes in government and private health care reimbursement policies and the drive throughout the health care industry to achieve greater efficiencies and cost savings. The Board also took into account the expressed interest of Biocraft's founders and principal stockholders, Harold and Beatrice Snyder, to diversify in an appropriate manner their substantial investment in Biocraft. Against this background, it was the sense of the Board that Biocraft explore the possibility of forming a strategic alliance with another entity through a merger, an acquisition of Biocraft or a substantial capital investment in Biocraft by a strategic partner.

     To assist it in the evaluation of potential transactions, in November 1991 the Board of Directors of Biocraft authorized the retention of Wertheim Schroder & Co., Incorporated ('Wertheim Schroder') as financial advisors to Biocraft. In the succeeding months, as Wertheim Schroder acquainted itself with Biocraft's business and operations it also began, with assistance from Mr. and Mrs. Snyder and other members of the Snyder family, to identify U.S. and foreign companies that were either involved in the pharmaceutical industry or known to be exploring acquisitions or significant investments in the industry and that appeared to possess the financial and other resources to be able to develop and expand Biocraft's operations. While this work was ongoing, the Board considered, among other matters, the manner in which expressions of interest should be solicited and the timing of such solicitation. Also during this period, Biocraft received several unsolicited expressions of interest in a strategic transaction. Mr. and Mrs. Snyder, with the assistance of Wertheim Schroder, conducted exploratory discussions with these parties, but none of such discussions developed into an offer.

     On May 27, 1992, Biocraft publicly announced that its Board of Directors had authorized Wertheim Schroder to assist it in exploring various strategic options in order to enhance the value of Biocraft to its stockholders. Its announcement also stated that the options being considered included a sale of Biocraft through a merger or other business combination.

     The companies identified by Biocraft and Wertheim Schroder were then contacted by Wertheim Schroder, on behalf of Biocraft, to explore a possible strategic transaction. Concurrently, Biocraft and Wertheim Schroder were contacted by other companies that had become aware of Biocraft's interest in exploring potential strategic transactions. None of the discussions with any of such companies progressed beyond the exploratory stage.

     In August 1993, Biocraft initially engaged Goldman Sachs as its new financial advisor in connection with a possible sale of Biocraft. Biocraft decided to hire a financial advisor in light of what management of Biocraft perceived as an accelerating pace in consolidations in the generic pharmaceutical industry at that time. Biocraft, with the assistance of Goldman Sachs, identified a number of companies that it believed were likely candidates for a strategic alliance with Biocraft and, along with Goldman Sachs, commenced contacting them. As in the earlier period, Biocraft was, from time to time, contacted directly by companies that had an interest in exploring a potential strategic transaction.

     Among the exploratory discussions which Biocraft had in late 1993 were discussions with William Fletcher, President of Lemmon Company, Teva's U.S. generic drug subsidiary ('Lemmon'). In February 1994 these preliminary discussions proceeded sufficiently that Teva and Biocraft entered into confidentiality agreements pursuant to which confidential information would be exchanged for the purpose of evaluating a possible transaction.

     On the basis of the mutual preliminary investigation conducted by the companies through September 1994, in October 1994, Mr. and Mrs. Snyder and Mr. Eli Hurvitz, President and Chief Executive Officer of Teva, met to explore a possible merger transaction. Those meetings focused on a possible stock merger in which Biocraft would be combined with Teva and in which Biocraft stockholders would receive Teva Ordinary Shares in the form of Teva ADSs. While no agreement was reached at that time concerning the material terms of a transaction, including the rate at which shares of Biocraft Common Stock would be converted in a merger to Teva ADSs, Mr. and Mrs. Snyder and Mr. Hurvitz agreed to pursue further mutual investigation with the assistance of advisors and to begin to authorize counsel for the two companies to begin developing the form of merger and associated agreements pursuant to which a transaction could be effected when, as and if further discussions yielded agreement on such material terms.

     Mr. and Mrs. Snyder met with Mr. Hurvitz again in January 1995. At that time, the discussions related to the possibility of a cash transaction, but were inconclusive. In May 1995 and again in September 1995, Mr. and Mrs. Snyder met with Mr. Hurvitz to reconsider a possible stock merger but reached no consensus on the material terms of a transaction. Significant fluctuations in the respective trading prices of the companies' securities and a lack of a definitive resolution of Biocraft's ongoing efforts to establish to the FDA's satisfaction its compliance with FDA's cGMP Regulations hampered efforts throughout this period to reach agreement upon the relative values of the companies.

     During 1994 and 1995, Mr. and Mrs. Snyder and Biocraft's advisors continued to have exploratory discussions with other potential strategic partners concerning a range of transactions, but none of such discussions led to a definitive offer by any of such parties.

     On January 25, 1996 Mr. and Mrs. Snyder again met with Mr. Hurvitz and on the basis of negotiations on that day, agreed to recommend to the Biocraft and Teva Boards, respectively, a merger transaction at a fixed conversion ratio of
0.461 Teva ADSs for each share of Biocraft Common Stock. On January 28, 1996 and January 29, 1996, the Boards of Directors of Biocraft and Teva, respectively, approved the Merger Agreement.

RECOMMENDATION OF THE BIOCRAFT BOARD AND BIOCRAFT'S REASONS FOR THE MERGER

     At the meeting of the Biocraft Board of Directors held on January 28, 1996, the Biocraft Board determined that the terms of the Merger are fair to and in the best interests of Biocraft and its stockholders and adopted the Merger Agreement and authorized and directed the appropriate officers of Biocraft to execute the Merger Agreement on behalf of Biocraft.

     THE BIOCRAFT BOARD HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT, DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF BIOCRAFT AND ITS STOCKHOLDERS, AND RECOMMENDS THAT THE STOCKHOLDERS OF BIOCRAFT VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

     In making its determination, the Biocraft Board considered, among other factors, the opinion received from Goldman Sachs (see ' -- Opinion of Financial Advisor'), the respective operating performances and capital resources of Biocraft and Teva, and economic and competitive conditions in the industry. The Board, assisted by Goldman Sachs, also reviewed publicly available data concerning Teva and considered reports of interviews with Teva senior management concerning Teva's recent financial performance and future plans. These considerations reinforced the Board's view that due to increasing industry competitiveness and Biocraft's limited capital resources, successful expansion of its business would be difficult and Biocraft stockholders might receive greater long-term benefits through a sale or merger with a business having greater capital resources, a broader market for its products and the potential for synergistic combination with Biocraft's operations.

     Based on the foregoing, the Board concluded that Teva, because of its greater size and capital resources, profitable operating performance and strong competitive position within the industry, was an attractive merger partner and that the consideration offered in the Merger was fair and in the best interest of the stockholders of Biocraft. There can be no assurance, however, that any or all of the objectives described above will be achieved if the Merger is consummated.

CERTAIN ADVANTAGES AND DISADVANTAGES OF THE
MERGER TO BIOCRAFT AND ITS STOCKHOLDERS

     In considering the proposed Merger, the Board of Directors of Biocraft also considered the following additional actual and potential material advantages and disadvantages of the Merger to Biocraft and its stockholders:

     ADVANTAGES:

           More effective selling of Biocraft products as part of a broader line of generic drug offerings when combined with those of Lemmon.

           Increased utilization of Biocraft's bulk pharmaceutical manufacturing capacity in connection with the manufacture of certain of Teva's dosage form products and the expansion of Teva's existing bulk pharmaceutical chemical product line.

           Efficiencies achievable through the elimination of certain expenses that would be redundant as a result of the Merger.

           Greater capital and other resources for, among other activities, research and development of new generic and other drug products.

           No recognition for Biocraft and its stockholders of any gain or loss for tax purposes except with respect to any cash received in lieu of a fractional share interest.

           Participation by Biocraft stockholders in the potential future growth of a larger enterprise.

           Likely greater liquidity for Biocraft stockholders as holders of Teva ADSs by virtue of the much larger number of outstanding securities of Teva.

     DISADVANTAGES:

           The  management challenges  presented by  the tasks  of combining the
           operations  of  Biocraft  and  Teva  and  achieving  the  hoped   for
           synergistic benefits.

           The inability of the former stockholders of Biocraft, as a group, to control the management of Teva as a result of their minority interest in Teva upon completion of the Merger.

           The potential business risks associated with Teva's operations outside the United States as they may be affected by economic, political and military conditions in those foreign countries, and currency exchange rate fluctuations and exchange control regulations.

TEVA'S REASONS FOR THE MERGER

     Teva believes that the Merger will substantially broaden both its product offerings and its market presence in the U.S. market for generic drugs and enable it to compete more effectively in the rapidly changing market for health care products in the United States. The U.S. market for pharmaceutical products is being shaped to an ever greater degree by managed care organizations, pharmaceutical benefit managers, cooperative buying organizations and large drug store chains. Teva believes that as these organizations increase in size, they will seek to purchase generic drugs directly from manufacturers who will be able to supply a broad base of generic products and establish and maintain a reputation for reliability and service. The combination of Teva and Biocraft will create one of the largest manufacturers of generic drugs in the United States. Given that the product lines of the two companies are largely complementary, the Merger will permit a consolidated sales force to offer a very broad base of generic products. In addition, Biocraft's bulk pharmaceutical production capacity will both permit Teva to increase the extent of the vertical integration of its finished dose pharmaceutical production and permit Teva to expand its worldwide bulk pharmaceutical chemical product line.

     Teva plans to cause Biocraft and Lemmon to be managed as a single unit under the direction of William Fletcher, the President and Chief Executive Officer of Lemmon, and become part of the same U.S. consolidated tax return group. Teva is currently exploring the possibility of eventually merging Lemmon into Biocraft.

OPINION OF FINANCIAL ADVISOR

     Goldman Sachs delivered its oral opinion on January 28, 1996 to the Board of Directors of Biocraft that as of such date the Exchange Ratio pursuant to the Merger is fair to the holders of Biocraft Common Stock. Goldman Sachs confirmed its oral opinion by delivery of its written opinion dated January 29, 1996. In addition, Goldman Sachs subsequently confirmed its earlier opinion by delivery of its written opinion dated as of the date hereof.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED AS OF THE DATE HEREOF, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX II TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF BIOCRAFT COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things:
(i) the Registration Statement, including the Proxy Statement/Prospectus; (ii) the Merger Agreement; (iii) Annual Reports to Stockholders and Annual Reports on Form 10-K of Biocraft for the five years ended March 31, 1995; (iv) Annual Reports to Shareholders and Annual Reports on Form 20-F of Teva for the six years ended December 31, 1995; (v) certain interim reports to stockholders and Quarterly Reports on Form 10-Q and Reports on Form 6-K of Biocraft and Teva, respectively; (vi) certain other communications from Biocraft and Teva to their respective stockholders; and (vii) certain internal financial analyses and forecasts for Biocraft and Teva prepared by their respective managements. Goldman Sachs also held discussions with members of the senior management of Biocraft and Teva regarding the past and current business operations, financial condition and future prospects of their respective companies as well as the future outlook of the combined entity. In addition, Goldman Sachs reviewed the reported price and trading activity for the Biocraft Common Stock and the Teva ADSs, compared certain financial and stock market information for Biocraft and Teva with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations and performed such other studies and analyses as it considered appropriate.

     Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Biocraft or Teva or any of their respective subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal. Goldman Sachs assumed, with the consent of Biocraft's Board of Directors, that the consummation of the Merger would be recorded as a pooling of interests under generally accepted accounting principles.

     The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its January 29, 1996 opinion to Biocraft's Board of Directors. Goldman Sachs used substantially the same type of financial analyses in connection with providing the written opinion attached hereto as Annex II.

          (i) Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for the Biocraft Common Stock. In addition, Goldman Sachs analyzed the consideration to be received by holders of Biocraft Common Stock pursuant to the Merger Agreement in relation to the per share closing price on the day prior to the public announcement of the Merger (January 26, 1996) of $13.63. Such analysis indicated that based on the Exchange Ratio and the closing price of Teva ADSs on January 26, 1996 of $45.25, the aggregate consideration payable pursuant to the Merger represented a premium of 53.1%.

          (ii) Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information relating to Biocraft to corresponding financial information, ratios and public market multiples for seven publicly traded corporations: A.L. pharma, Inc., Barr Laboratories Inc., Copley Inc., Forest Laboratories Inc., IVAX Corp., Mylan Laboratories Inc. and Watson Pharmaceuticals Inc. (the 'Selected Companies'). The Selected Companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to Biocraft. Goldman Sachs calculated and compared various financial multiples and ratios. The multiples of Biocraft were calculated using a price of $13.63 per share of Biocraft Common Stock, the closing price of the shares on the NYSE on the day prior to public announcement of the Merger (January 26, 1996). The multiples and ratios for Biocraft, Teva and each of the Selected Companies were based on the most recent publicly available information. With respect to the Selected Companies, Goldman Sachs considered levered market capitalization (i.e., market value of common equity plus book value of debt less cash) as a multiple of Latest Twelve Months ('LTM') sales and as a multiple of LTM earnings before interest, taxes, depreciation and amortization ('EBITDA'). Goldman Sachs' analyses of the Selected Companies indicated levered multiples of: LTM sales, which ranged from 0.5x to 5.1x; and LTM EBITDA, which ranged from 9.5x to 36.3x, compared to 1.8x and 54.7x, respectively, for Biocraft, and 4.1x and 20.4x, respectively, for Teva. Goldman Sachs also considered for the Selected Companies estimated calendar years 1995, 1996 and 1997 price/earnings ratios derived from an aggregation of estimates reported by the Institutional Broker Estimate Service ('IBES') and stock prices as of January 26, 1996, which ranged from 12.6x to 43.9x for estimated calendar year 1995, 10.1x to 32.8x for estimated calendar year 1996 and 8.6x to 25.5x for estimated calendar year 1997, compared to 25.7x in 1997 and multiples in 1995 and 1996 for Biocraft which could not be calculated due to projected losses, and 29.2x, 21.0x and 13.9x, respectively, for Teva; and five-year compound annual growth rate of Earnings Per Share ('EPS') for the five fiscal years ending in 2001 ranging from 17% to 30%, compared to 10% for Biocraft and 25% for Teva.

          (iii) Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis under the following two scenarios: (a) using Biocraft's management projections with the impact of generic drugs from Biocraft's product pipeline (the 'Base Case Plus') and (b) using Biocraft's management without the impact of the generic drugs in Biocraft's product pipeline (the 'Base Case'). Goldman Sachs calculated a net present value of free cash flows for the fiscal years 1997 through 2001 using discount rates ranging from 15% to 25%. Goldman Sachs calculated Biocraft's terminal values in the year 2001 based on multiples ranging from 16x EBIT to 24x EBIT. These terminal values were then discounted to present value using discount rates from 15% to 25%.

          Goldman Sachs also assumed an annual revenue growth rate of 5% in both the Base Case Plus and the Base Case and assumed operating margins of 15%, 13% and 11% for estimated fiscal years 1999, 2000 and 2001, respectively, in the Base Case Plus and an assumed operating margin of 10% for estimated fiscal years 1999-2001 in the Base Case. Goldman Sachs, utilizing the above analyses, calculated implied per share values which ranged from $8.73 to $22.05 in the Base Case Plus and from $5.19 to $16.03 in the Base Case.

          In connection with the foregoing, Goldman Sachs also reviewed certain EPS projections of Biocraft's management for estimated fiscal years 1995 and 1996. The projections reviewed were at various dates from September 14, 1994 to December 13, 1995. Goldman Sachs compared these management projections to actual data, in the case of fiscal year 1995, and to street estimates reported by IBES, in the case of fiscal year 1996. Goldman Sachs' analyses indicated (A) that management EPS projections for estimated fiscal year 1995 ranged from $0.20 per share of Biocraft Common Stock on September 14, 1994 to negative $0.20 per share of Biocraft Common Stock on January 7, 1995, compared to an actual EPS of negative $0.17 per share of Biocraft Common Stock and (B) that management EPS projections for estimated fiscal year 1996 were $1.02 per share of Biocraft Common Stock on September 14, 1994, $1.79 per share of Biocraft Common Stock on January 7, 1995 and negative $0.31 per share of Biocraft Common Stock on December 13, 1995.

          (iv) Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the Merger using earnings estimates for Biocraft and Teva prepared by their respective managements for the years 1996 and 1997 (which were calendarized for Biocraft) (a) assuming no synergies and (b) assuming $15 million of pre-tax synergies. Based on such analyses, the proposed transaction would be accretive to Teva's shareholders in the years 1996 and 1997, assuming $15 million of pre-tax synergies and in 1997, assuming no synergies, while the proposed transaction would be dilutive in 1996, assuming no synergies. Goldman Sachs also prepared pro forma analyses of the financial impact of the Merger using earnings estimates for Biocraft and Teva provided by IBES for the years 1996 and 1997 (calendarized for Biocraft) (a) assuming no synergies and (b) assuming $15 million of pre-tax synergies. Based on such analyses, the proposed transaction would be dilutive to Teva's shareholders in the years 1996 and 1997 (under both scenarios).

          (v) Contribution Analysis. Goldman Sachs reviewed certain historical and estimated future operating and financial information (including, among other things, sales, EBIT, net income, book equity and total assets) for Biocraft, Teva and the combined entity resulting from the Merger based on Biocraft's and Teva's managements' financial forecasts for Biocraft and Teva, respectively. The analysis indicated that the Biocraft stockholders would receive 10.6% of the outstanding common equity of the combined entity after the Merger (based on the number of (i) outstanding shares of Biocraft Common Stock reported on Biocraft's Quarterly Report on Form 10-Q dated September 30, 1995 and (ii) outstanding Teva Ordinary Shares reported in Teva's Report on Form 6-K dated September 28, 1995). Goldman Sachs also analyzed the relative income statement contribution of Biocraft and Teva to the combined entity on a pro forma basis based on estimated years 1995, 1996 and 1997 (calendarized for Biocraft), based on financial data provided to Goldman Sachs by Biocraft and Teva managements. This analysis indicated that in estimated calendar years 1995, 1996 and 1997 Biocraft would have contributed 18.1%, 16.3% and 16.1%, respectively, to combined sales, negative 1.4%, 11.1% and 14.3%, respectively, to combined EBIT, and negative 5.0%, 7.3% and 11%, respectively, to combined net income.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is identical to Biocraft or Teva or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the Biocraft Board of Directors as to the fairness of the Exchange Ratio to the stockholders of Biocraft and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Biocraft, Teva, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecasts. As described above, Goldman Sachs' opinion to the Board of Directors of Biocraft was one of many factors taken into consideration by the Biocraft Board of Directors in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified in its entirety by reference to the written opinion of Goldman Sachs set forth in Annex II to this Proxy Statement/Prospectus.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Biocraft selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Goldman Sachs is familiar with Biocraft having acted as its financial advisor in connection with, and having participated in, certain of the negotiations leading to the Merger Agreement.

     Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of Biocraft and/or Teva for its own account and for the account of customers.

     Pursuant to a letter agreement dated January 5, 1995 (the 'Engagement Letter'), Biocraft engaged Goldman Sachs to act as its financial advisor in connection with a possible sale of Biocraft. Pursuant to the terms of the Engagement Letter, Biocraft has agreed to pay Goldman Sachs upon consummation of the Merger a transaction fee of 1.25% of the aggregate consideration paid in the Merger (which is to be based on the average of the last sales price for Biocraft Common Stock on the five trading days ending five days prior to the consummation of the Merger). Biocraft has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including reasonable attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the United States Federal securities laws.

EFFECTIVE TIME

     The Merger will become effective at such time as a Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as Teva and Biocraft agree should be specified in such certificate. The Merger Agreement provides that Merger Sub and Biocraft will execute and file such certificate or other appropriate documents as soon as practicable after the last of the conditions to the Merger have been fulfilled. See 'TERMS OF THE MERGER AGREEMENT -- Conditions to the Merger'.

EXCHANGE RATIO

     At the Effective Time, each share of Biocraft Common Stock issued and outstanding immediately prior to the Effective Time, other than shares of Biocraft Common Stock owned by Biocraft in the form of treasury shares, will be converted into the right to receive that number of validly issued, fully paid and nonassessable Teva ADSs representing Teva Ordinary Shares equal to the Exchange Ratio.

     As of the Effective Time, all shares of Biocraft Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Biocraft Common Stock shall cease to have any rights with respect thereto, except the right to receive Teva ADSs representing Ordinary Shares and any cash in lieu of fractional Teva ADSs to be issued or paid in consideration therefor upon surrender of such certificate, in each case without interest. Any treasury shares of Biocraft Common Stock will automatically be canceled and retired and will cease to exist as of the Effective Time.

EXCHANGE AGENT; EXCHANGE PROCEDURES; DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES; NO FURTHER OWNERSHIP RIGHTS IN BIOCRAFT COMMON STOCK; NO FRACTIONAL TEVA ADSS

     Exchange Agent. The Merger Agreement requires Teva to deposit as of the Effective Time, with The Bank of New York (the 'Exchange Agent'), for the benefit of the holders of shares of Biocraft Common Stock, Teva Ordinary Shares to be represented by Teva ADSs issuable in exchange for Biocraft Common Stock.

     Exchange Procedures. As soon as reasonably practicable after the Effective Time, Teva shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time
represented    outstanding    shares    of    Biocraft    Common    Stock   (the

'Certificates'), whose shares were converted into the right to receive Teva ADSs pursuant to the Merger, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Teva may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for ADRs representing Teva ADSs. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor an ADR representing Teva ADSs (rounded down to the nearest whole Teva ADS) which such holder has the right to receive after taking into account all the shares of Biocraft Common Stock then held by such holder under all such Certificates so surrendered, cash in lieu of fractional Teva ADSs and any dividends or other distributions to which such holder is entitled, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Biocraft Common Stock that is not registered in the transfer records of Biocraft, an ADR representing Teva ADSs may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate is properly endorsed or otherwise is in proper form for transfer and the person requesting such payment pays any transfer or other taxes required by reason of the issuance of Teva ADSs to a person other than the registered holder of such Certificate or establishes to the satisfaction of Teva that such tax has been paid or is not applicable. Until so surrendered, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender an ADR representing Teva ADSs, cash in lieu of any fractional Teva ADSs and any dividends or other distributions to which such holder is entitled pursuant to the Merger Agreement. No interest will be paid or will accrue on any cash payable pursuant to the Merger Agreement.

     BIOCRAFT STOCKHOLDERS SHOULD NOT FORWARD BIOCRAFT STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. BIOCRAFT STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Teva Ordinary Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Teva ADSs represented thereby and no cash payment in lieu of fractional Teva ADSs shall be paid to any such holder until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the ADRs representing Teva ADSs issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional Teva ADS and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Teva ADSs, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to such surrender, and a payment date subsequent to such surrender payable with respect to such whole Teva ADSs.

     No Further Ownership Rights in Biocraft Common Stock. All Teva ADSs issued upon the surrender for exchange of shares of Biocraft Common Stock in accordance with the terms of the Merger Agreement (including any cash paid) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Biocraft Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Biocraft Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in the Merger Agreement.

     No Fractional Teva ADSs. No ADRs representing fractional Teva ADSs shall be issued upon the surrender for exchange of Certificates. Each holder of shares of Biocraft Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Teva ADS (after taking into account all Certificates delivered by such holder) will receive, in lieu thereof, cash (without interest) in an amount equal to such stockholder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate of the fractions of ADSs which would otherwise be issued.

ADMISSION FOR TRADING ON NASDAQ NATIONAL MARKET

     Teva ADSs are presently admitted for trading on the NASDAQ National Market. It is a condition to each party's obligation to effect the Merger that the Teva ADSs issuable to Biocraft's stockholders pursuant to the Merger Agreement shall have been admitted for trading on the NASDAQ National Market, subject to official notice of issuance. See 'TERMS OF THE MERGER AGREEMENT -- Conditions to the Merger'.

CESSATION OF NYSE TRADING AND DEREGISTRATION OF BIOCRAFT COMMON STOCK AFTER THE MERGER

     If the Merger is consummated, the Biocraft Common Stock will cease to be traded on the NYSE and will be deregistered under the Exchange Act. After such delisting and deregistration, Biocraft will no longer be subject to any reporting obligations under the Exchange Act.

CERTAIN SIGNIFICANT CONSIDERATIONS

     In considering whether to approve and adopt the Merger Agreement providing for the Merger, stockholders of Biocraft should carefully consider those factors described under 'RISK FACTORS' as well as the fact that the Exchange Ratio is fixed and will not be adjusted based on changes in the price of the Teva ADSs, and the price of the Teva ADSs at the Effective Time may vary from the price as of the date of this Proxy Statement/Prospectus or the date on which stockholders of Biocraft vote on the Merger due to changes in the business, operations or prospects of Teva, market assessments of the likelihood that the Merger will be consummated and the timing thereof, general market and economic conditions, and other factors.

CERTAIN TAX CONSEQUENCES OF THE MERGER

     The Merger is intended to be a 'tax-free reorganization' for United States Federal income tax purposes under section 368(a)(1)(A) and section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the 'Code'). As a consequence:

          1. Neither Teva, Merger Sub nor Biocraft will recognize any gain or loss in the Merger.

          2. A holder of Biocraft Common Stock who, in the Merger, exchanges shares of Biocraft Common Stock for Teva ADSs will not recognize any gain or loss upon such exchange, except that (as noted in paragraph 5 below) gain or loss may be recognized with respect to cash received in lieu of a fractional share interest. However, a United States resident or citizen or domestic corporation that owns (directly, indirectly or constructively) Teva ADSs and Teva Ordinary Shares representing in the aggregate five percent or more of the Teva Ordinary Shares outstanding immediately after the Effective Time may have to recognize gain under section 367(a) of the Code unless certain requirements relating to a gain recognition agreement with the Internal Revenue Service are satisfied.

          3. The aggregate adjusted tax basis of the Teva ADSs received in such exchange (including a fractional share interest deemed received, as explained in paragraph 5 below) will be equal to the aggregate adjusted tax basis of the shares of Biocraft Common Stock surrendered therefor.

          4. If the shares of Biocraft Common Stock are held as capital assets at the Effective Time, the holding period of the Teva ADSs will include the holding period of the shares of Biocraft Common Stock exchanged therefor.

          5. A holder of shares of Biocraft Common Stock who receives cash in the Merger in lieu of a fractional Teva ADS will be treated as having received such fractional share in such exchange and then having received cash in redemption of such fractional share interest by Teva. The receipt of such cash should cause the recipient to recognize capital gain or loss, provided the shares of Biocraft Common Stock surrendered for such fractional share interest were held as capital assets at the Effective Time, equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis in the shares of Biocraft Common Stock allocable to the fractional share interest.

     The obligations of the parties to consummate the Merger are subject to the receipt by Biocraft of an opinion of its counsel and the receipt by Teva of an opinion of its counsel, each to the effect that the Merger will be a 'tax-free reorganization' for United States Federal income tax purposes under section 368(a) of the Code. Each such opinion is based on current law and various other assumptions as set forth in the copies of such opinions filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus forms a part.

     THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT UNITED STATES FEDERAL LAW. EACH BIOCRAFT STOCKHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL LAW OR OTHER TAX LAWS. THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE WITH RESPECT TO TEVA ADSS RECEIVED BY CURRENT OR FORMER BIOCRAFT EMPLOYEES IN THE MERGER THROUGH THE OPERATION OF BIOCRAFT EMPLOYEE STOCK OPTION PLANS.

ANTICIPATED ACCOUNTING TREATMENT

     The Merger is designed to qualify as 'pooling-of-interests' for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Biocraft and Teva will be carried forward to Teva at their recorded amounts; income of Teva will include income of Teva and Biocraft for the entire fiscal year in which the Merger occurs; and the reported income of the separate corporations for prior periods will be combined and restated as income of the combined company. The obligations of the parties to the Merger Agreement to consummate the Merger are subject to the receipt by Teva from Kesselman & Kesselman, the independent auditors of Teva, and by Biocraft from Ernst & Young LLP, the independent auditors of Biocraft, of their opinions that there is no fact or circumstance known to them concerning Teva and Merger Sub, on the one hand, or Biocraft, on the other hand, respectively, which would cause the Merger not to be recorded for accounting purposes as a 'pooling-of-interests'. See 'TERMS OF THE MERGER AGREEMENT -- Conditions to the Merger'.

ABSENCE OF APPRAISAL RIGHTS

     Holders of Teva Ordinary Shares will not be entitled to appraisal rights under Israeli law in connection with the Merger.

     Delaware law does not provide a stockholder with appraisal rights with respect to any merger in which holders of stock traded on the NYSE are only required to accept for such stock shares of stock of a corporation which are traded on the NASDAQ National Market. Teva ADSs are, and it is anticipated will be at the Effective Time, traded on the NASDAQ National Market. Accordingly, Biocraft stockholders will not be entitled to appraisal rights under Delaware law in connection with the Merger. See 'COMPARISON OF STOCKHOLDER RIGHTS -- Appraisal Rights'.

IRREVOCABLE PROXY AND TERMINATION RIGHTS AGREEMENT

     As an inducement for Teva to enter into the Merger Agreement, each of Harold Snyder, Biocraft's current Chairman, Chief Executive Officer and President, Beatrice Snyder, Biocraft's current Senior Vice President and Secretary, and their children as trustees for certain trusts which Mr. and Mrs. Snyder have established, holding in the aggregate approximately 60% of the outstanding shares of Biocraft Common Stock, has executed the Irrevocable Proxy whereby, among other things, such stockholder has irrevocably appointed Teva as agent, attorney and proxy to vote such stockholder's shares (i) in favor of the Merger, (ii) in favor of the Merger Agreement, (iii) against any Takeover Proposal (as defined in the Merger Agreement) (other than the Merger) or other proposal which provides for any merger, sale of assets or other business combination between Biocraft and any other person or entity or which would make it impractical for Teva to effect a merger or other business combination of Biocraft with Teva or a wholly owned subsidiary of Teva and (iv) against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Biocraft under the Merger Agreement or which could result in any of Biocraft's obligations under the Merger Agreement not being fulfilled.

     In addition, pursuant to the Irrevocable Proxy, if the Merger Agreement is terminated in certain specified circumstances and a stockholder who is a party to the Irrevocable Proxy sells or otherwise disposes of any of such stockholder's Biocraft Common Stock pursuant to a Third Party Acquisition (as defined in the Merger Agreement), then, such stockholder is obligated to pay, or cause to be paid, in same day funds (to the extent of cash received and otherwise payable in kind) to Teva upon demand an amount equal to (x) such stockholder's Profit per Share multiplied by (y) the aggregate number of shares of Biocraft Common Stock sold or otherwise disposed of by such stockholder. As used in the Irrevocable Proxy, 'Profit per Share' in connection with a sale or other disposition of shares of Biocraft Common Stock by a stockholder means on a per share basis the amount by which (A) the sum of (1) if such sale or other disposition is for or made in cash, the cash received by the stockholder in respect of each share of Biocraft Common Stock, (2) if such sale or other disposition is for or made in marketable securities, the fair market value at the time such securities are received by the stockholder of the securities received in respect of each share of Biocraft Common Stock, (3) if such sale or other disposition is for or made in property other than cash or marketable securities, the fair market value at the time such property is received by the stockholder of the property received in respect of each share of Biocraft Common Stock (or any combination of the consideration referred to in clauses (1), (2) and (3)), and (4) without duplication, any dividends or interest received by the stockholder in respect of each share of Biocraft Common Stock exceeds (B) the higher of the fair market value of 0.461 Teva ADSs on January 29, 1996 and on the date that the Merger Agreement is terminated. As used therein, the term 'fair market value' means, in the case of marketable securities, the closing sale price of the security on the principal securities exchange on which such security is listed, if such security is listed on any such exchange, or the closing bid quotation with respect to the security on the National Association of Securities Dealers, Inc. automated quotations system or any similar system then in general use, if such quotations are available, and, in the case of other property, the fair market value thereof as agreed to by the parties, or, if they are unable to agree, as determined by a third party appraiser selected by the parties.

     The Irrevocable Proxy will terminate on the earlier of the Effective Time or 24 months following the date of termination of the Merger Agreement, provided that the appointment of Teva as agent, attorney and proxy will terminate upon the termination of the Merger Agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Directors and Officers of the Surviving Corporation. At the Effective Time, the Board of Directors of the Surviving Corporation will consist of: Harold Snyder, Biocraft's current Chairman, Chief Executive Officer and President; Beatrice Snyder, Biocraft's current Senior Vice President and Secretary; Eli Hurvitz, the President and Chief Executive Officer of Teva; William Fletcher, the President and Chief Executive Officer of Lemmon; Peter H. Jakes, U.S. legal counsel to Teva; and Elon Kohlberg, a professor of business administration at Harvard University. Each such director will hold office until his or her successor is duly appointed and qualified. At the Effective Time, William Fletcher will serve as President and Chief Executive Officer of the Surviving Corporation, and Peter Terreri, Vice President and Chief Financial Officer of Lemmon, will serve as Vice President, Chief Financial Officer and Treasurer. Pursuant to the employment agreements referred to below under ' -- Employment Agreements', Harold Snyder will serve as Senior Vice President and Beatrice Snyder will serve as Vice President -- Cost Accounting and Inventory and Secretary of the Surviving Corporation. Harold Snyder and Beatrice Snyder are husband and wife. Other current officers will continue to serve as officers of the Surviving Corporation at the discretion of the Board.

     Representation on the Board of Teva. The Board of Directors of Teva has adopted a resolution nominating Harold Snyder for election at the next annual meeting following the Effective Time as a director of Teva for a three-year term, recommending that upon his election to the Board, he be designated as a member of the Executive Committee of Teva's Board and recommending to the Board as reconstituted after each of the following two annual meetings to continue to designate Mr. Snyder as a member of the Executive Committee while he continues to serve on the Teva Board. In addition, pursuant to the terms of Teva's Articles of Association, the Snyder family will be entitled to appoint a director of Teva by virtue of their holding in excess of 4% of Teva's outstanding share capital. The Snyder family has advised Teva that they intend to select Beatrice Snyder to serve as this director.

     Employment Agreements. The Surviving Corporation will, as a condition precedent to the Merger, execute employment agreements (the 'Employment Agreements') with Harold Snyder and Beatrice Snyder (each, an 'Executive'), to take effect at the Effective Time. The Employment Agreements provide for an employment term of three years from the Effective Time. The Executives will continue to receive their current annual base salary ($500,000 in the case of Harold Snyder and $173,414 in the case of Beatrice Snyder). If the Executive's employment is terminated prior to the expiration of the three-year term by the Surviving Corporation other than as a result of the death or disability of the Executive or for 'Cause' (as such term is defined in the Employment Agreements), the Surviving Corporation is obligated to pay the Executive an amount equal to the Executive's unearned base salary for the remainder of the three-year term of the applicable Employment Agreement. In addition, if the Executive terminates employment for 'Good Reason' (as such term is defined in the Employment Agreements), the Executive is also entitled to payment of such amount. The Executive will be entitled to participate in, or receive benefits under, any employee benefit plan, arrangement or perquisite generally made available by the Surviving Corporation during the three-year term of the Employment Agreements to its executives and key management employees.

     Severance and Indemnification. The Merger Agreement provides for the payment of certain severance benefits to executive officers and employees of Biocraft. In addition, pursuant to the Merger Agreement the Surviving Corporation will maintain, for a period of six years after the Effective Time, certain rights to indemnification in favor of present and former directors, officers and employees of Biocraft. See 'THE MERGER -- Severance Payments; Effect on Employee Benefit and Stock Option Plans; Indemnification'.

OPERATIONS AFTER THE MERGER

     At the Effective Time, Merger Sub will be merged with and into Biocraft, and Biocraft, as the Surviving Corporation in the Merger, will become a wholly owned subsidiary of Teva. Teva plans to cause Biocraft and Lemmon, Teva's U.S. generic drug subsidiary, to be managed as a single unit under the direction of William Fletcher, the President and Chief Executive Officer of Lemmon, and become part of the same U.S. consolidated tax return group. Teva is currently exploring the possibility of eventually merging Lemmon into Biocraft.

     Neither Teva nor Biocraft has any present plans for dispositions of material assets. There can be no assurance, however, that in the future either Teva or Biocraft, or both, may not deem it advisable to dispose of material assets. Pursuant to the terms of the Merger Agreement, however, Teva will not,
(i) after the Effective Time, make any disposition of the assets of the Surviving Corporation or any equity interest in the Surviving Corporation which would prevent the Merger from being recorded as a pooling of interest transaction or (ii) prior to the third anniversary of the Effective Time (or under certain circumstances the fifth anniversary), make any disposition of the assets of the Surviving Corporation that would cause any recognition of gain under a gain recognition agreement with the Internal Revenue Service by any former Biocraft shareholder who is a 'five percent transferee shareholder' (as defined in the U.S. Treasury regulations), except in certain specified circumstances.

     Teva has in the past paid cash dividends. The payment and amount of future dividends, if any, will be determined by the Teva Board based upon conditions then existing, including Teva's earnings, if any, and financial condition, tax expense, capital requirements and other relevant factors.

EFFECT ON DIVIDEND REINVESTMENT PLAN

     Biocraft has, pursuant to the Merger Agreement, amended the Stockholders Dividend Reinvestment and Stock Purchase Plan to terminate the supplemental payment investment option offered thereunder. Teva does not have a comparable plan; accordingly no dividend reinvestment plan will be available following the Merger to former holders of Biocraft Common Stock.

SEVERANCE PAYMENTS; EFFECT ON EMPLOYEE BENEFIT AND STOCK OPTION PLANS; INDEMNIFICATION

     Severance Payments. The Merger Agreement provides that Teva will cause the Surviving Corporation to adopt a severance plan providing for payment to each Biocraft employee, whose tenure and conditions of employment are not covered by a collective bargaining agreement, and whose employment is terminated within one year after the Effective Time a severance benefit in cash in an amount equal to:
(i) in the case of Vice Presidents and Assistant Vice Presidents of Biocraft, twelve (12) months base salary, payable in equal monthly installments, and (ii) in the case of other non-union employees, such employee's regular weekly base pay multiplied by the number of years of employment such employee has had with Biocraft up to ten (10) years of employment, plus two times such weekly salary multiplied by the number of years of such employment beyond the tenth year (such payment to be paid on a weekly basis in an amount not exceeding such regular weekly base pay, and reduced by any applicable withholding and payroll taxes). The Surviving Corporation, however, is free to include customary provisions in such severance plan including, without limitation, provisions which preclude payment in the event of a termination for cause and payment as a result of inter-plant transfers among Biocraft's New Jersey facilities. Any such employee whose employment is terminated after the first anniversary of the Effective Time will be entitled to the same severance benefits as are payable to other non-union employees of Teva's U.S. generic drug subsidiary.

     Employee Benefit Plans. The Merger Agreement further provides that, at the Effective Time, subject to applicable law, all of the Employee Benefit Plans (as defined therein) as of the date of the closing of the Merger (the 'Closing Date'), other than those involving stock of Biocraft ('Current Benefits') and all employment agreements between Biocraft and any of its employees in effect as of the Closing Date will continue, and for not less than one year from and after the Closing Date, Teva will provide for the employees of the Surviving Corporation to continue to participate in the Current Benefits and to be provided aggregate benefits thereunder that are not less than those provided thereunder during Biocraft's most recent fiscal year. Teva may effect any change after such one-year period on a prospective basis in any Employee Benefit Plan or Pension Plan (as defined therein) or terminate such plans, provided that to the extent it terminates any Employee Benefit Plan after the Effective Time, and any U.S. generic drug subsidiary of Teva has in place a benefit plan providing benefits of the same general type as the terminated Employee Benefit Plan to its similarly situated subsidiaries' employees, Teva will thereafter permit the employees of the Surviving Corporation to participate in such employee benefit plan of its U.S. subsidiary or a similar plan.

     Stock Option Plans. Certain officers, directors and employees of Biocraft have received options to acquire Biocraft Common Stock ('Biocraft Options') pursuant to the Biocraft Incentive Stock Option Plan and the 1987 Directors' Stock Option Plan (the 'Biocraft Stock Plans'). Pursuant to the Merger Agreement, prior to the Effective Time the Biocraft Board will terminate the Biocraft Stock Plans and each holder of Biocraft Options pursuant to such plans will, in accordance with the terms of his or her option agreements, have the right to exercise, by written notice, all such options, whether or not then exercisable by the terms of the applicable option agreement. Options as to which no notice of exercise is received by Biocraft will be converted into the right to receive promptly after the Effective Time, as to each share of Biocraft Common Stock covered thereby (without regard to any then applicable restrictions on the exercise of such options), the number of Teva ADSs determined by (i) multiplying the Exchange Ratio by the fair market value of a Teva ADS on the Effective Date, (ii) subtracting from the product of such multiplication the sum of the applicable per share exercise price plus applicable per share withholding for taxes (which will be appropriately remitted to the applicable tax authority on behalf of such optionee) and (iii) dividing the amount obtained in clause
(ii) by the fair market value of an ADS on the Effective Date. For such purpose, the fair market value of a Teva ADS on the NASDAQ National Market shall mean the average of the last sale prices of a Teva ADS on the NASDAQ on each of the ten trading days ending two trading days prior to the Effective Date. In addition, prior to the Effective Time, but subject to the Merger, the Biocraft Board will cause Biocraft's Restricted Stock Purchase Plan to be amended to (a) provide that no further restricted stock grants be made after the Effective Time and (b) provide that the terms and conditions of such Plan will apply to the Teva ADSs and Teva Ordinary Shares issued upon the Merger to the holders of restricted stock under such Plan, and such holders shall thereafter hold such Teva ADSs and Teva Ordinary Shares subject to the terms and conditions of such Plan, including without limitation any requirement for the legending of certificates evidencing such securities.

     The following table sets forth with respect to each of the current directors of Biocraft and all executive officers thereof as a group (i) the number of shares of Biocraft Common Stock subject to stock options held by them as of April 22, 1996, (ii) the number of shares subject to options held by them that had not vested prior to April 22, 1996 (all of which will be automatically vested and immediately exercisable at the Effective Time) and (iii) the average exercise price per share of Biocraft Common Stock subject to such stock options as of April 22, 1996.

                                                                                NUMBER OF SHARES OF
                                                                                  BIOCRAFT COMMON
                                                         NUMBER OF SHARES OF     STOCK SUBJECT TO
                                                           BIOCRAFT COMMON       OPTIONS THAT HAD         AVERAGE
                                                            STOCK SUBJECT        NOT VESTED BEFORE     EXERCISE PRICE
                         NAME                                TO OPTIONS           APRIL 22, 1996         PER SHARE
- ------------------------------------------------------   -------------------    -------------------    --------------
Beryl Snyder..........................................          13,350               --                    $ 8.75
Brian Snyder..........................................          12,450               --                      9.02
Jay Snyder............................................          12,450               --                      9.02
All executive officers and directors as a group.......         117,400                 1,850               $10.25

     Indemnification of Directors and Officers Pursuant to the Merger Agreement. Pursuant to the Merger Agreement, for a period of six years after the Effective Time, the Surviving Corporation will, subject to applicable law, maintain all rights to indemnification existing on the date of the Merger Agreement under Biocraft's Certificate of Incorporation and By-laws in favor of the present and former directors, officers and employees of Biocraft with respect to matters occurring prior to the Effective Time, and Teva has guaranteed the performance in full of such indemnification obligations of the Surviving Corporation. Teva has agreed to use its best efforts to cause the Surviving Corporation to maintain for three years from the Effective Time, the current policies of directors' and officers' liability insurance maintained by Biocraft covering those persons who are currently covered by Biocraft's directors' and officers' liability insurance policy, provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms no less advantageous to such directors, officers and employees and the Surviving Corporation is not required to pay an annual premium therefor in excess of 150% of the last annual premium paid by Biocraft prior to the date of the Merger Agreement ('Biocraft's Current Premium'). If such premiums for such insurance at any time exceed 150% of Biocraft's Current Premium, then the Surviving Corporation will cause to be maintained policies of insurance which, in the Surviving Corporation's good faith determination, provide the maximum coverage available at an annual premium equal to 150% of Biocraft's Current Premium and the indemnified parties have the right to provide funds to the Surviving
Corporation to fund premiums to the extent they exceed 150% of Biocraft's Current Premium.

REGULATORY FILINGS AND APPROVALS

     Antitrust. The Merger is subject to the requirements of the HSR Act and the rules and regulations thereunder, which provide that certain transactions may not be consummated until required information and materials have been furnished to the Antitrust Division and the FTC and certain waiting periods have expired or been terminated. Teva and Biocraft filed the required information and materials with the Antitrust Division and the FTC on March 1, 1996. Early termination of the statutory waiting period under the HSR Act was granted on March 28, 1996.

     The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. At any time before or after the Effective Time, either the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, or certain other persons could take action under the antitrust laws, including seeking to enjoin the Merger.

     Israeli Regulatory Approvals. The consummation of the Merger is conditioned upon (i) there being in effect the consent of the Controller of Foreign Currency to the Merger, the issuance of Teva Ordinary

Shares and certain of the transactions contemplated in connection with the Merger, (ii) Teva having received the required permit from the Israeli Securities Authority to publish a prospectus in connection with the Merger or having obtained an exemption from such requirement and (iii) consent in principle having been granted by the TASE to list the Teva Ordinary Shares to be issued in connection with the Merger. Teva has obtained the consent of the Controller of Foreign Currency to the Merger, the issuance of the Teva Ordinary Shares and the transactions contemplated thereby. Teva has obtained from the Israeli Securities Authority an exemption from the requirement to publish a prospectus in connection with the Merger. Both the Listing and the Executive
Committees of the TASE have recommended to the TASE Board of Directors to consent in principle to list the Teva Ordinary Shares to be issued pursuant to this Proxy Statement/Prospectus. The TASE Board of Directors is scheduled to consider the matter on May 2, 1996.

RESALE OF TEVA ADSS

     All Teva ADSs received by holders of Biocraft Common Stock in the Merger will have been registered under the Securities Act and will be freely transferable, except that Teva ADSs received by persons who are deemed to be affiliates of Biocraft (for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations) prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Teva) or as otherwise permitted by the Securities Act. Persons who may be deemed to be affiliates of Biocraft or Teva generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party. The rights of affiliates of Biocraft to receive Teva ADSs in the Merger are conditioned upon the execution by each of such affiliates of a written agreement to the effect that such person will not offer or sell or otherwise dispose of any of the Teva ADSs or Teva Ordinary Shares represented by such ADSs issued to such person in the Merger either in violation of the Securities Act or the rules and regulations promulgated thereunder or at any time during the period beginning 30 days before the Merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published. The ADRs received in the Merger by such affiliates will bear a restrictive legend to such effect. Pursuant to the written agreements described above, Harold and Beatrice Snyder and the trusts which they have established for the benefit of their children have received certain registration rights from Teva.

RIGHT OF THE BIOCRAFT BOARD TO WITHDRAW RECOMMENDATION

     Under the Merger Agreement, the Biocraft Board may not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Teva or Merger Sub, the Biocraft Board's approval or recommendation of the Merger Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, if the Biocraft Board receives a Takeover Proposal that, in the exercise of its fiduciary obligations (as determined in good faith by the Biocraft Board, after reviewing the advice of outside counsel) it determines to be a Superior Proposal, the Biocraft Board may withdraw or modify its approval or recommendation of the Merger Agreement or the Merger, approve or recommend any Superior Proposal, enter into an agreement with respect to such Superior Proposal or terminate the Merger Agreement, in each case at any time after the second business day following Teva's receipt of written notice advising Teva that the Biocraft Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. In addition, if Biocraft proposes to enter into an agreement with respect to any Takeover Proposal, it shall concurrently with entering in into such agreement pay, or cause to be paid, to Teva the fees and expenses described below under 'TERMS OF THE MERGER AGREEMENT -- Certain Fees and Expenses'.

                              DESCRIPTION OF TEVA

     Teva develops, manufactures and markets branded, generic (off-patent) and branded generic pharmaceutical products. As the largest branded pharmaceutical company in Israel, Teva has successfully utilized its integrated production, manufacturing and research capabilities to establish a worldwide pharmaceutical business focusing on the growing demand for generic drugs and the opportunities for proprietary branded products for niche therapeutic categories. Teva also manufactures and sells bulk pharmaceutical chemicals, hospital supplies, veterinary products, yeast and alcohol. Approximately 44% of its $667.7 million sales in 1995 were in North America and 17% were in Europe and other markets outside of Israel.

     During 1995, Teva acquired two companies in Europe. In October 1995, Teva acquired Industrie Chimiche Italiane S.p.A. -- a bulk pharmaceutical manufacturer located in Milan, Italy. In November 1995, Teva acquired 78% of Biogal Pharmaceutical Works Ltd. ('Biogal') -- a Hungarian pharmaceutical manufacturer as well as producer of bulk pharmaceuticals. Subsequently Teva acquired additional shares of Biogal on the open market and currently holds 87% of Biogal.

     Through its wholly owned U.S. subsidiary, Lemmon, Teva is a major participant in the U.S. generic pharmaceutical market. Lemmon's sales reached $240.2 million in 1995, and it currently markets over 50 generic products. In 1995, Teva and Lemmon received 12 generic drug approvals and began marketing eight of such products. As of March 1, 1996, Teva had 17 generic drug applications pending before the FDA and has product development programs for approximately 50 additional products.

     Teva possesses a significant bulk pharmaceutical chemical manufacturing operation. As both a supplier and end user of pharmaceutical raw materials, Teva believes that its experience complying with stringent FDA requirements and proven manufacturing expertise are significant competitive advantages relative to many of its smaller competitors.

     Teva uses a combination of its own research and development personnel and its access to the major research institutions in Israel to develop innovative drug products for selected niche markets. To date these development efforts have primarily focused on products for neurological disorders, primarily Copaxone'r' (COP-1), a treatment for multiple sclerosis. During 1995, the NDA file for Copaxone'r' was submitted to the FDA, and similar applications were submitted to the Medicines Control Agency in the United Kingdom and to the Ministry of Health in Israel.

     Teva's operations are conducted directly and through subsidiaries in Israel, Europe and the United States. Teva was incorporated in Israel on February 13, 1944 and is the successor to a number of Israeli corporations, the oldest of which was established in 1901. Teva grew through a series of mergers and acquisitions commencing in the 1960s which consolidated part of the fragmented pharmaceutical industry in Israel, thereby resulting in increased efficiency and greater production capacity.

     Teva's executive offices are located at 5 Basel Street, P.O. Box 3190, Petach Tikva 49131 Israel, telephone number 011-972-3-9267267, telefax number 011-972-3-9234050.

                            DESCRIPTION OF BIOCRAFT

     Biocraft develops, manufactures and markets generic drugs. Its dosage form product line comprises 22 prescription drug products and one prescription veterinary product, constituting an aggregate of 70 products sold in various oral dosage forms, including compressed tablets, two-piece hard-shell capsules, powders for oral solution or suspension and liquids. FDA approvals were required and obtained for each of these products.

     More than half of Biocraft's dosage form products have been semi-synthetic penicillin or cephalosporin products. Biocraft also manufactures and markets a range of other oral dosage form generic products, including other types of antibiotics, anti-infectives, anti-depressants, bronchial dilators, a cardiovascular drug, a gastrointestinal drug, an analgesic and an anti-spasmodic drug.

     Biocraft also manufactures at its Waldwick, New Jersey facility the bulk product it uses in its semi-synthetic penicillin drugs and produces bulk form Cephalexin at its Mexico, Missouri facility. Chemical intermediates also manufactured in Biocraft's Mexico, Missouri facility are used in Biocraft's production of certain antibiotics and are also sold at times to third parties. Biocraft is currently in the second year of a three-year supply agreement with Eli Lilly and Company ('Eli Lilly') with respect to one such chemical intermediate. Under the agreement, Biocraft supplies Eli Lilly with substantial quantities of a product manufactured at Biocraft's Missouri facility and Eli Lilly supplies Biocraft with substantial quantities of a raw material at a fixed exchange ratio.

     Biocraft's primary product development strategies are to manufacture and sell in generic form antibiotic drugs for which Biocraft can maintain certain cost controls by manufacturing the chemical intermediates and/or active ingredients in bulk. Biocraft also is developing other types of products in order to broaden its product line. In so doing, it selects products for which it expects initially limited competition as a result of approval requirements, complexity of manufacture or other factors, and products in which the total generic market is anticipated to be large enough to allow for multiple generic versions. Biocraft's research and development generally consists of activities related to new generic drug product development and research for developing new bulk manufacturing processes and products.

     Biocraft sells its products, primarily through its internal sales staff, to approximately 300 customers. More than half of Biocraft's gross sales of drugs in dosage form is made under its own label and the balance is made under customers' labels; however, in all cases Biocraft is named on the label as the manufacturer. Sales of drugs in dosage forms are made primarily to distributors, drug wholesalers, drugstore chains, mass merchandisers, other drug manufacturers, health care institutions and government agencies, almost all of which are located in the United States.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

     The following table sets forth the high and low sales prices per Teva ADS on the NASDAQ National Market and per share of Biocraft Common Stock on the NYSE (on a historical and equivalent per share basis) on January 26, 1996, the last trading day in the United States before the public announcement of the execution of the Merger Agreement:

                                                                     HIGH      LOW
                                                                    ------    ------

Teva ADSs........................................................   $46.00    $45.25
Biocraft Common Stock
     Historical..................................................   $13.63    $12.75
     Equivalent share basis(1)...................................    21.21     20.86

- ------------

(1) Equivalent share basis is determined by multiplying the applicable Teva ADS price by 0.461 to reflect the terms of the Merger Agreement.

     The last reported sales price of the Teva Ordinary Shares on the Tel Aviv Stock Exchange on January 28, 1995, the last trading day on such exchange prior to public announcement of the signing of the Merger Agreement, was $4.58. Each Teva ADS represents 10 Teva Ordinary Shares.

TEVA ADSS

     Teva ADSs have been traded in the United States since 1982 and were admitted to trading on the NASDAQ National Market in October 1987. Teva ADSs are quoted under the symbol TEVIY. The Bank of New York serves as Depositary for the ADSs. Each Teva ADS represents 10 Teva Ordinary

Shares. The table below sets forth the high and low last reported sale prices for Teva ADSs during the indicated fiscal quarters.

                                          HIGH            LOW                                                  HIGH       LOW
                                       ----------   -------------                                           ----------  -----
                                              (IN DOLLARS)                                                 (IN DOLLARS)

Year ended December 31, 1994:                                          Year ending December 31, 1996:
     First quarter....................   34 1/4         25             First quarter ........................   46 1/8   37 7/8
     Second quarter...................   27 3/8         22 1/2         Second quarter (through
     Third quarter....................   30 3/4         23 1/4         April 26, 1996 .......................   45 1/2   37 15/16
     Fourth quarter...................   29 1/4         22 7/8

Year ended December 31, 1995:
     First quarter....................   30 3/4         21 9/16
     Second quarter...................   38 3/8         29 3/8
     Third quarter....................   43             35 3/4
     Fourth quarter...................   47 1/8         34 7/8


     On April 26, 1996, the last reported sale price for the Teva ADSs on the NASDAQ National Market was $45.50. As of April 25, 1996, there were 831 record holders of Teva ADSs, which in total represented approximately 66% of the total outstanding Teva Ordinary Shares, and 819 of such record holders were in the United States.

     On February 14, 1994, the American Stock Exchange, the Chicago Options Exchange and the Pacific Stock Exchange began quoting options on Teva ADSs under the symbol TEVIY.

     Since May 1994, the Teva ADSs have also been traded on SEAQ International in London.

TEVA ORDINARY SHARES

     Teva Ordinary Shares have been listed on the Tel Aviv Stock Exchange since 1951. The table below sets forth the high and low last reported sale prices of the Teva Ordinary Shares on the Tel Aviv Stock Exchange during the indicated fiscal quarters as reported by such exchange. The translation into United States dollars is based on the daily representative rate of exchange published by the Bank of Israel then in effect.

                                          HIGH     LOW                                             HIGH     LOW
                                          -----   -----                                            -----   -----
                                          (IN DOLLARS)                                             (IN DOLLARS)

Year ended December 31, 1994:                            Year ending December 31, 1996:
     First quarter.....................    3.40    2.60  First quarter .........................    4.58    3.74
     Second quarter....................    2.75    2.19  Second quarter (through
     Third quarter.....................    2.98    2.22  April 28, 1996) .......................    4.48    3.70
     Fourth quarter....................    2.90    2.42

Year ended December 31, 1995:
     First quarter.....................    3.03    2.15
     Second quarter....................    3.73    2.92
     Third quarter.....................    4.25    3.67
     Fourth quarter....................    4.66    3.52

     On April 28, 1996, the last reported sale price of Teva Ordinary Shares on the Tel Aviv Stock Exchange was $4.48. As of April 25, 1996, there were 196 record holders of Teva Ordinary Shares.

DIVIDENDS ON TEVA ORDINARY SHARES

     For over 30 years Teva has paid dividends, and since 1987 Teva has paid dividends on a regular quarterly basis. Future dividend policy will be reviewed by the Board of Directors based upon conditions then existing, including Teva's earnings, financial condition, capital requirements and other factors. Dividends are declared and paid in New Israeli Shekels ('NIS'). Such dividends are converted into dollars and paid by the Depositary of the ADSs for the benefit of owners of ADSs.

     Dividends paid by an Israeli company to shareholders residing outside Israel are currently subject to withholding of Israeli income tax at a rate of up to 25%. In the case of Teva, the applicable withholding tax rate will depend on the particular facilities which have generated the earnings that are the source of the dividend and, accordingly, the applicable rate will change from time to time. The rate of tax withheld on Teva's dividends has typically been at 25%. United States persons who become owners of Teva ADSs must include the entire amount of any dividend paid by Teva with respect to the Teva Ordinary Shares (not reduced by any Israeli income taxes withheld) in their gross income for U.S. Federal income tax purposes. United States corporations holding Teva ADSs will not be entitled to the 70% dividends received deduction under the Code. Residents of the United States generally will have withholding tax in Israel deducted by Teva. Such persons may be entitled to relief from United States taxation under the Code, using such tax either as a reduction of taxable income or as a dollar-for-dollar credit against United States tax subject to certain limitations.

     The following table sets forth the amounts of the dividends paid in respect of each period indicated prior to deductions for applicable Israeli withholding taxes:

                  CENTS PER TEVA ADS                                       CENTS PER TEVA ADS
- ------------------------------------------------------   ------------------------------------------------------

Year ended December 31, 1991:                            Year ended December 31, 1994:
     1st interim................................   2.1   1st interim.....................................   6.6
     2nd interim................................   2.2   2nd interim.....................................   6.6
     3rd interim................................   2.2   3rd interim.....................................   6.6
     4th interim................................   2.5   4th interim.....................................   6.7
Year ended December 31, 1992:                            Year ended December 31, 1995:
     1st interim................................   2.5   1st interim.....................................   6.7
     2nd interim................................   2.5   2nd interim.....................................   6.6
     3rd interim................................   2.3   3rd interim.....................................   6.5
     4th interim................................   3.6   4th interim.....................................   6.4
Year ended December 31, 1993:                            Year ending December 31, 1996
     1st interim................................   3.7   1st interim.....................................   5.0
     2nd interim................................   5.2
     3rd interim................................   5.1
     4th interim................................   6.6

BIOCRAFT COMMON STOCK

     Biocraft Common Stock is listed on the NYSE under the symbol BCL. The table below sets forth the high and low last reported sale prices for Biocraft Common Stock on the NYSE during the indicated fiscal quarters.

                                           HIGH        LOW                                                   HIGH        LOW
                                        ---------   ---------                                            ------------   -----
                                            (IN DOLLARS)                                                 (IN DOLLARS)

Year ended March 31, 1994:                                             Year ended March 31, 1996:
     First quarter.....................   26 1/2      15 3/4        First quarter..........................   22 1/2   17 5/8
     Second quarter....................   35          26 1/8        Second quarter.........................   21 1/4   16 7/8
     Third quarter.....................   37 5/8      18 7/8        Third quarter..........................   17 1/4   12 5/8
     Fourth quarter....................   21 3/4      14 3/4        Fourth quarter.........................   20 5/8   12 3/4

Year ended March 31, 1995:                                             Year ending March 31, 1997:
     First quarter.....................   18 1/8      13 5/8        First quarter (through
     Second quarter....................   17 1/8      11 3/4        April 26, 1996)........................   21       17 3/8
     Third quarter.....................   19 1/4      14 7/8
     Fourth quarter....................   19 1/4      15 1/4


     On April 26, 1996, the last reported sale price for Biocraft Common Stock on the NYSE was $21.00. As of April 22, 1996, there were 761 record holders of Biocraft Common Stock.

DIVIDENDS ON BIOCRAFT COMMON STOCK

     Biocraft has not paid a cash dividend on its Common Stock since November 1994 and does not currently anticipate paying cash dividends in the foreseeable future. On August 8, 1994, Biocraft declared a cash dividend of $.10 per share on its Common Stock, which was paid on November 22, 1994. A cash dividend of $.10 per share on Biocraft Common Stock had also been paid on November 18, 1993. The payment of dividends is subject to the discretion of the Board of Directors of Biocraft and is dependent upon many factors, including Biocraft's earnings, its capital needs and its general financial condition. In addition, Biocraft's credit agreement with General Electric Capital Corporation restricts Biocraft's ability to pay dividends unless certain conditions are satisfied and in any event prohibits the payment of dividends in excess of $1.5 million per annum.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed balance sheet at December 31, 1995 gives effect to the Merger of Biocraft into Teva as if it had occurred as of December 31, 1995. The following unaudited pro forma combined condensed statements of operations for each of the three years in the period ended December 31, 1995 gives effect to the acquisitions by Teva, in the fourth quarter of 1995, of Biogal Pharmaceutical Works Ltd. and Industrie Chimiche Italiane S.p.A. (the 'Acquisitions') as if they had occurred on January 1, 1995 and to the Merger as if it had occurred on January 1, 1993. The pro forma financial statements give effect to the above mentioned transactions as follows:
The Merger is accounted for under the 'pooling of interests' method, while the Acquisitions are accounted for under the 'purchase' method.

     Biocraft's historical financial statements and/or summary financial information derived therefrom, presented herein or incorporated by reference are presented on the basis of fiscal years ending on March 31. For purposes of the pro forma information, Biocraft's statements of operations for all periods presented have been recast to reflect the results of operations on a calendar year basis, prior to the combination of those statements with the statements of Teva.

     These unaudited pro forma statements have been prepared from, and should be read in conjunction with, the historical consolidated financial statements and the notes thereto of Teva and Biocraft, which are incorporated by reference in this Proxy Statement/Prospectus.

     The pro forma data are presented for informational purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the Merger and the Acquisitions been consummated at the dates indicated nor are they necessarily indicative of future operating results or financial position.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AT DECEMBER 31, 1995

                                                                                         PRO FORMA       PRO FORMA
                                                                TEVA      BIOCRAFT      ADJUSTMENTS      COMBINED
                                                               -------    --------      -----------      ---------
                                                                            (IN THOUSANDS US DOLLARS)

                          ASSETS:
Current Assets:
     Cash and cash equivalents..............................    63,396       1,469                          64,865
     Short-term investments.................................    10,273                                      10,273
     Accounts receivable....................................   204,169      30,750                         234,919
     Inventories............................................   188,661      56,229         (9,184)(3a)     235,206
                                                                                             (500)(3b)
     Other current assets...................................                 3,686            (66)(3a)       3,620
                                                               -------    --------      -----------      ---------
          Total current assets..............................   466,499      92,134         (9,750)         548,883
Investments and non-current receivables.....................    47,890         180                          48,070
Property, plant and equipment
     Cost...................................................   423,549     137,148         (4,053)(3a)     556,644
     Less accumulated depreciation..........................   131,968      47,229           (571)(3a)     178,626
                                                               -------    --------      -----------      ---------
                                                               291,581      89,919         (3,482)         378,018
Intangibles and other assets................................    65,324       1,042           (700)(3c)      65,666
                                                               -------    --------      -----------      ---------
          Total assets......................................   871,294     183,275        (13,932)       1,040,637
                                                               -------    --------      -----------      ---------
                                                               -------    --------      -----------      ---------
                        LIABILITIES:
Current Liabilities:
     Short-term credit......................................   250,376       4,218                         254,594
     Current maturities of long-term debt...................                 4,848                           4,848
     Accounts payable and accrued expenses..................   151,331      27,923         12,800(3d)      192,054
                                                               -------    --------      -----------      ---------
          Total current liabilities.........................   401,707      36,989         12,800          451,496
Long-term debt..............................................    40,763      52,402                          93,165
Deferred taxes..............................................    11,052       4,133         (4,965)(3a)       7,320
                                                                                           (2,900)(3e)
Other liabilities...........................................    10,210                                      10,210
                                                               -------    --------      -----------      ---------
          Total liabilities.................................   463,732      93,524          4,935          562,191
Minority interest...........................................     4,679                                       4,679
Shareholders' equity:
     Share capital..........................................   122,173      43,680         (1,305)(3f)     164,548
     Other capital surplus..................................     9,129                                       9,129
     Retained earnings......................................   282,593      47,376         (7,767)(3a)     311,102
                                                                                          (11,100)(3e)
     Treasury stock.........................................   (11,012)     (1,305)         1,305(3f)      (11,012)
                                                               -------    --------      -----------      ---------
          Total shareholders' equity........................   402,883      89,751        (18,867)         473,767
                                                               -------    --------      -----------      ---------
Total liabilities and shareholders' equity..................   871,294     183,275        (13,932)       1,040,637
                                                               -------    --------      -----------      ---------
                                                               -------    --------      -----------      ---------

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                    1995        PRO FORMA    ADJUSTED               PRO FORMA          PRO FORMA
                                       TEVA     ACQUISITIONS   ADJUSTMENTS     TEVA     BIOCRAFT   ADJUSTMENTS         COMBINED
                                      -------   ------------   -----------   --------   --------   -----------         ---------
                                                            (IN THOUSANDS US DOLLARS EXCEPT PER ADS DATA)

Sales...............................  667,677      83,174                    750,851     144,632      (1,029)(2e)       894,454
Costs of sales......................  389,519      63,884                    453,403     122,721       3,106(2a)        578,374
                                                                                                         173(2b)
                                                                                                      (1,029)(2e)
                                      -------   ------------                 --------   --------   -----------         ---------
    Gross profit....................  278,158      19,290                    297,448      21,911      (3,279)           316,080
Research and development expenses:
    Total expenses..................   67,934       4,324                     72,258      11,129         822(2c)         84,209
    Less grants and participations..  (36,345)                               (36,345 )                                  (36,345)
                                      -------   ------------                 --------   --------   -----------         ---------
                                       31,589       4,324                     35,913      11,129         822             47,864
Selling, general and                  131,411      10,167           236(2f)  141,814      14,035                        155,849
  administrative....................
Write-off in accordance with General
  Health Fund debt arrangement......    4,745                                  4,745                                      4,745
                                      -------   ------------      -----      --------   --------   -----------         ---------
Operating income....................  110,413       4,799          (236)     114,976      (3,253)     (4,101)           107,622
Financial expenses, net.............    8,475       3,834                     12,309       4,275                         16,584
Other income, net...................    4,766       2,970                      7,736         143                          7,879
                                      -------   ------------      -----      --------   --------   -----------         ---------
Income before income taxes..........  106,704       3,935          (236)     110,403      (7,385)     (4,101)            98,917
Income taxes........................   27,906       1,583                     29,489      (2,922)     (1,599)(2d)        24,968
                                      -------   ------------      -----      --------   --------   -----------         ---------
                                       78,798       2,352          (236)      80,914      (4,463)     (2,502)            73,949
Share in profits of associated
  companies.........................       27                                     27                                         27
Minority interest...................      967                                    967                                        967
                                      -------   ------------      -----      --------   --------   -----------         ---------
Net income before extraordinary        79,792       2,352          (236)      81,908      (4,463)     (2,502)            74,943
  item..............................
Extraordinary item..................                                                        (125)                          (125)
                                      -------   ------------      -----      --------   --------   -----------         ---------
Net income..........................   79,792       2,352          (236)      81,908      (4,588)     (2,502)            74,818
                                      -------   ------------      -----      --------   --------   -----------         ---------
                                      -------   ------------      -----      --------   --------   -----------         ---------
Earnings per ADS....................     1.46                                                                              1.22
Weighted average number of ADSs
  outstanding.......................   55,112                                                          6,566             61,678

                   UNAUDITED PRO FORMA CONSOLIDATED COMBINED
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                                                      PRO FORMA         PRO FORMA
                                                               TEVA      BIOCRAFT    ADJUSTMENTS        COMBINED
                                                              -------    --------    -----------        ---------
                                                                 (IN THOUSANDS US DOLLARS EXCEPT PER ADS DATA)

Sales......................................................   587,711     137,377         (231)(2e)      724,857
Cost of sales..............................................   329,238     112,163        1,809(2a)       443,009
                                                                                            30(2b)
                                                                                          (231)(2e)
                                                              -------    --------    -----------        ---------
Gross profit...............................................   258,473      25,214       (1,839)          281,848
Research and development expenses:
     Total expenses........................................    50,814      11,300          400(2c)        62,514
     Less grants and participations........................   (14,264)                                   (14,264)
                                                              -------    --------    -----------        ---------
                                                               36,550      11,300          400            48,250

Selling, general and administrative........................   115,193      14,450                        129,643
                                                              -------    --------    -----------        ---------
Operating income...........................................   106,730        (536)      (2,239)          103,955
Financial expenses, net....................................    10,994       3,715                         14,709
Other income, net..........................................     2,251         155                          2,406
                                                              -------    --------    -----------        ---------
Income before income taxes.................................    97,987      (4,096)      (2,239)           91,652
Income taxes...............................................    27,022      (2,270)        (873)(2d)       23,879
                                                              -------    --------    -----------        ---------
                                                               70,965      (1,826)      (1,366)           67,773
Share in profits of associated companies...................       685                                        685
Minority interest..........................................        (4)                                        (4)
                                                              -------    --------    -----------        ---------
Net income.................................................    71,646      (1,826)      (1,366)           68,454
                                                              -------    --------    -----------        ---------
                                                              -------    --------    -----------        ---------
Earnings per ADS...........................................      1.32                                       1.12
Weighted average number of ADSs outstanding................    54,968                    6,566            61,534

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1993

                                                                                      PRO FORMA         PRO FORMA
                                                               TEVA      BIOCRAFT    ADJUSTMENTS        COMBINED
                                                              -------    --------    -----------        ---------
                                                                 (IN THOUSANDS US DOLLARS EXCEPT PER ADS DATA)

Sales......................................................   501,975     147,534        (782)(2e)       648,727
Cost of sales..............................................   288,120     108,850          38(2a)        396,216
                                                                                          (10)(2b)
                                                                                         (782)(2e)
                                                              -------    --------    -----------        ---------
Gross profit...............................................   213,855      38,684         (28)           252,511
Research and development expenses:
     Total expenses........................................    31,289      10,140          61(2c)         41,490
     Less grants and participations........................    (6,604)                                    (6,604)
                                                              -------    --------    -----------        ---------
                                                               24,685      10,140          61             34,886

Selling, general and administrative........................   101,189      11,949                        113,138
                                                              -------    --------    -----------        ---------
Operating income...........................................    87,981      16,595         (89)           104,487
Financial expenses, net....................................     5,255       4,109                          9,364
Other income, net..........................................     2,475       1,691                          4,166
                                                              -------    --------    -----------        ---------
Income before income taxes.................................    85,201      14,177         (89)            99,289
Income taxes...............................................    27,526       5,032         (35)(2d)        32,523
                                                              -------    --------    -----------        ---------
                                                               57,675       9,145         (54)            66,766
Share in profits of associated companies...................         0                                          0
Minority interest..........................................      (200)          0                           (200)
                                                              -------    --------    -----------        ---------
Net income before cumulative effect of an accounting
  change...................................................    57,475       9,145         (54)            66,566
Cumulative effect of an accounting change..................                    30                             30
                                                              -------    --------    -----------        ---------
Net income.................................................    57,475       9,175         (54)            66,596
                                                              -------    --------    -----------        ---------
                                                              -------    --------    -----------        ---------
Earnings per ADS...........................................      1.07                                       1.10
Weighted average number of ADSs outstanding................    54,950                   6,566             61,516

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

1. The unaudited pro forma combined condensed financial statements reflect the issuance of approximately 6.6 million Teva ADSs in exchange for all of the shares of Biocraft Common Stock. This reflects an Exchange Ratio of 0.461 Teva ADS for each outstanding share of Biocraft Common Stock which represents an indicated value of $20.86 per share of Biocraft Common Stock based on the closing price of $45 1/4 of Teva ADSs at January 26, 1996.

2. Pro forma adjustments relating to the pro forma statements of operations:

        (a) an adjustment to Biocraft's cost of sales to conform to Teva's inventory valuation policies (principally an adjustment for the change from 'Last-in-First-Out' to 'First-in-First-Out');

        (b) an adjustment to Biocraft's cost of sales to conform Biocraft's policy of capitalizing certain costs in construction projects, primarily internal labor, benefits and overhead to Teva's policy of expensing similar costs;

        (c) an adjustment to Biocraft's research and development expenses to conform to Teva's policy of valuing raw materials for products prior to regulatory approval at their expected replacement costs versus Biocraft's policy of valuing such inventory at the lower of cost or market and to conform to Teva's policy of not capitalizing certain materials and supplies used in production prior to regulatory approval;

        (d) the above conforming adjustments have been tax effected at the overall expected rate;

        (e)      inter-company sales have been eliminated;

        (f) an adjustment to the 1995 statements of operations of the Acquisitions to reflect the amortization of the goodwill which arose in these acquisitions in the period in 1995 prior to the acquisition by Teva; the statements of income of the Acquisitions do not reflect non-recurring charges resulting from their acquisition by Teva.

3. Pro forma adjustments relating to the pro forma balance sheet:

        (a) inventories, property plant and equipment, other assets, deferred taxes and retained earnings were adjusted as a result of the conforming adjustments described in adjustments 2a, b, c and d;

        (b)      inventories   have  been  adjusted to  reflect  Teva's expected
                 discontinuance of certain product presentations and packaging lines after the completion of the Merger;

        (c) other assets have been adjusted to write-off certain deferred costs, principally loan origination costs, to reflect Teva's expected repayment of such loans after completion of the Merger;

        (d) other accrued expenses have been adjusted to reflect (i) estimated professional fees and other expenses directly related to the Merger, (ii) Teva's planned approach for handling litigation claims after the completion of the Merger and (iii) severance costs related to the anticipated restructuring costs resulting from the elimination of certain redundant personnel after the completion of the Merger;

        (e) to reflect in retained earnings and deferred taxes adjustments 3b, c and d;

        (f)      Biocraft treasury stock has been eliminated.

                         TERMS OF THE MERGER AGREEMENT

     The following description of certain provisions of the Merger Agreement is only a summary and does not purport to be complete. This discussion is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached to this Proxy Statement/Prospectus as Annex I and incorporated by reference herein.

THE MERGER; EXCHANGE AND CONVERSION OF SHARES

     Pursuant  to  and  subject  to  the  terms  and  conditions  of  the Merger
Agreement, at the Effective Time Merger Sub will be merged with and into Biocraft. Biocraft will be the surviving corporation in the Merger (the 'Surviving Corporation'). All shares of Biocraft Common Stock, other than shares owned by Biocraft as treasury stock, shall be converted into and shall be canceled in exchange for the right to receive 0.461 Teva ADSs, each Teva ADS representing 10 Teva Ordinary Shares, duly issued and credited as fully paid. All such shares of Biocraft Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Teva ADSs to be issued in exchange therefor upon the surrender of such certificate, without interest. All shares of Biocraft Common Stock which are held in Biocraft's treasury shall be canceled and retired prior to the Effective Time and no share capital or other consideration shall be delivered in exchange therefor. In consideration of the issue to Teva by the Surviving Corporation of shares of common stock of the Surviving Corporation and the cancellation of Biocraft Shares, Teva will allot, in exchange for the issue to Teva of all the unissued shares of common stock of the Surviving Corporation, the Teva Ordinary Shares to be issued to the Exchange Agent on behalf of such persons as Biocraft shall nominate for the purpose of giving effect to the conversion and exchange referred to above.

     Based on the number of shares of Biocraft Common Stock outstanding as of April 22, 1996, assuming that all Biocraft stock options are exercised, the Teva ADSs to be issued in the Merger will represent 66,163,610 Teva Ordinary Shares, or approximately 10.7% of the outstanding Teva Ordinary Shares. See ' -- Treatment of Biocraft Stock Options'.

     No fraction of a Teva ADS will be issued in connection with the Merger. If a holder of shares of Biocraft Common Stock would otherwise be entitled at the Effective Time to a fraction of a Teva ADS, such stockholder will be entitled to receive from the Exchange Agent an amount in cash in lieu of such fractional Teva ADS, representing such holder's proportionate interest in the net proceeds from the sale on the NASDAQ National Market of the aggregate of the fractions of ADSs which would otherwise have been issued by the Exchange Agent on behalf of all such holders.

EXCHANGE OF SHARE CERTIFICATES

     At the Effective Time, certificates representing shares of Biocraft Common Stock ('Biocraft Certificates') will be deemed to represent solely the right to receive the number of Teva Ordinary Shares represented by Teva ADSs determined as described above.

     As soon as practicable after the Effective Time, Teva will cause the Exchange Agent to mail or make available a notice and letter of transmittal to each holder of record of shares of Biocraft Common Stock at the Effective Time, advising such holder of the effectiveness of the Merger and the procedures for surrendering to the Exchange Agent any Biocraft Certificates for exchange. If any Teva ADSs are to be issued to a person other than the person in whose name the Biocraft Certificate is registered, it shall be a condition to such issuance that the Biocraft Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such issuance must pay to the Exchange Agent any transfer or other taxes required as a result of such issuance to a person other than the registered holder or must establish to the satisfaction of the Exchange Agent that such tax either has been paid or is not payable.

     Each holder of shares of Biocraft Common Stock so converted, upon surrender to the Exchange Agent of one or more Biocraft Certificates for cancellation together with a properly completed letter of transmittal, will be entitled to receive ADRs representing 0.461 Teva ADSs in respect of each share of Biocraft Common Stock and cash in lieu of any fractional Teva ADSs in an amount calculated as described above. The Exchange Agent will not issue ADRs in respect to shares of Biocraft Common Stock which have not been surrendered within six months of the Effective Time. Thereafter, holders of shares of Biocraft Common Stock may look only to Teva and the Surviving Corporation for issuance of ADRs in respect of such shares. Notwithstanding the foregoing, neither Teva nor the Surviving Corporation shall be liable to any holder of shares of Biocraft Common Stock for any securities delivered or any amount paid to a public official pursuant to applicable abandoned property laws. Any Teva ADSs remaining unclaimed by holders of shares of Biocraft Common Stock three years after the Effective Time (or such earlier date immediately prior to such time as such securities would otherwise escheat to or become property of any governmental entity or as is otherwise provided by applicable law) shall, to the extent permitted by applicable law, be free and clear of any claims or interest of any person previously entitled thereto.

     No dividends, interest or other distributions with respect to securities of Teva or the Surviving Corporation issuable with respect to shares of Biocraft Common Stock shall be paid to the holder of any unsurrendered Biocraft
Certificates until such Biocraft Certificates are surrendered. Upon such surrender, there shall be paid, without interest, to the person in whose name the Teva ADSs are registered, all dividends and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time.

TREATMENT OF BIOCRAFT STOCK OPTIONS

     Prior to the Effective Time, the Biocraft Board will take all reasonably necessary action to (i) terminate the Biocraft Incentive Stock Option Plan (and all options thereunder), the Biocraft 1987 Directors' Stock Option Plan (and all options thereunder) and all other Biocraft plans or agreements providing for the grant of stock options, (ii) notify the holder of options terminated under (i) above, and (iii) offer the holder of each such option the right by written notice to exercise, by written notice, all such options, whether or not then exercisable by the terms of the applicable option agreement. Options as to which no notice of exercise is received by Biocraft will be converted into the right to receive promptly after the Effective Time, as to each share of Biocraft Common Stock covered thereby (without regard to any then applicable restrictions on the exercise of such options), the number of Teva ADSs determined by (a) multiplying the Exchange Ratio by the fair market value of an ADS on the Effective Date, (b) subtracting from the product of such multiplication the sum of the applicable per share exercise price plus applicable per share withholding for taxes (which will be appropriately remitted to the applicable tax authority on behalf of such optionee) and (c) dividing the amount obtained in clause (b) by the fair market value of a Teva ADS on the Effective Date. For such purpose, the fair market value of a Teva ADS on the NASDAQ National Market shall mean the average of the last sale prices of a Teva ADS on the NASDAQ National Market on each of the ten trading days ending two trading days prior to the Effective Date. In addition, prior to the Effective Time, but subject to the Merger, the Biocraft Board will cause Biocraft's Restricted Stock Purchase Plan to be amended to (i) provide that no further restricted stock grants be made after the Effective Time and (ii) provide that the terms and conditions of such Plan will apply to the Teva ADSs and Teva Ordinary Shares issued upon the Merger to the holders of restricted stock under such Plan, and such holders shall thereafter hold such Teva ADSs and Teva Ordinary Shares subject to the terms and conditions of such Plan, including without limitation any requirement for the legending of certificates evidencing such securities.

EFFECTIVE TIME

     The Effective Time of the Merger, at which time the closing of the Merger will occur and the conversion of the shares of Biocraft Common Stock will become effective, will be the time of the filing of a Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is provided in the Certificate of Merger. This filing will occur as soon as practicable following the approval of the Merger Agreement by the stockholders of Biocraft and the satisfaction or waiver of other conditions precedent set forth in the Merger Agreement, but in no event later than the fifth business day after the satisfaction or waiver of all conditions or at such other time and place and on such other date as Teva and Biocraft mutually agree. The Effective Time is currently expected to take place on or about May 31, 1996. See ' -- Termination Rights' and ' -- Conditions to the Merger'.

TERMINATION RIGHTS

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (whether before or after approval of the Merger by the stockholders of Biocraft) by mutual consent of Biocraft, on the one hand, and of Teva and Merger Sub, on the other hand, or by either Teva or Biocraft, if:

          (i) the Effective Time shall not have occurred by August 31, 1996;

          (ii) there shall be any law or regulation of any competent authority that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree of any competent authority prohibiting such transaction is entered and such judgment, injunction, order or decree shall have become final and nonappealable; or

          (iii) there has been a material breach of any covenant or a breach of any representation or warranty in the Merger Agreement on the part of the other, which breach of representation or warranty individually or, together with all other such breaches, materially and adversely affects the value of the breaching party, provided that any such breach of a covenant or representation or warranty has not been cured within 15 business days following receipt by the breaching party of notice of such breach.

     The Merger Agreement may be terminated by Biocraft if Biocraft receives a Takeover Proposal and its Board of Directors reasonably determines that such Takeover Proposal (as defined below in 'No Solicitation of Other Offers') is a Superior Proposal (as defined below in 'No Solicitation of Other Offers') after the second business day following receipt by Teva of notice of such Superior Proposal specifying the material terms and conditions of the Superior Proposal and identifying the person making such Superior Proposal; provided that termination under this clause is not effective until Biocraft has made payment in full of the Termination Fee (as defined below in 'No Solicitation of Other Offers').

     The Merger Agreement may be terminated by Teva if:

          (a) the required approval of the Merger by the stockholders of Biocraft shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the stockholders or at any adjournment thereof;

          (b) the Special Meeting is canceled or is otherwise not held prior to August 15, 1996 (except as a result of a judgment, injunction, order or decree of any competent authority or events or circumstances beyond the reasonable control of Biocraft); or

          (c) the Biocraft Board of Directors shall have withdrawn or modified in a manner adverse to Teva its approval or recommendation to Biocraft stockholders of the Merger Agreement or the Merger or shall have approved or recommended to Biocraft stockholders that they accept the terms of any Takeover Proposal or shall have resolved to take any of the foregoing actions or a Third Party Acquisition shall have occurred; provided, however, that Biocraft is obligated to pay the termination fee described in ' -- Certain Fees and Expenses'. 'Third Party Acquisition' is defined in the Merger Agreement as the occurrence of any of the following events: (x) the acquisition of Biocraft by merger, tender offer or otherwise by any person other than Teva, Merger Sub or any affiliate thereof (a 'Third Party'); (y) the acquisition by a Third Party of 20% or more of the total assets of Biocraft and its subsidiaries, taken as a whole; or (z) the acquisition by a Third Party of 20% or more of the outstanding Biocraft Common Stock.

     Upon termination, the Merger Agreement shall become void and have no effect, and there shall be no liability thereunder on the part of Teva, Merger Sub or Biocraft, except for liability for breach and except that the provisions governing confidentiality and costs and expenses shall survive any termination of the Merger Agreement.

CERTAIN FEES AND EXPENSES

     Except as provided below, all fees and expenses incurred in connection with the Merger, the Merger Agreement and the consummation of the transactions contemplated thereby shall be paid by the party incurring such costs and expenses, whether or not the Merger is consummated.

     If the Merger Agreement is terminated due to a material breach of covenants, representations or warranties, then the breaching party must pay all actual out-of-pocket costs and expenses of the non-breaching party incurred in connection with the Merger Agreement and the transactions contemplated thereby, including, without limitation, legal, professional and service fees and expenses (the 'Expenses'). If the Merger Agreement is terminated by Biocraft in accordance with the provisions described under 'THE MERGER -- Right of the Biocraft Board to Withdraw Recommendation' or is terminated by Teva as a result of (i) the failure of Biocraft to obtain the required vote of stockholders or hold the Special Meeting by August 15, 1996 (except as a result of a judgment, injunction, order or decree of any competent authority or events or circumstances beyond the reasonable control of Biocraft), (ii) the withdrawal or modification by the Biocraft Board of its recommendation of the Merger or the recommendation of a Takeover Proposal, or the adoption of a resolution with respect thereto, or (iii) the occurrence of a Third Party Acquisition, then Biocraft must pay the Expenses of Teva and Merger Sub.

     The   Merger  Agreement  requires  Biocraft  to  pay  promptly  to  Teva  a termination fee in the amount of $6 million if the Merger Agreement is terminated by Biocraft in accordance with the provisions described under 'THE MERGER -- Right of the Biocraft Board to Withdraw Recommendation' or is terminated by Teva as a result of (i) the withdrawal or modification by the Biocraft Board of its approval or recommendation of the Merger to Biocraft's stockholders or its approval or recommendation to Biocraft's stockholders of any Takeover Proposal, or its resolution to do the foregoing, (ii) the occurrence of a Third Party Acquisition, or (iii) a material breach of any covenant, representation or warranty of Biocraft in the Merger Agreement or the Special Meeting being canceled or not being held by August 15, 1996 (except as a result of a judgment, injunction, order or decree of any competent authority or events beyond the reasonable control of Biocraft) and, within 12 months of such termination, a transaction constituting a Third Party Acquisition is consummated involving any person with whom Biocraft or its agents had any discussions with respect to a Third Party Acquisition, to whom Biocraft or its agents furnished information with respect to or with a view to a Third Party Acquisition or who had submitted a Takeover Proposal or expressed any interest publicly or to Biocraft in a Third Party Acquisition, in each case prior to such termination. The Merger Agreement also requires Teva to promptly pay to Biocraft a termination fee in the amount of $6 million if the Merger Agreement is terminated due to a material breach of a covenant, representation or warranty of Teva in the Merger Agreement and, within 12 months after such termination, Teva is acquired by merger, tender offer or otherwise, or a person acquires 20% or more of Teva's total assets or outstanding Ordinary Shares or Teva enters into an agreement with respect to the foregoing.

CONDITIONS TO THE MERGER

     The parties' obligations to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of various conditions, including: (i) approval of the Merger Agreement by the requisite holders of the Biocraft Common Stock in accordance with applicable law and Biocraft's Certificate of Incorporation and By-laws; (ii) any waiting period (and any extension thereof) under the HSR Act applicable to the Merger having expired or been terminated; (iii) no preliminary or permanent injunction or other order having been issued by any court or by any governmental or regulatory agency, body or authority which enjoins, restrains or prohibits the consummation of the Merger or has the effect of making the Merger illegal and which is in effect at the Effective Time (each party has agreed to use its best efforts to have any such injunction or order lifted); (iv) the absence of any statute, rule, regulation, executive order, decree or order of any kind which prohibits the consummation of the Merger or has the effect of making the Merger illegal; (v) consent in principle having been granted by the TASE to list the Teva Ordinary Shares to be issued in connection with the Merger; (vi) the admission for trading of the Teva ADSs on the NASDAQ National Market upon official notice of issuance; (vii) the effectiveness of the Registration Statement and the absence of any stop order or proceeding for a stop order; (viii) Teva having received the required permit from the Israeli Securities Authority to publish a prospectus in connection with the Merger or having obtained an exemption from such requirement; (ix) consent of the Controller of Foreign Currency of the Bank of Israel having been obtained to the Merger, the issuance of the Teva Ordinary Shares in connection therewith and the other transactions contemplated by the Merger Agreement; (x) consents having been obtained from government bodies and authorities, including the Insurance Commissioner of the State of Hawaii which are required in order to consummate the Merger and the other transactions contemplated by the Merger Agreement and the failure to obtain which would have a material adverse effect on the condition (financial or otherwise) of Teva and its subsidiaries taken as a whole after giving effect to the Merger; (xi) Biocraft having received an opinion in form and substance satisfactory to it from Proskauer Rose Goetz & Mendelsohn LLP, counsel to Biocraft, and Teva having received the opinion of Willkie Farr & Gallagher, counsel to Teva, to the effect that the Merger will be treated for United States Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Biocraft, Teva and Merger Sub will each be a party to that reorganization within the meaning of Section 368(b) of the Code; (xii) no general suspension or limitation of trading having been imposed on the Teva Ordinary Shares or Teva ADSs or on securities generally on the NASDAQ National Market; and (xiii) the execution of employment agreements with Biocraft by Harold Snyder and Beatrice Snyder.

     Further conditions precedent to the obligations of Teva and Merger Sub to effect the Merger are: (i) the accuracy in all material respects of the representations and warranties of Biocraft in the Merger Agreement unless the failure of such representations and warranties to be accurate does not materially and adversely affect the value of Biocraft and its subsidiaries taken as a whole; (ii) the performance in all material respects of all obligations, agreements, covenants and conditions of Biocraft contained in the Merger Agreement to be performed or complied with prior to the Closing Date; (iii) all persons who are 'affiliates' of Biocraft for purposes of Rule 145 under the Securities Act having delivered a written agreement in form and substance satisfactory to Teva with respect to Rule 145 of the Securities Act; (iv) Teva having received an opinion of Proskauer Rose Goetz & Mendelsohn LLP, counsel to Biocraft, in the form annexed to the Merger Agreement; (v) Teva having received a comfort letter from Ernst & Young LLP, independent auditors to Biocraft, in form and substance satisfactory to Teva; (vi) Teva having received an opinion from Kesselman & Kesselman, independent auditors to Teva, stating that there is no fact or circumstance concerning Teva or Merger Sub known to them which would cause the Merger not to be recorded for accounting purposes as a pooling of interests under both Israel GAAP and US GAAP; (vii) Biocraft having received for each real property owned or operated by Biocraft or any of its subsidiaries located in the State of New Jersey, either a Letter of Non-Applicability, approval by the New Jersey Department of Environmental Protection and Energy ('DEP') of a Negative Declaration submitted by Biocraft, a no further action letter from DEP, the filing by Biocraft of a De Minimis Quantity Exemption Affidavit, a letter of authorization for the transfer of ownership from DEP or approval by DEP of a Remediation Agreement (any of the foregoing, 'ISRA Clearance') pursuant to the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and the regulations of DEP promulgated thereunder (collectively, 'ISRA'); and (viii) Teva having received any necessary permit from the Israeli Securities Authority or an exemption from such requirement.

     Further conditions precedent to the obligations of Biocraft to effect the Merger are: (i) the accuracy in all material respects of the representations and warranties of Teva and Merger Sub in the Merger Agreement unless the failure of such representations and warranties to be accurate does not materially and adversely affect the value of Teva and its subsidiaries taken as a whole; (ii) the performance in all material respects of all obligations, agreements, covenants and conditions of Teva and Merger Sub contained in the Merger Agreement to be performed or complied with prior to the Closing Date; (iii) Biocraft having received opinions of Willkie Farr & Gallagher, United States counsel to Teva, and S. Horowitz & Co., Israeli counsel to Teva, in the form annexed to the Merger Agreement; (iv) Biocraft having received a comfort letter from Kesselman & Kesselman, independent auditors to Teva, in form and substance satisfactory to Biocraft; (v) Biocraft having received an opinion of Ernst & Young LLP, independent auditors of Biocraft, stating that there is no fact or circumstance concerning Biocraft or its subsidiaries known to them which would cause the Merger not to be recorded for accounting purposes as a pooling of interests under US GAAP; (vii) Teva having executed the agreements referred to above with the affiliates of Biocraft; and (viii) Teva having delivered undertakings from each of its officers and directors to refrain from effecting sales of Teva Ordinary Shares or Teva ADSs until after the publication of financial statements reflecting the combined operating results of Biocraft and Teva for a period of not less than 30 days after the Effective Time.

     The foregoing conditions may be waived, to the extent permitted by applicable law, by the party or parties affected by such waiver.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various customary representations and warranties relating to, among other things, (i) each of Biocraft's and Teva's organization, capital structure and similar corporate matters, (ii) the financial statements of each of Biocraft and Teva, (iii) the authorization of the Merger Agreement by each of Biocraft and Teva and related matters, (iv) the absence of any conflicts under charters or by-laws, receipt of required consents or approvals, and absence of violations of any instruments or law, (v) documents filed by Biocraft and Teva with the SEC and the accuracy of information contained therein, (vi) the absence of a material adverse change in the business, properties, assets, liabilities, operations, results of operations or condition (financial or otherwise) of Biocraft and its subsidiaries taken as a whole and Teva and its subsidiaries taken as a whole, each since certain specified dates, (vii) in the case of Biocraft, retirement and other employee plans and matters, (viii) certain FDA matters, (ix) certain environmental matters, (x) litigation, (xi) compliance with law, (xii) in the case of Biocraft, the stockholder vote required and (xiii) broker's or finder's fees. The representations and warranties in the Merger Agreement (other than those relating to broker's or finder's fees) will not survive the Effective Time.

INDEMNIFICATION; OFFICERS' AND DIRECTORS' LIABILITY INSURANCE

     Biocraft, the surviving corporation in the Merger, for a period of six years commencing at the Effective Time, will, to the extent permitted by law, maintain all rights to indemnification now existing in favor of the directors, officers or employees of Biocraft as provided in Biocraft's Certificate of Incorporation or By-Laws with respect to acts and omissions occurring through the Effective Time, and Teva has guaranteed the due and prompt performance of such indemnification obligations of the surviving corporation. During a period of three years from the Effective Time, Teva will use its best efforts to cause Biocraft to maintain the current policy or policies of directors' and officers' liability insurance covering directors and officers of Biocraft with respect to acts and omissions occurring prior to the Effective Time; provided that the Surviving Corporation may substitute therefor policies of at least the same coverage (with carriers comparable to Biocraft's existing carriers) containing terms and conditions which are no less advantageous to the officers and directors and (ii) the Surviving Corporation shall not be required to pay a premium at a rate for such insurance in excess of 150% of the annual premium rate represented by the last premium paid prior to the date of the Merger Agreement, but in such case shall purchase as much coverage as possible for such amount and (iii) any or all of the officers and directors shall have the right to provide funds to the Surviving Corporation to fund premiums to the extent they exceed such 150% level.

CERTAIN COVENANTS OF BIOCRAFT

     Biocraft has agreed, among other things, that during the period from the date of the Merger Agreement until the Effective Time, Biocraft and its subsidiaries will conduct their operations in all material respects in the ordinary and usual course and will use their reasonable efforts to preserve intact their business organizations, to keep available the services of their directors, officers and employees, preserve in full force and effect all material licenses and approvals held by them and maintain satisfactory relationships with suppliers, distributors, clients and others having material business relationships with them. In addition, Biocraft has agreed that without the prior written consent of Teva neither it nor any of its subsidiaries will during such period (i) make any change in or amendment to its charter or by-laws; (ii) issue or sell any shares of its capital stock or share capital (other than in connection with (A) Biocraft's Stockholder Dividend Reinvestment and Stock Purchase Plan or (B) the exercise of options granted under employee and directors' stock option plans outstanding on the date of the Merger Agreement) or any of its other securities, or issue any securities convertible into, or options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock or any of its other securities, or make any other changes in its capital structure; (iii) declare, pay or make any dividend or other distribution or payment

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
with respect to, or split, combine, redeem or reclassify, any shares of its capital stock or share capital other than in accordance with Biocraft's Restricted Stock Purchase Plan or Shareholder Dividend Reinvestment and Stock Purchase Plan; (iv) enter into any contract or commitment with respect to capital expenditures in excess of certain specified contracts or commitments or in excess of $100,000, individually, or $200,000, in the aggregate, or enter into any other material contracts or commitments except contracts in the ordinary course of business; (v) acquire assets (other than as contemplated by clause (iv) above), other than in the ordinary course of business, in an amount in excess of $100,000, individually, or $200,000, in the aggregate, or dispose of (including by way of sale, lease or encumbrance), other than in the ordinary course of business, a material amount of assets or release or relinquish any material rights under any material contract; (vi) except as contemplated by the Merger Agreement, amend any employee or non-employee benefit plan or program, employment agreement, license agreement or retirement agreement, or pay any bonus or contingent compensation, except in each case in the ordinary course of business consistent with past practice prior to the date of the Merger Agreement; (vii) incur any indebtedness for borrowed money (other than by drawing under current revolving credit agreements (as such agreements are in effect on the date of the Merger Agreement and without givingeffect to any waivers of any of the provisions of such agreements)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Biocraft or any of its subsidiaries or guarantee any debt securities of others; (viii) make any material change in its method of accounting or record keeping not otherwise required by US GAAP; (ix) agree to the settlement of any material litigation for any amounts in excess of those reserved on Biocraft's books and records; or (x) purchase or acquire, or offer to purchase or acquire, any shares of its capital stock, other than in connection with Biocraft's Restricted Stock Purchase Plan and Stockholder Dividend Reinvestment and Stock Purchase Plan. Until the Effective Time, Biocraft has also agreed, upon reasonable notice, to afford to Teva and its authorized representatives reasonable access to its properties, books and records during normal business hours and to furnish information as Teva will from time to time request.

CERTAIN COVENANTS OF TEVA

     Teva has agreed that during the period from the date of the Merger Agreement until the Effective Time, it will (i) upon reasonable notice, afford Biocraft and its authorized representatives reasonable access to its properties, books and records during normal business hours and to furnish information as Biocraft will from time to time request; (ii) make application to the Tel Aviv Stock Exchange for the listing on such exchange of the Teva Ordinary Shares to be issued pursuant to the Merger Agreement; (iii) cause the Teva ADSs issued pursuant to the Merger to be admitted for trading on the NASDAQ National Market, subject to official notice of issuance; and (iv) exercise its rights under the Irrevocable Proxy to vote in the Special Meeting in favor of the Merger Agreement and the Merger. Both Biocraft and Teva also agree to cooperate in filing the Registration Statement of which this Proxy Statement/Prospectus is a part and to use their best efforts to procure its effectiveness. In addition, Teva has agreed (a) to indemnify the former stockholders of Biocraft who held Biocraft Common Stock immediately prior to the Effective Time from, and hold them harmless against, any federal, state, local and foreign tax liability that they may incur if Teva or any of its affiliates effects any merger, consolidation, reorganization, issuance, transfer, assignment, conveyance, disposition or other transaction with respect to the Surviving Corporation, its capital stock or its assets after the Effective Time, which, without regard to
Section 367 of the Code, results in the Merger being treated other than as a tax-free reorganization under the Code and (b) that it shall not (1) after the Effective Time make any disposition of the assets of the Surviving Corporation or any equity interest in the Surviving Corporation which would prevent the Merger from being recorded as a pooling of interest transaction or (2) prior to the third anniversary (or a longer period up to the fifth anniversary provided certain conditions are met) of the Effective Time, make any disposition of the assets of the Surviving Corporation or any equity interests in the Surviving Corporation that would cause any recognition of gain under a gain recognition agreement entered into with the Internal Revenue Service under Section 367(a) of the Code and Section 1.367(a)-3T of the U.S. Temporary Treasury Income Tax Regulations by any former stockholder of Biocraft who is a 'five percent transferee shareholder' (as defined in Section 1.367(a)-3T(c)(6)(ii)), except a disposition described in Section 1.367(a)-3T(g)(7) as to which Teva provides the five percent transferee shareholders, on a timely basis, with notice of the disposition and all information they require in order to comply with the requirements of subdivision (i) of that section.

NO SOLICITATION OF OTHER OFFERS

     Biocraft and its subsidiaries shall not, directly or indirectly, take (nor shall Biocraft authorize or permit its subsidiaries, officers, directors, investment bankers, attorneys, or other representatives, to take) any action to
(i) solicit, initiate or encourage the  submission of any Takeover Proposal,  or
(ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that, to the extent required by the fiduciary obligations of the Board of Directors of Biocraft, as determined in good faith by the Board of Directors after reviewing the advice of outside counsel, Biocraft may, (A) in response to an unsolicited request therefor, furnish information with respect to Biocraft to any person pursuant to a customary confidentiality agreement (as determined by Biocraft's outside counsel) and discuss (1) such information (but not the terms of any possible Takeover Proposal) and (2) the terms of the nonsolicitation provisions of the Merger Agreement with such person and (B) upon receipt by Biocraft of a Takeover Proposal, following delivery to Teva of the notice required, participate in discussions or negotiations regarding such Takeover Proposal. 'Takeover Proposal' means any proposal for a merger or other business combination involving Biocraft or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, not less than 20% of the outstanding voting securities of, or assets representing not less than 20% of the annual revenues of Biocraft, other than the transactions contemplated by the Merger Agreement.

     In the event the Board of Directors of Biocraft receives a Takeover Proposal that, in the exercise of its fiduciary obligations (as determined in good faith by the Board of Directors after reviewing the advice of outside counsel), it determines to be a Superior Proposal, the Board of Directors may (subject to the following sentences) withdraw or modify its approval or recommendation of the Merger Agreement or the Merger, approve or recommend any such Superior Proposal, enter into an agreement with respect to such Superior Proposal or terminate the Merger Agreement, in each case at any time after the second business day following Teva's receipt of written notice (a 'Notice of Superior Proposal') advising Teva that the Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. 'Superior Proposal' means any bona fide Takeover Proposal on terms which the Board of Directors of Biocraft determines in its good faith reasonable judgment (after reviewing the advice of a financial advisor of nationally recognized reputation) to be more favorable to Biocraft's stockholders than the Merger.

AMENDMENTS

     Any provision of the Merger Agreement may be amended or waived in writing by the appropriate parties thereto before the Effective Time (notwithstanding any stockholder approval) by action taken by the respective Boards of Directors of Teva, Merger Sub and Biocraft, provided that after any such stockholder approval, no such amendment or waiver shall be made which by law requires further approval by such stockholders without such further approval.

                      DESCRIPTION OF TEVA ORDINARY SHARES

     The par value of the Teva Ordinary Shares is NIS 0.01 per share and all issued and outstanding Teva Ordinary Shares are fully paid and non-assessable. Holders of paid-up Teva Ordinary Shares are entitled to participate equally in the payment of dividends and other distributions and, in the event of liquidation, in all distributions after the discharge of liabilities to creditors.

     The Teva Board of Directors may declare interim dividends and propose the final dividend with respect to any fiscal year out of profits available for dividends after statutory appropriation to capital reserves. Declaration of a final dividend (not exceeding the amount proposed by the Board) requires shareholder approval through the adoption of an ordinary resolution. All Teva Ordinary Shares represented by the Teva ADSs will be issued in registered form only. Teva Ordinary Shares do not entitle their holders to preemptive rights.

     Voting is on the basis of one vote per share, either by a showing of hands or, if the Chairman, two shareholders present in person, or shareholders present in person or by proxy and holding at least 5% of the outstanding share capital demand, by secret ballot. An ordinary resolution (for example, resolutions for the approval of the financial statements, the approval of final dividends and the appointment of auditors) requires a majority affirmative vote of shareholders present in person or by proxy but a special resolution (for example, resolutions amending the Articles of Association and authorizing changes in capitalization, and other major changes as specified in the Israeli Companies Ordinance) requires the affirmative vote of shareholders present in person or by proxy and holding shares conferring in the aggregate at least 75% of the votes actually cast on the special resolution. Certain actions or arrangements between major shareholders, directors and officers and Teva require shareholder approval by majority vote. See 'COMPARISON OF STOCKHOLDER RIGHTS -- Business Combinations'.

     Each shareholder (or shareholders) of outstanding Teva Ordinary Shares representing 4% of the fully paid-up share capital has the power to appoint a director.

     Neither Teva's Memorandum of Association, the Articles of Association, nor the laws of the State of Israel restrict in any way the ownership or voting of Teva Ordinary Shares by nonresidents or persons who are not citizens of Israel, except with respect to citizens or residents of countries that are in a state of war with Israel.

                   DESCRIPTION OF AMERICAN DEPOSITARY SHARES

     Set forth below is a summary of certain provisions of the Deposit Agreement, as amended (the 'Deposit Agreement'), among Teva, The Bank of New York, as depositary (the 'Depositary'), and the holders from time to time of ADRs representing Teva ADSs. This summary does not purport to be complete and is qualified in its entirety by the Deposit Agreement, a copy of which has been incorporated by reference into the Registration Statement of which this Proxy Statement/Prospectus forms a part. Additional copies of the Deposit Agreement are available for inspection at the Corporate Trust Office of the Depositary, 101 Barclay Street, New York, New York 10286, and at the principal Tel Aviv office of Bank Leumi Le-Israel Ltd., 2-4 Lilienblum Street, Tel Aviv, Israel, and the principal Tel Aviv office of Israel Discount Bank Limited, 27-31 Yehunda Halevi Street, Tel Aviv, Israel (collectively, the 'Custodian').

AMERICAN DEPOSITARY RECEIPTS

     ADRs evidencing a specified number of Teva ADSs are issuable by the Depositary pursuant to the Deposit Agreement. Each Teva ADS represents 10 Teva Ordinary Shares (or evidence of rights to receive 10 Teva Ordinary Shares) deposited with the Custodian.

DEPOSIT AND WITHDRAWAL OF TEVA ORDINARY SHARES

     The Depositary has agreed that, upon deposit with the Custodian of Teva Ordinary Shares (or evidence of rights to receive such Teva Ordinary Shares) accompanied by an appropriate instrument or instruments of transfer or endorsement in form satisfactory to the Custodian and any certifications as may be required by the Depositary or the Custodian and subject to the terms of the Deposit Agreement, the Depositary will execute and deliver at its Corporate Trust Office, upon payment of the fees, charges and taxes provided in the Deposit Agreement, to or upon the written order of the person or persons entitled thereto, an ADR registered in the name of such person or persons for the number of Teva ADSs issuable in respect of such deposit.

     Every person depositing Teva Ordinary Shares under the Deposit Agreement shall be deemed to represent and warrant that such Teva Ordinary Shares and each certificate therefor are validly issued, fully paid, nonassessable of outstanding Teva Ordinary Shares and that such person is duly authorized to make such deposit, and the deposit of such Ordinary Shares or sale of ADRs evidencing Teva ADSs by that person is not restricted under the Securities Act.

     Upon surrender of ADRs at the Corporate Trust Office of the Depositary, and upon payment of the fees provided in the Deposit Agreement and subject to the terms and conditions of the Deposit Agreement, ADR holders are entitled to delivery to them or upon their order at the principal office of the Custodian or at the Corporate Trust Office of the Depositary of certificates representing the Teva Ordinary Shares and any other securities, property or cash that the surrendered ADRs evidence the right to receive. Delivery to the Corporate Trust Office of the Depositary shall be made at the risk and expense of the ADR holder surrendering ADRs.

     The Depositary may execute and deliver ADRs prior to the receipt of Teva Ordinary Shares ('Pre-Release'). The Depositary may deliver Teva Ordinary Shares upon the receipt and cancellation of ADRs that have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such ADR has been Pre-Released. Each Pre-Release will be
(a) accompanied by a written representation from the person to whom ADRs are to be delivered that such person, or its customer, owns the Teva Ordinary Shares or ADRs to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Teva ADSs outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Teva Ordinary Shares deposited with the Depositary; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

DIVIDENDS, OTHER DISTRIBUTIONS AND RIGHTS

     The Depositary is required to convert or cause to be converted into U.S. dollars, to the extent that in its judgment it can do so on a reasonable basis and can transfer the resulting U.S. dollars to the United States, all cash dividends and other cash distributions denominated in a currency other than U.S. dollars that it receives in respect of the deposited Teva Ordinary Shares, and to distribute the amount received, subject to the terms of the Deposit Agreement and net of any expenses incurred by the Depositary in connection with conversion, to the holders of ADRs in proportion to the number of Teva ADSs that are evidenced by such ADRs. The amount distributed will be reduced by any amounts to be withheld by Teva or the Depositary for applicable taxes net of expenses of conversion into U.S. dollars. If the Depositary determines that in its reasonable judgment any foreign currency received by it cannot be so converted on a reasonable basis and transferred, or if any required approval or license of any government or agency thereof is denied or not obtained within a reasonable period of time as determined by the Depositary, the Depositary may distribute such foreign currency (or an appropriate document evidencing their right to receive such foreign currency) received by it or, in its discretion, hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the ADR holders entitled to receive the same. If any conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the holders of ADRs entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the holders of ADRs entitled thereto and may distribute the balance of the foregoing currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of the holders of ADRs entitled thereto.

     If any distribution upon any Teva Ordinary Shares deposited or deemed deposited under the Deposit Agreement consists of a dividend in, or free distribution of, additional Teva Ordinary Shares, the Depositary shall, only if Teva so requests, distribute to the holders of outstanding ADRs entitled thereto, in proportion to the number of Teva ADSs that are evidenced by such ADRs, additional ADRs evidencing an aggregate number of Teva ADSs that represent the number of Teva Ordinary Shares received as such dividend or free distribution subject to the terms of the Deposit Agreement. In lieu of Teva delivering ADRs for fractional Teva ADSs in the event of any such distribution, the Depositary will sell the amount of Teva Ordinary Shares represented by the aggregate of such fractions and will distribute the net proceeds to holders of ADRs in accordance with the Deposit Agreement. If additional ADRs are not so distributed, each Teva ADS shall thereafter also represent the additional Teva Ordinary Shares distributed together with the Teva Ordinary Shares represented by such Teva ADS prior to such distribution.

     If Teva offers or causes to be offered to the holders of Teva Ordinary Shares any rights to subscribe for additional Teva Ordinary Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to holders of ADRs or in disposing of such rights for the benefit of such holders and making the net proceeds available to such holders or, if the Depositary may neither make such rights available nor dispose of such rights and make the net proceeds available to such holders, the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by Teva, take action as follows (i) if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all holders of ADRs or to certain holders of ADRs but not to other holders of ADRs, the Depositary may distribute to any holder of ADRs to whom it determines the distribution to be lawful and feasible, in proportion to the number of Teva ADSs held by such holder of ADRs, warrants or other instruments therefor in such form as it deems appropriate or (ii) if the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain holders of ADRs, it may sell the rights, warrants or other instruments in proportion to the number of Teva ADSs held by the holder of ADRs to whom it has determined it may not lawfully or feasibly make such right available, and allocate the net proceeds of such sales (net of the fees of the Depositary and all taxes and governmental charges and subject to the terms of the Deposit Agreement) for the account of such holders of ADRs otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such holders of ADRs because of exchange restrictions or the date of delivery of any ADR or otherwise. The Depositary shall not be responsible for any failure to determine that it may be lawful and feasible to make such rights available to holders of ADRs in general or any holder in particular.

     If a holder of ADRs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the Teva ADSs of such holder, the Depositary will make such rights available to such holder upon written notice from Teva to the Depositary that Teva has elected in its sole discretion to permit such rights to be exercised and such holder has executed such documents as Teva has determined in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such holder to exercise such rights, upon payment by such holder to the Depositary for the account of such holder of an amount equal to the purchase price of the Teva Ordinary Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such holder, exercise the rights and purchase the Teva Ordinary Shares, and Teva shall cause the Teva Ordinary Shares so purchased to be delivered to the Depositary on behalf of such holder. As agent for such holder, the Depositary will cause the Teva Ordinary Shares so purchased to be deposited under the Deposit Agreement, and shall issue and deliver to such holder legended ADRs, restricted as to transfer under applicable securities laws.

     The Depositary will not offer to the holders of ADRs any rights to subscribe for additional Teva Ordinary Shares or rights of any other nature, unless and until such a registration statement is in effect with respect to the rights and the securities to which they relate, or unless the offering and sale of such securities to the holders of such ADRs are exempt from registration under the provisions of the Securities Act and an opinion of counsel satisfactory to the Depositary and Teva has been obtained.

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
     If the Depositary determines that any distribution of property in respect of the Teva Ordinary Shares (including Teva Ordinary Shares or rights to subscribe therefor) is subject to any tax or other governmental charge that the Depositary is obligated to withhold, the Depositary may be public or private sale in Israel dispose of all or a portion of such property including Teva Ordinary Shares and Rights to subscribe therefor in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary will distribute the net proceeds of any such sale and after deduction of any taxes or charges to the ADR holders entitled thereto.

     Subject to the terms of the Deposit Agreement, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Teva Ordinary Shares, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting Teva or to which it is a party, any securities that shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Teva Ordinary Shares shall be treated as newly deposited Teva Ordinary Shares under the Deposit Agreement, and Teva ADSs shall thenceforth represent the new Teva Ordinary Shares so received in respect of Teva Ordinary Shares, unless additional ADRs are delivered or the Depositary calls for the surrender of outstanding ADRs to be exchanged for new ADRs.

RECORD DATES

     Whenever any cash dividend or other cash distribution shall become payable, and distribution other than cash shall be made or rights shall be issued with respect to the Teva Ordinary Shares, or whenever for any reason the Depositary causes a change in the number of Teva Ordinary Shares that are represented by each Teva ADS, or whenever the Depositary shall receive notice of any meeting of holders of Teva Ordinary Shares, the Depositary shall fix a record date (a) for the determination of the holders of ADRs who shall be entitled (i) to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (ii) to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each Teva ADS will represent the changed number of Teva Ordinary Shares.

REPORTS AND OTHER COMMUNICATIONS

     Teva will furnish to the Depositary and the Custodian all notices of shareholders' meetings and other reports and communications that are made generally available to the holders of Teva Ordinary Shares and English translations of the same. The Depositary will make such notices, reports and communications available for inspection by ADR holders at its Corporate Trust Office when furnished by Teva pursuant to the Deposit Agreement and, upon request by Teva, will mail such notices, reports and communications to ADR holders at Teva's expense.

VOTING OF THE UNDERLYING TEVA ORDINARY SHARES

     Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Teva Ordinary Shares, if requested in writing, the Depositary shall, as soon as practicable thereafter, mail to the ADR holders a notice containing (a) such information as is contained in the notice received by the Depositary and (b) a statement that the holders of ADRs as of the close of business on a specified record date will be entitled, subject to applicable law and the provisions of the Memorandum and Articles of Association of Teva, to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the amount of Teva Ordinary Shares represented by their respective Teva ADSs. Upon the written request of an ADR holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as is practicable and permitted under applicable law and the provisions of the Memorandum and Articles of Association of Teva, to vote or cause to be voted the amount of Teva Ordinary Shares represented by the Teva ADSs evidenced by such ADR in accordance with the instructions set forth in such request. If no instructions are received by the Depositary from a holder of an ADR, the Depositary shall give a discretionary proxy for the Ordinary Shares represented by such holder's ADR to a person designated by Teva.

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
AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of the ADRs and the terms of the Deposit Agreement may at any time be amended by agreement between Teva and the Depositary. Any amendment that imposes or increases any fees or charges (other than taxes or other governmental charges), or that otherwise prejudices any substantial existing right of holders of ADRs shall, however, not become effective until the expiration of three months after notice of such amendment has been given to the holders of outstanding ADRs. Every holder of an ADR at the time such amendment becomes effective will be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event will any amendment impair the right of any ADR holder to surrender the ADRs held by such holder and receive therefor the underlying Teva Ordinary Shares and any other property represented thereby, except in order to comply with mandatory provisions of applicable law.

     Whenever so directed by Teva, the Depositary has agreed to terminate the Deposit Agreement by mailing notice of such termination to the holders of all ADRs then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the holders of all ADRs then outstanding and Teva a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. On and after the date of termination, an ADR holder, upon surrender of such ADR at the Corporate Trust Office of the Depositary, upon payment of the fees of the Depositary, and upon payment of any applicable tax or governmental charges, will be entitled to delivery to him or upon his order of the amount of Teva Ordinary Shares and other property represented by such ADR. If any ADRs remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of ADRs, will suspend the distribution of dividends to the holders thereof and will not give any further notices or perform any further acts under the Deposit Agreement, except (i) the collection of dividends and other distributions, (ii) the sale of rights and other property, and (iii) the delivery of Teva Ordinary Shares, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADRs, subject to the terms of the Deposit Agreement. At any time after the expiration of one year from the date of termination, the Depositary may sell the underlying Teva Ordinary Shares and hold uninvested the net proceeds, together with any cash then held by it under the Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADRs that have not theretofore surrendered their ADRs and such holders shall become general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for net proceeds and other cash (after deducting certain fees of the Depositary) and except for certain obligations for indemnification set forth in the Deposit Agreement. Upon the termination of the Deposit Agreement, Teva will also be discharged from all obligations thereunder, except for certain obligations to the Depositary.

CHARGES OF DEPOSITARY

     Teva will pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any registrar only in accordance with agreements in writing entered into between the Depositary and Teva from time to time. The following charges shall be incurred by any party depositing or withdrawing Teva Ordinary Shares or by any party surrendering ADRs or to whom ADRs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by Teva or an exchange of stock regarding the ADRs or deposited Teva Ordinary Shares or a distribution of ADRs pursuant to the terms of the Deposit Agreement): (i) the fees of the Depositary for the execution and delivery, transfer, or surrender of ADRs, or the making of any cash distribution, pursuant to the Deposit Agreement, (ii) any applicable taxes and other governmental charges, (iii) any applicable transfer or registration fees,
(iv) certain cable, telex and facsimile transmission charges as provided in the Deposit Agreement, (v) any expenses incurred in the conversion of foreign currency and (vi) a fee of $5.00 or less per 100 ADRs (or portion thereof) for the delivery of ADRs in connection with the deposit of Teva Ordinary Shares or distributions on Teva Ordinary Shares on the surrender of ADRs. The Depositary

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
has advised Teva that it will waive the fee described in (vi) above in connection with the issuance of ADRs contemplated by the Merger.

     The Depositary, subject to the Deposit Agreement, may own and deal in any class of securities of Teva and its affiliates and in ADRs.

LIABILITY OF HOLDERS FOR TAXES, DUTIES OR OTHER CHARGES

     Any tax or other governmental charge with respect to ADRs or any deposited Teva Ordinary Shares represented by any ADR shall be payable by the holder of such ADR to the Depositary. The Depositary may refuse to effect transfer of such ADR or any withdrawal of deposited Teva Ordinary Shares represented by such ADR until such payment is made, and may withhold any dividends or other distributions or may sell for the account of the holder thereof any part or all of the deposited Teva Ordinary Shares represented by such ADR and may apply such dividends or distributions or the proceeds of any such sale in payment of any such tax or other governmental charge and the holder of such ADR shall remain liable for any deficiency.

TRANSFER OF AMERICAN DEPOSITARY RECEIPTS

     The ADRs are transferable on the books of the Depositary, provided that the delivery of ADRs against deposits of Teva Ordinary Shares generally or against deposits of particular Teva Ordinary Shares may be suspended, or the transfer of ADRs in particular instances may be refused, or the registration of transfer of outstanding ADRs generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or Teva at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason, subject to the terms of the Deposit Agreement. The surrender of outstanding ADRs and withdrawal of deposited Teva Ordinary Shares may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or Teva, the deposit of Teva Ordinary Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges and (iii) compliance with the United States or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the deposited Teva Ordinary Shares. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Teva Ordinary Shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Teva Ordinary Shares. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of Teva Ordinary Shares, the Depositary, the Custodian or the registrar may require payment from the person presenting the ADR or the depositor of the Teva Ordinary Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto, payment of any applicable fees payable by the holders of ADRs, may require the production of proof satisfactory to the Depositary as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement. The Depositary may refuse to execute and deliver ADRs, register the transfer of any ADR or make any distribution on, or related to, Teva Ordinary Shares until it or the Custodian has received proof of citizenship or residence, exchange control approval or other information as it may deem necessary or proper. Holders of ADRs may inspect the transfer books of the Depositary at any reasonable time, provided, that such inspection shall not be for the purpose of communicating with holders of ADRs in the interest of a business or object other than the business of Teva or a matter related to the Deposit Agreement or ADRs.

GENERAL

     Neither the Depositary nor Teva nor any of their directors, officers, employees, agents or affiliates will be liable to the holders of ADRs if by reason of any present or future law or regulation of the United States or any other country or of any government or regulatory authority or any stock exchange,

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
any provision, present or future, of Teva's Memorandum and Articles of Incorporation or any circumstance beyond its control, the Depositary or Teva or any of their respective directors, officers, employees, agents or affiliates is prevented or delayed in performing its obligations or exercising its discretion under the Deposit Agreement or is subject to any civil or criminal penalty on account of performing its obligations. The obligations of Teva and the Depositary under the Deposit Agreement are expressly limited to performing their obligations specifically set forth in the Deposit Agreement without negligence or bad faith.

                        COMPARISON OF STOCKHOLDER RIGHTS

     The following is a summary of material differences between the rights of holders of Biocraft Common Stock and holders of Teva Ordinary Shares and between the Delaware General Corporation Law (the 'DGCL') and the Israeli Companies Ordinance (the 'Companies Ordinance') which may affect the rights and interests of stockholders.

VOTE REQUIRED FOR CERTAIN ACTIONS

     Under the DGCL, a merger, consolidation, sale of all or substantially all assets, dissolution or amendment to the certificate of incorporation must be approved by vote at a meeting at which a quorum is present or by written consent of a majority of the outstanding shares entitled to vote thereon (except mergers involving a corporation and its subsidiary in which the parent corporation owns at least 90% of the outstanding shares of the subsidiary, in which case no stockholder vote or written consent is required).

     Under the Companies Ordinance, settlements and arrangements between a company and any class of its shareholders (or any class of its creditors) involving certain types of mergers, reorganizations, sales of assets and dissolutions require (i) the approval at an extraordinary meeting of a majority in number of the shareholders representing 75% of the relevant class of shares present and voting in person or by proxy, and (ii) the sanction of the District Court. Once so approved and sanctioned, all shareholders of the relevant class are bound by the arrangement. The Companies Ordinance also provides that where an offer is made by one company (the 'Offering Company') via plan or contract for all the shares, or a class of shares, of another company, and shareholders of such company holding at least nine-tenths of the value of such shares approve such plan or such contract within four months after it was proposed, the Offering Company may, within two months of reaching the nine-tenths level, by notice require dissenting shareholders to transfer their shares on the terms of the plan or contract. A dissenting shareholder may apply to the District Court within one month of the date on which notice was given objecting to the transfer on the proposed terms. The District Court may order that the shareholder shall not be required to transfer his shares, or may specify such terms of the transfer as it finds appropriate. For the vote required for other actions, see 'DESCRIPTION OF TEVA ORDINARY SHARES'.

APPRAISAL RIGHTS

     Under the DGCL, a stockholder of a constituent corporation in a merger may, under certain circumstances and upon meeting certain requirements, dissent from the merger by demanding payment in cash for his/her shares equal to the 'fair value' (excluding any appreciation or depreciation as a consequence or in expectation of the transaction) of such shares, as determined by agreement with the corporation or by an independent appraiser appointed by a court in an action timely brought by the corporation or the dissenters.

     Delaware law grants dissenters' appraisal rights only in the case of certain mergers and not in the case of a sale or transfer of assets or a purchase of assets for stock regardless of the number of shares being issued. Delaware law does not grant appraisal rights in a merger to holders of shares listed on a national securities exchange or designated as a national market system security by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders unless the plan of merger converts such shares into anything other than stock of the surviving corporation or stock of another corporation which is listed on a national securities exchange or designated as a national market system security by the National Association of Securities Dealers, Inc. or held of record by more than

                                       62

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
2,000 shareholders (or cash in lieu of fractional shares or some combination of the above). Therefore, as described under 'THE MERGER -- Appraisal Rights,' appraisal rights will not be available to Biocraft stockholders in the Merger.

     While the Companies Ordinance does not provide for appraisal rights per se, if a shareholder applies to a court as described under ' -- Vote Required for Certain Actions,' the court may specify the terms for the acquisition as it deems appropriate.

STOCKHOLDERS' MEETING

     Under the DGCL, meetings of stockholders may be held at such place as may be designated by or in the manner provided in the by-laws or, if not so designated, at the registered office of the corporation in Delaware. The stockholder meetings may be held within Delaware or outside Delaware. An annual meeting of stockholders is specifically mandated by the DGCL, which directs every corporation to convene a meeting of its stockholders annually for the election of directors on a date either designated in its bylaws or fixed in the manner provided in the bylaws. Under the Biocraft By-laws, an annual meeting of stockholders must be held once in every calendar. All other meetings are special meetings as is discussed below. The presence of the holders of a majority of the outstanding shares of Biocraft Common Stock constitutes a quorum for all stockholder meetings.

     Under the Companies Ordinance, a general meeting of the shareholders must be held at least once in every calendar year within a period of not more than 15 months following the last preceding general meeting. The place of the meeting may be either within or without Israel. If no meeting was held, the District Court may, upon application by a shareholder, convene a meeting or order the convening of a meeting. All meetings of the shareholders other than general meetings are extraordinary meetings as discussed below. The presence of at least two shareholders at a general meeting holding ten percent or more of the outstanding share capital of Teva constitutes a quorum. Notice to shareholders of at least seven days is required for all general and extraordinary meetings of the shareholders, unless a special resolution is to be proposed in which case notice of at least twenty-one days is required.

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

     Under the DGCL, unless a certificate of incorporation provides otherwise, stockholders may take action by written consent without a meeting as to any matter for which stockholder approval is required or which is permitted to be taken based on the approval of stockholders. Action by written consent requires the consent of a percentage of all the outstanding shares eligible to vote equal to the percentage that would be required for approval by shares present and voting at a meeting. Under the Biocraft Certificate of Incorporation, stockholders may take action by written consent without a meeting as to any matter for which stockholder approval is required or which is permitted to be taken on the approval of stockholders.

     Under Israeli law, the articles of association of a company may permit action by written consent of shareholders without a meeting. However, the Teva Articles of Association do not permit action by written consent.

ELECTION OF DIRECTORS; CLASSES OF DIRECTORS; CUMULATIVE VOTING

     Under the DGCL, a corporation's board of directors must consist of one or more members, with the number fixed by the corporation's by-laws or certificate of incorporation. Under the DGCL, directors are elected by a plurality of the votes of shares represented by proxy at a meeting at which a quorum is present and entitled to vote on the election of directors, and may be divided into one, two or three classes. Under the Biocraft Certificate of Incorporation, the board of directors of Biocraft shall consist of not less than six members, the exact number to be determined by resolution of the Board. The Biocraft Board currently has ten members. The Biocraft Certificate of Incorporation further provides that directors shall be classified with respect to the time for which each director holds office into three classes. Each class of directors of Biocraft consists, as nearly as possible, of one-third of the total number of directors constituting the entire Biocraft Board. A class of directors is elected at each

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
annual meeting of stockholders. Each Biocraft director is elected to serve a three-year term. The presence of a majority of directors in office constitute a quorum for transacting business.

     Under the DGCL, cumulative voting is not available unless so provided in the corporation's certificate of incorporation. The Biocraft Certificate of Incorporation does not provide for cumulative voting.

     Under the Companies Ordinance, a public company must have at least two directors. Under the Teva Articles of Association, the Teva Board is to consist of a minimum of seven directors, the exact number to consist of the aggregate of the directors appointed or elected as follows: (i) each shareholder or group of shareholders holding 4% of the outstanding Teva Ordinary Shares is entitled to appoint one director for a term of one year; (ii) the President of Teva serves as a member of the Board during the period of his service as President; (iii) the Companies Ordinance requires two independent public directors to serve as members of Teva's Board for a term of five years; and (iv) additional directors (the number of which is determined from time to time by the Board, provided that such number may not exceed 15) are elected by Teva's shareholders at the annual general meeting of shareholders to serve for three-year staggered terms ('Additional Directors'). There are currently 26 members on the Board of Teva. Under the Teva Articles of Association, unless otherwise determined by the Teva Board of Directors, the presence of seven directors constitutes a quorum for transacting business. The Teva Ordinary Shares do not have cumulative voting rights.

     Under the Companies Ordinance, public Israeli companies whose shares are traded in Israel must appoint two 'directors from the public' for five-year terms and an 'audit committee.' Teva is subject to and complies with such requirements.

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

     Delaware law provides that, unless otherwise provided in the certificate of incorporation or by-laws, vacancies and newly created directorships may be filled by majority vote of the directors then in office, even if the number of directors then in office is less than a quorum. In addition, if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the whole board, the Delaware Court of Chancery may, upon application of stockholders holding at least 10% of the shares outstanding at the time and entitled to vote, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Such elections are to be conducted in accordance with the procedures provided by Delaware law for holding stockholder meetings.

     Under the Teva Articles of Association, the Board is entitled at any time to elect Additional Directors to serve until the following annual general meeting of shareholders (subject to the maximum number of 15 Additional
Directors). Vacancies in the Teva Board may be filled by the vote of the majority of the directors holding office in certain specified circumstances. If the number of directors is less than the minimum number, then the directors may either fill the vacancy or convene a general meeting of the shareholders, but may take no other directorial action until the minimum number of directors is achieved. In the event of one or more vacancies in the Teva Board not causing the number of directors to be less than the minimum required, the directors shall continue to fulfill all their directorial duties. The Teva Articles of Association also provide a procedure for the appointment of substitute directors.

REMOVAL OF DIRECTORS

     Under the DGCL, unless provided otherwise in the certificate of incorporation, in the case of a corporation whose board is classified (such as Biocraft), a director can be removed only for cause by the holders of a majority of shares then entitled to vote in an election of directors. Biocraft's certificate of incorporation does not provide for removal of directors without cause.

     Under the Teva Articles of Association, the holders of seventy-five percent of the voting power represented at a general meeting entitled to so vote may remove any director.

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
DIVIDENDS

     The DGCL provides that a corporation may, unless otherwise restricted by its certificate of incorporation, declare and pay dividends out of surplus, as defined in the DGCL, or if no surplus exists, out of net profits for the current or preceding fiscal year (provided that the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). Additionally, the DGCL provides that a corporation may redeem or repurchase its shares.

     The Companies Ordinance does not define the source from which dividends may be paid, although common law generally applied by the courts of Israel has been interpreted to require that dividends be paid solely out of profits. The Teva Articles of Association provide that no dividend shall be paid otherwise than out of the profits of Teva.

TREASURY SHARES

     Under the DGCL, Biocraft may directly or indirectly acquire its own shares and hold such shares in treasury, although such shares may not be voted or counted for quorum purposes.

     Under Israeli law, Teva cannot acquire its own shares except in certain limited circumstances.

BUSINESS COMBINATIONS

     Delaware law prevents an 'interested stockholder' (defined as a holder who acquires 15% or more of a corporation's stock) from entering into a business combination with a corporation within three years after the date the stockholder acquired such corporation's stock. However, a business combination is permitted
(i) if prior to the date the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or such acquisition of stock, (ii) if, at the time the interested stockholder acquired such 15% interest, it acquired 85% or more of the outstanding stock of the corporation, excluding shares held by directors who are also officers and shares held under certain employee stock plans, or (iii) if the business combination is approved by the corporation's board of directors and two-thirds of the outstanding shares voting at an annual or special meeting of stockholders, excluding shares held by the interested stockholder. This provision applies automatically to Delaware corporations except those corporations with less than 2,000 stockholders of record and without voting stock listed on a national exchange or listed for quotation with a registered national securities association. Additional exceptions allow corporations, in certain instances, to adopt certificates of incorporation or by-laws that elect not to be governed by these provisions. Biocraft has not so elected.

     Under the Companies Ordinance, transactions in which an 'Office Holder' (defined as a director, managing director, general business manager, deputy managing director, deputy general business manager, any other manager directly subordinate to the managing director and any person assuming the responsibilities of any of the foregoing positions without regard to such person's corporate title) has a direct or indirect 'personal interest,' must be approved by the company's Board of Directors. In the case of an 'unusual transaction' (defined by the Companies Ordinance as one which is not in the ordinary course of business, is not on market terms or is likely to substantially affect the profitability, property or obligations of the company), such transaction must be approved by the company's audit committee and its Board of Directors and, under certain circumstances, its shareholders (e.g., if a majority of the members of the audit committee or the Board of Directors have a 'personal interest' in the transaction). In addition, any transactions in which interested directors holding, in the aggregate, 25% or more of the outstanding share capital, and constituting a majority of the Board or involving officers holding 25% or more of the share capital, must be authorized by a shareholder resolution approved by a majority of the shareholders, which must include at least one-third of the disinterested shareholders.

LIMITATION ON DIRECTORS' LIABILITY; INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Delaware law allows a corporation to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breaches of a director's fiduciary duty as a director. However, such a limitation does not affect the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for intentional or negligent payment of unlawful dividends or stock redemptions or (iv) for any transaction from which the director derived an improper personal benefit. Additionally, the corporation may not limit or eliminate liability for acts or omissions occurring prior to the effective date of such a provision in the certificate of incorporation. The DGCL permits the indemnification of and the entering into of insurance contracts to provide coverage of officers and directors. The Biocraft Certificate of Incorporation limits the liability of Biocraft's directors to the fullest extent permitted by Delaware law and the By-laws provide for indemnification of and the entering into insurance contracts which would provide coverage of officers, directors, employees and other agents for attorneys' fees and other expenses as well as judgments or amounts paid in settlement of civil lawsuits, actual or threatened.

     The Companies Ordinance permits a company to amend its articles of association to provide that (i) a company may obtain an insurance policy providing insurance to an Office Holder (as defined above) in respect of liabilities incurred by him as a result of the breach of his duty of care to the company or to another person, or as a result of the breach of his duty of loyalty to the company to the extent that he acted in good faith and had reasonable cause to believe that the act would not prejudice the company, as well as for monetary liabilities to a third party charged against him as a result of an act or omission that he committed in connection with his serving as an Office Holder of a company; and (ii) a company may indemnify an Office Holder in connection with his activities as an Office Holder, for monetary liability to a third party incurred pursuant to a judgment, including a settlement or arbitration decision approved by a court, as well as for reasonable litigation expenses, including attorneys' fees, incurred in an action brought against him by, or on behalf of, the company or others, or as a result of a criminal charge of which he was acquitted. A company may not indemnify an Office Holder nor enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of the following: (a) a breach of the duty of loyalty, except for a breach of such duty to the company while acting in good faith and having reasonable cause to assume that such act would not prejudice the interests of the company; (b) a willful breach of the duty of care or reckless disregard for the circumstances or the consequences of a breach of the duty of care; (c) an act done with the intent to unlawfully realize a personal gain; or (d) a fine or bail imposed for an offense. Teva's Articles of Association provide for the insurance and indemnification as described above and Teva carries the said insurance and has entered into indemnification agreements.

LOANS TO DIRECTORS AND OFFICERS

     Under Delaware law, a corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries, including any officer or employee who is a director of a corporation or any of its subsidiaries, when such action, in the judgment of the corporation's directors, may reasonably be expected to benefit the corporation.

     Under the Companies Ordinance, a company may contract as to terms of employment (which may include the granting of loans) with its directors and officers, provided that such transactions are approved by the company's board of directors (in the case of officers) and by its audit committee, board of directors and shareholders (in the case of directors). In the case of an officer, the approval of the shareholders is also required if a majority of the board of directors has an interest in the transaction. If the transaction is an 'unusual transaction', the procedures outlined in ' -- Business Combinations' set forth above must be followed.

SPECIAL MEETINGS

     Under Delaware law, special meetings of stockholders may be called by the board of directors and by such other person or persons authorized to do so by the corporation's certificate of incorporation or by-laws. Under Delaware law, if an annual meeting is not held within 30 days of the date designated for such a meeting, or is not held for a period of 13 months after the last annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director. In Delaware, the number of shares represented at such meeting constitutes a quorum without regard to other provisions of law.

     The Biocraft Bylaws provide that special meetings of stockholders may be called by the Chairman of the Biocraft Board or by the Biocraft Board.

     Under the Companies Ordinance (and notwithstanding any provision to the contrary in a company's articles of association), an extraordinary general meeting of shareholders must be called by the board of directors upon request by a minimum of two shareholders (unless the articles of association specify a different minimum) holding not less than one-tenth of the paid-up capital of Teva carrying voting rights at general meetings. An ordinary resolution requires seven days notice (unless otherwise specified by the articles of association) and a special resolution requires 21 days notice.

WARRANTS OR OPTIONS

     Subject to any restrictions in the Certificate of Incorporation, under Delaware law, rights or options to purchase shares of any class of stock may be authorized by a corporation's board of directors. However, various other legal requirements would generally make stockholder approval of stock option plans or warrants desirable.

     Under the Teva Articles of Association, the Teva Board has the power to give to any person the option to acquire from Teva any shares, either at par or at premium, or, subject to the provisions of the Companies Ordinance, at a discount, during such time and for such consideration as the Teva Board may think fit. Certain options, such as to directors, must be approved by the Teva Board and shareholders.

STOCKHOLDER SUITS

     Under Delaware law, a stockholder may institute a lawsuit on behalf of the corporation. An individual stockholder may also commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met.

     Under Israeli law, a shareholder may institute a lawsuit on behalf of the corporation where the requirements for doing so have been met. A stockholder may also commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Israeli law have been met.

REGISTRATION OF SHARES IN NAME OF PLEDGEE

     Under Delaware law, a stockholder who has transferred shares to a pledgee and registered such transfer on the books of the corporation, is nevertheless entitled to vote such shares unless such stockholder has expressly empowered the pledgee to vote such shares.

     Under the Companies Ordinance, an Israeli company is instructed to recognize the person whose name appears in the share registry of Teva as the person entitled to vote such shares. Thus, any stockholder of Biocraft with stock presently registered in the name of a pledgee of such stockholder will lose the right to vote such stock being replaced with Teva Ordinary Shares.

INSPECTION OF CORPORATE BOOKS AND RECORDS; SHAREHOLDER LISTS

     Under the DGCL, a stockholder of a corporation has the right to inspect the books and records of the corporation, either in person or through an attorney or other agent, and to make copies or extracts therefrom, provided that such stockholder has a 'proper purpose' for making such inspections. A 'proper purpose' is defined to mean a purpose reasonably related to such person's interest in the corporation as a stockholder. In addition, under the DGCL any stockholder for any purpose germane to a meeting may examine, during ordinary business hours, for a period of ten (10) days prior to such meeting the complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.

     Neither the Companies Ordinance nor the Teva Articles of Association confers any right upon a shareholder to review corporate books and records. However, the Companies Ordinance confers the right upon shareholders to inspect Teva's register of shareholders as well as the minutes of Teva's general meetings.

              SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
               AND OWNERS OF 5% OR MORE OF BIOCRAFT COMMON STOCK

     The following table sets forth, as of the Record Date, the number of shares of Biocraft Common Stock beneficially owned by each director, executive officer and 5% or more stockholder named below.

                                                                                                   PERCENTAGE OF CLASS
                                                                            NUMBER OF SHARES       (* DESIGNATES LESS
                 NAME AND ADDRESS OF BENEFICIAL OWNER                     BENEFICIALLY OWNED(A)        THAN 1%)(B)
- -----------------------------------------------------------------------   ---------------------    -------------------

Directors
     Harold Snyder.....................................................         3,780,184                  26.6%
     Beatrice Snyder...................................................         3,780,186                  26.6
     Beryl L. Snyder...................................................         1,206,159(c)                8.5
     Brian S. Snyder...................................................         1,187,450(c)                8.4
     Jay T. Snyder.....................................................         1,184,150(c)                8.3
     Gerald Klein......................................................             1,000                    *
     James J. Rahal, Jr., M.D..........................................             5,000                    *
     Madelon DeVoe Talley..............................................             5,000                    *
     Marvin M. Thalenberg, M.D.........................................             1,500                    *
     G. Harold Welch, Jr...............................................             5,355                    *

Executive Officers(d)
     Melvin Kaufman....................................................            10,000                    *
     Harmon Aronson....................................................            14,150                    *
     All directors and executive officers as a group (consisting of
       eighteen persons all of whom own Biocraft Common Stock).........         9,220,434                  64.5%

- ------------

 (a) Includes shares of Biocraft Common Stock which directors and officers have currently exercisable rights to acquire through the exercise of options, in the amount of 13,350 shares for Beryl L. Snyder, 12,450 shares each for Brian S. Snyder and Jay T. Snyder, 1,000 shares for Mr. Klein, 5,000 shares each for Dr. Rahal and Ms. Talley, 1,000 shares for Dr. Thalenberg, 5,000 shares for Mr. Welch, 10,000 shares for Mr. Kaufman, 14,150 shares for Mr. Aronson and 115,550 shares for all directors and executive officers as a group.

 (b) The number of shares subject to options described in note (a) for each individual were deemed to be outstanding for purposes of calculating the percentage owned by such individual and by all directors and executive officers as a group.

 (c) Includes 1,000,000 shares of Common Stock held by trusts created by Harold Snyder and Beatrice Snyder and as to which Beryl L. Snyder, Brian S. Snyder and Jay T. Snyder, as trustees thereof, have joint dispositive and voting control.

 (d) Together with Harold Snyder, Beatrice Snyder, Beryl L. Snyder, Brian S. Snyder and Jay T. Snyder, the most highly compensated executive officers.

                                    EXPERTS

     The   consolidated   financial   statements  and   schedules   included  or
incorporated by reference in Teva's Annual Report on Form 20-F for the year ended December 31, 1995, which are incorporated by reference in this Proxy Statement/Prospectus, have been audited by Kesselman & Kesselman, Certified Public Accountants, Tel Aviv, Israel, as indicated in their report with respect thereto and are incorporated herein in reliance upon the authority of that firm as experts in accounting and auditing. The financial statements of consolidated subsidiaries whose assets at December 31, 1995 and 1994 constitute 26% and 16%, respectively, of total consolidated assets as of such dates and whose sales for the years ended December 31, 1995, 1994 and 1993 constitute 20%, 17% and 26%, respectively, of total consolidated sales for those years have been examined by other certified accountants whose reports have been included in Teva's Annual Report on Form 20-F for the year ended December 31, 1995, which is incorporated by reference into this Proxy Statement/Prospectus.

     The consolidated financial statements of Biocraft appearing in Biocraft's Annual Report (Form 10-K as amended by Form 10-K/A-1) for the year ended March 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated in this Proxy Statement/Prospectus by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the ADRs representing the Teva ADSs to be issued pursuant to this Proxy Statement/Prospectus and certain U.S. tax matters will be passed upon for Teva by Willkie Farr & Gallagher, United States counsel for Teva, and the validity of the Teva Ordinary Shares to be issued pursuant to this Proxy Statement/Prospectus will be passed upon for Teva by S. Horowitz & Co., Israeli counsel for Teva. A partner of Willkie Farr & Gallagher beneficially owns 1,200 Teva ADSs representing 12,000 Ordinary Shares.

     Certain U.S. tax matters will be passed upon for Biocraft by Proskauer Rose Goetz & Mendelsohn LLP, counsel for Biocraft.

                                                                         ANNEX I
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                    TEVA PHARMACEUTICAL INDUSTRIES LIMITED,
                            GENCO MERGER CORPORATION
                                      AND
                          BIOCRAFT LABORATORIES, INC.

                          DATED AS OF JANUARY 29, 1996

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                             ----
                                                    ARTICLE I
                                                   THE MERGER
 1.01  The Merger.........................................................................................    A-1
 1.02  Effective Time of Merger...........................................................................    A-1
 1.03  Effects of the Merger..............................................................................    A-1
 1.04  Certificate of Incorporation of the Surviving Corporation..........................................    A-1
 1.05  By-Laws of the Surviving Corporation...............................................................    A-2
 1.06  Directors of the Surviving Corporation.............................................................    A-2
 1.07  Officers of the Surviving Corporation..............................................................    A-2

                                                   ARTICLE II
                                              CONVERSION OF SHARES
 2.01  Conversion of Share................................................................................    A-2
 2.02  Surrender of Certificates..........................................................................    A-2
 2.03  Fractional ADSs....................................................................................    A-4
 2.04  Closing............................................................................................    A-4
 2.05  Stock Option Plans.................................................................................    A-4
 2.06  Restricted Stock Purchase Plan.....................................................................    A-5

                                                   ARTICLE III
                                         REPRESENTATIONS AND WARRANTIES
 3.01  Representations and Warranties of the Company......................................................    A-5
 3.02  Representations and Warranties of Parent and Sub...................................................   A-16

                                                   ARTICLE IV
                                     CONDUCT OF BUSINESS; TRANSACTIONS PRIOR
                                     TO CLOSING DATE; ADDITIONAL AGREEMENTS
 4.01  Conduct of Business of the Company.................................................................   A-20
 4.02  Access to Information Concerning Business and Records..............................................   A-21
 4.03  Confidentiality....................................................................................   A-21
 4.04  Registration Statement/Proxy Statement; Listing on Tel Aviv Stock Exchange.........................   A-21
 4.05  Employee Benefits..................................................................................   A-23
 4.06  Company Stockholder Approval; Recommendation.......................................................   A-23
 4.07  Stock Options......................................................................................   A-23
 4.08  Letters of the Company's Accountants...............................................................   A-23
 4.09  Letters of Parent's Accountants....................................................................   A-24
 4.10  Notices of Certain Events..........................................................................   A-24
 4.11  Tel Aviv Stock Exchange Listing....................................................................   A-24
 4.12  NASDAQ/NMS Admission...............................................................................   A-24
 4.13  HSR Act............................................................................................   A-24
 4.14  Indemnification; Officers' and Directors' Insurance................................................   A-24
 4.15  Best Efforts.......................................................................................   A-25
 4.16  Rule 145...........................................................................................   A-25
 4.17  No Solicitation....................................................................................   A-25
 4.18  Post Merger Restructurings.........................................................................   A-26
 4.19  Voting of Shares Subject to Proxy..................................................................   A-26
 4.20  Parent Shareholder Meeting.........................................................................   A-26
 4.21  Dispositions Contrary to Pooling...................................................................   A-27
 4.22  Dividend Reinvestment Plan.........................................................................   A-27

                                                                                                             PAGE
                                                                                                             ----
                                                    ARTICLE V
                                         CONDITIONS PRECEDENT TO MERGER

 5.01  Conditions Precedent to Obligations of Parent, Sub and the Company.................................   A-27
 5.02  Conditions Precedent to Obligations of Parent and Sub..............................................   A-28
 5.03  Conditions Precedent to Obligation of the Company..................................................   A-29

                                                   ARTICLE VI
                                           TERMINATION AND ABANDONMENT
 6.01  Termination........................................................................................   A-30
 6.02  Effect of Termination..............................................................................   A-30

                                                   ARTICLE VII
                                                  MISCELLANEOUS
 7.01  Fees and Expenses..................................................................................   A-31
 7.02  Representations, Warranties and Agreements.........................................................   A-31
 7.03  Extension; Waiver..................................................................................   A-31
 7.04  Public Announcements...............................................................................   A-32
 7.05  Notices............................................................................................   A-32
 7.06  Entire Agreement...................................................................................   A-33
 7.07  Binding Effect; Benefit; Assignment................................................................   A-33
 7.08  Amendment and Modification.........................................................................   A-33
 7.09  Further Actions....................................................................................   A-33
 7.10  Headings...........................................................................................   A-33
 7.11  Counterparts.......................................................................................   A-33
 7.12  Applicable Law.....................................................................................   A-33
 7.13  Severability.......................................................................................   A-33
 7.14  'Person' Defined...................................................................................   A-33
 7.15  Submission to Jurisdiction.........................................................................   A-33

SCHEDULES
- -----------
Schedule I   Designated Directors
Schedule II  Designated Officers

EXHIBITS (NOT INCLUDED)
- -----------
Exhibit A    Form of Basic Affiliate Agreement
Exhibit A-1 Form of Affiliate Agreement for Harold and Beatrice Snyder Exhibit B-1 List of Employment Agreement Employees
Exhibit B-2  Form of Employment Agreement
Exhibit C    Form of Opinion of Proskauer Rose Goetz & Mendelsohn LLP
Exhibit D-1  Form of Opinion of Willkie Farr & Gallagher
Exhibit D-2  Form of Opinion of S. Horowitz & Co.

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of January 29, 1996 (the 'Agreement'), by and among TEVA PHARMACEUTICAL INDUSTRIES LIMITED, a corporation organized under the laws of the State of Israel ('Parent'), GENCO MERGER CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ('Sub'), and BIOCRAFT LABORATORIES, INC., a Delaware corporation (the 'Company').

     WHEREAS, the respective Boards of Directors of the Company and Parent have each determined unanimously that it is in the best interests of their respective companies and stockholders that Parent acquire the business of the Company pursuant to the terms and conditions set forth in this Agreement;

     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company, and Parent acting as the sole stockholder of Sub, have approved the merger of Sub into the Company (the 'Merger'), pursuant and subject to the terms and conditions of this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ('Company Common Stock') will be converted into the right to receive 4.61 Ordinary Shares, par value NIS
0.01 each, of Parent ('Ordinary Shares') which will trade in the United States in the form of American Depositary Shares ('ADSs'), evidenced by American Depositary Receipts (the 'ADRs');

     WHEREAS, the respective Boards of Directors of the Company and Parent have each determined unanimously that the Merger is fair to, and in the best interests of, their respective companies and stockholders and have approved the Merger, and the Board of Directors of the Company has recommended the approval and adoption of this Agreement by the Company's stockholders;

     WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the 'Code'); and

     WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests under United States generally accepted accounting principles ('US GAAP');

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

     1.01 The Merger. Subject to the terms and conditions of this Agreement, at the time of the Closing (as defined in Section 2.04 hereof), a certificate of merger (the 'Certificate of Merger') shall be duly executed and acknowledged by Sub and the Company in accordance with the Delaware General Corporation Law (the 'DGCL') and shall be filed on the Closing Date (as defined in Section 2.04 hereof). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger in accordance with the provisions and requirements of the DGCL. The date and time when the Merger shall become effective is hereinafter referred to as the 'Effective Time.'

     1.02 Effective Time of Merger. At the Effective Time, Sub shall be merged with and into the Company and the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation under the laws of the State of Delaware under the name of 'Biocraft Laboratories, Inc.' (the 'Surviving Corporation').

     1.03 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in Section 259(a) of the DGCL.

     1.04 Certificate of Incorporation of the Surviving Corporation. Effective as of the Effective Time, the Certificate of Incorporation of the Company shall be amended and restated in its entirety so that upon such amendment it shall in all respects be equivalent in its content to the Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, except that Paragraph 1 thereof read as follows:

          'The   name  of  the  corporation   (the  'Corporation')  is  Biocraft
     Laboratories, Inc.'

     1.05 By-Laws of the Surviving Corporation. The By-Laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

     1.06 Directors of the Surviving Corporation. At the Effective Time, the Persons listed on Schedule I hereto shall, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, be the directors of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

     1.07 Officers of the Surviving Corporation. At the Effective Time, the Persons listed on Schedule II hereto shall, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, be the officers of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

                                   ARTICLE II
                              CONVERSION OF SHARES

     2.01 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any holder of capital stock of Sub:

          (a) Capital Stock of Sub. Each share of capital stock of Sub then issued and outstanding shall become one fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation which shares shall be issued to Parent and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

          (b) Cancellation of Treasury Stock. All shares of Company Common Stock that are owned by the Company as treasury stock shall be canceled and retired and shall cease to exist and no share capital of Parent or other consideration shall be delivered in exchange therefor.

          (c) Exchange Ratio for Company Common Stock. Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into and shall be canceled in exchange for the right to receive 4.61 Ordinary Shares (the 'Exchange Ratio') duly issued and credited as fully paid (which will be represented by ADSs in accordance with Section 2.02) (the 'Merger Consideration'). If between the date of this Agreement and the Effective Time the outstanding Ordinary Shares of Parent shall be changed into a different number of shares by reason of any stock dividend, subdivision, reclassification, split-up, combination or the like, the Exchange Ratio shall be appropriately adjusted.

          (d) Cancellation of Company Common Stock. All shares of Company Common Stock converted into Ordinary Shares pursuant to this Section 2.01 shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive Ordinary Shares to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 2.02, without interest.

          (e) Allotment of Ordinary Shares. In consideration of the issue to Parent by the Surviving Corporation of shares of common stock of the Surviving Corporation and the cancellation of shares of Company Common Stock, Parent shall allot, in exchange for the issue to Parent of all the unissued shares of common stock of the Surviving Corporation, Ordinary Shares to be issued to the Exchange Agent (as defined in Section 2.02) on behalf of such Persons as the Company shall nominate for the purpose of giving effect to the conversion and exchange referred to in Section 2.01(c) of this Agreement.

     2.02 Surrender of Certificates. (a) Concurrently with or prior to the Effective Time, the parties hereto shall designate The Bank of New York to act as agent (the 'Exchange Agent') for purposes of exchanging certificates representing shares of Company Common Stock as provided in Section 2.01. The Exchange Agent currently acts as the Depositary for the ADSs (in such capacity, the 'Depositary'). Each ADS represents a unit consisting of ten (10) Ordinary Shares. As soon as practicable after the

Effective Time, Parent shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Ordinary Shares pursuant to Section 2.01 a notice and letter of transmittal advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock in exchange for the Merger Consideration deliverable in respect thereof pursuant to this Article II. To the extent required, the Exchange Agent will requisition from the Depositary, from time to time, such number of ADRs evidencing ADSs as are issuable in respect of shares of Company Common Stock properly delivered to the Exchange Agent. At the Effective Time, the Surviving Corporation shall issue to Parent the shares of common stock of the Surviving Corporation referred to in
Section 2.01(a). The Parent shall, prior to the Effective Time, conditionally allot Ordinary Shares referred to in Sections 2.01(c) and 2.01(e) subject to the terms and conditions of this Agreement.

     (b) Each holder of shares of Company Common Stock that has been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Company Common Stock, together with a properly completed letter of transmittal covering such shares of Company Common Stock, will be entitled to receive ADRs representing 0.461 ADSs in respect of each share of Company Common Stock surrendered. Until so surrendered, each share of Company Common Stock shall, after the Effective Time, represent for all purposes, only the right to receive ADRs evidencing 0.461 ADSs, each ADS representing ten (10) Ordinary Shares.

     (c) If any ADSs are to be issued to a Person other than the registered holder of the Company Common Stock represented by the certificate or certificates surrendered with respect thereto, it shall be a condition to such issuance that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such issuance shall pay to the Exchange Agent any transfer or other taxes required as a result of such issuance to a Person other than the registered holder of such Company Common Stock or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) As of the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock that were outstanding prior to the Merger. After the Effective Time, certificates representing shares of Company Common Stock presented to the Surviving Corporation for transfer shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

     (e) At the close of business on the Effective Time, the stock ledger of the Company with respect to the issuance of Company Common Stock shall be closed. Six months after the Effective Time, any Ordinary Shares made available to the Exchange Agent pursuant to Section 2.01(e) and any portion of the Common Stock Trust (as defined in Section 2.03) that remains unclaimed by the holders of shares of Company Common Stock shall be returned to Parent upon demand. Any such holder who has not delivered his shares of Company Common Stock to the Exchange Agent in accordance with Section 2.02 prior to that time shall thereafter look only to Parent and the Surviving Corporation for issuance of ADSs in respect of shares of Company Common Stock. Notwithstanding the foregoing, neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any securities delivered or any amount paid to a public official pursuant to applicable abandoned property laws. Any Ordinary Shares remaining unclaimed by holders of shares of Company Common Stock three years after the Effective Time (or such earlier date immediately prior to such time as such securities would otherwise escheat to or become property of any governmental entity or as is otherwise provided by applicable law) shall, to the extent permitted by applicable law, be free and clear of any claims or interest of any Person previously entitled thereto.

     (f) No dividends, interest or other distributions with respect to securities of Parent or the Surviving Corporation issuable with respect to Company Common Stock shall be paid to the holder of any unsurrendered certificates representing Company Common Stock until such certificates are surrendered as provided in this Section. Upon such surrender, there shall be paid, without interest, to the Person in whose name the ADSs representing such securities are registered, all dividends and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time.

     2.03 Fractional ADSs. No fraction of an ADS will be issued and no dividend or other distribution, stock split or interest with respect to Ordinary Shares shall relate to any fractional ADS, and such fractional interest shall not entitle the owner thereof to vote or to any rights as a security holder of Parent. In lieu of any such fractional security, each holder of shares of Company Common Stock otherwise entitled to a fraction of an ADS will be entitled to receive at the time such holder receives ADRs pursuant to Section 2.02(b) hereof and in accordance with the provisions of this Section 2.03 from the Exchange Agent a cash payment representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate of the fractions of ADSs which would otherwise be issued (the 'Excess ADSs'). The sale of the Excess ADSs by the Exchange Agent shall be executed on the National Association of Securities Dealers Automated Quotations National Market System ('NASDAQ/NMS') through one or more market makers in the ADSs and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of shares of the Company Common Stock, the Exchange Agent will, subject to Section 2.02(e), hold such proceeds in trust for the holders of shares of Company Common Stock (the 'Common Stock Trust'). The Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Excess ADSs. The Exchange Agent shall determine the portion of the Common Stock Trust to which each holder of shares of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Stock Trust by a fraction the numerator of which is the amount of the fractional ADS interest to which such holder of shares of Company Common Stock is entitled and the denominator of which is the aggregate amount of fractional ADS interests to which all holders of shares of Company Common Stock are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of shares of Company Common Stock in lieu of any fractional ADS interests, the Exchange Agent shall make available such amounts to such holders of shares of the Company Common Stock without interest.

     2.04 Closing. The closing of the Merger (the 'Closing') shall take place at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, as soon as practicable after the last of the conditions set forth in Article V hereof is fulfilled or waived (subject to applicable law) but in no event later than the fifth business day thereafter, or at such other time and place and on such other date as Parent and the Company shall mutually agree (the 'Closing Date').

     2.05 Stock Option Plans. Prior to the Effective Time, but subject to the consummation of the Merger, the Board of Directors of the Company and the committee appointed by the Board to administer the Company's stock option plans shall take all action reasonably necessary or appropriate to (i) terminate the Company's Incentive Stock Option Plan and all options then outstanding thereunder, (ii) terminate the Company's 1987 Directors' Stock Option Plan, and all options outstanding thereunder, each such termination to be effective as of the Effective Time, (iii) terminate all other Company plans, or agreements providing for the grant of stock options or other rights to acquire Company Common Stock to any person (the plans identified in clauses (i) and (ii) and such other plans or agreements being collectively referred to herein as the 'Stock Option Plans'), (iv) give written notice of such action to the holder of each option outstanding under the Stock Option Plans, (v) offer the holder of each option outstanding under the Stock Option Plans the right, by written notice delivered to the Company at least ten business days prior to the Effective Time, to exercise all such options, whether or not then exercisable by the terms of the applicable option agreements, and (vi) provide that each option outstanding under the Stock Option Plans as to which no such notice of exercise shall have been so delivered (other than options held by executive officers or directors subject to Section 16 of the Exchange Act) shall represent the right to receive promptly after the Effective Time, as to each share of Company Common Stock covered thereby (without regard to any then applicable restrictions on the exercise of such options), the number of ADSs of Parent determined by (i) multiplying the Exchange Ratio by the fair market value of an ADS on the Effective Date, (ii) subtracting from the product of such multiplication the sum of the applicable per share exercise price plus applicable per share withholding for taxes (which will be appropriately remitted to the applicable tax authority on behalf of such optionee) and (iii) dividing the amount obtained in clause (ii) by the fair market value of an ADS on the Effective Date. For purposes of this Section 2.05, the fair market value of an ADS on the Effective Date shall mean the average of the last sale prices of an ADS on the NASDAQ/NMS on each of the ten trading days ending two trading days prior to the Effective Date.

     2.06 Restricted Stock Purchase Plan. Prior to the Effective Time, but subject to the consummation of the Merger, the Board of Directors of the Company and the committee appointed by the Board to administer the Company's Restricted Stock Purchase Plan shall cause such Plan to be amended to (a) provide that no further restricted stock grants be made after the Effective Time of the Merger and (b) provide that the terms and conditions of such Plan shall apply to the ADSs and Ordinary Shares issued upon the Merger to the holders of restricted stock under such Plan, and such holders shall thereafter hold such ADSs and Ordinary Shares subject to the terms and conditions of such Plan, including without limitation any requirement for the legending of certificates evidencing such securities.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     3.01 Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and Sub as follows:

          (a) Due Organization, Good Standing and Power. Each of the Company and the Subsidiaries (as that term is defined in Section 3.01(c)(ii) hereof) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each such corporation has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and the Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the business, properties, assets, liabilities, operations, results of operations or condition (financial or otherwise) (the 'Condition') of the Company and the Subsidiaries taken as a whole.

          (b) Authorization and Validity of Agreement. The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining any necessary stockholder approval of the Merger, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the Merger by the Company's stockholders in accordance with the DGCL. The Board of Directors of the Company has taken all action necessary to render inapplicable, as it relates to Parent, the provisions of Section 203 of the DGCL. No other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (other than the approval of the Merger by the holders of at least 66 2/3% of the Company Common Stock). To the Company's knowledge, other than the Insurance Holding Company Systems law of the State of Hawaii, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          (c) Capitalization. (i) The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock, $0.01 par value, and 2,000,000 shares of preferred stock, $1.00 par value (the 'Preferred Stock'). As of January 5, 1996, (1) 14,182,691 shares of Company Common Stock were issued and outstanding, (2) 169,200 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options granted under stock option plans, (3) no shares of Preferred Stock were issued and outstanding, and (4) 59,331 shares of Company Common Stock were held in the Company's treasury. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of such shares are subject to, nor were they issued in violation of, any preemptive rights. Except as set forth in this Section 3.01(c) or on Schedule 3.01(c)(i) delivered to Parent by the Company, and except for changes since January 5, 1996 resulting from the exercise of employee or director stock options outstanding on such date, or the issuance or repurchase of shares of Common Stock pursuant to the Company's Stockholder Dividend Reinvestment and Stock Purchase Plan, (i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) there are not as of the date hereof, and at the Effective Time there will not be, any outstanding options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities or other commitments, contingent or otherwise, relating to Company Common Stock or any other shares of capital stock of the Company, pursuant to which the Company is or may become obligated to issue or purchase or otherwise acquire shares of Company Common Stock, any other shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of the Company.

          (ii) Schedule 3.01(c)(ii) delivered to Parent by the Company lists all of the Company's subsidiaries (except for subsidiaries with no material assets or liabilities) (such subsidiaries listed on Schedule 3.01(c)(ii) being herein referred to as the 'Subsidiaries'). Except as set forth on
     Schedule 3.01(c)(ii), all issued and outstanding shares of capital stock of the Subsidiaries have been validly issued, are fully paid and nonassessable, are not subject to, nor were they issued in violation of, any preemptive rights, and are owned, of record and beneficially, directly or indirectly, by the Company, free and clear of all liens, encumbrances, options or claims whatsoever. No shares of capital stock of any of the Subsidiaries are reserved for issuance and there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the capital stock of any Subsidiary, pursuant to which such Subsidiary is or may become obligated to issue or purchase or otherwise acquire any shares of capital stock of such Subsidiary or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of such Subsidiary. Except as set forth in Schedule 3.01(c)(ii), there are no restrictions of any kind which prevent the payment of dividends by any of the Subsidiaries. Except (A) for the Subsidiaries, (B) as otherwise listed on Schedule 3.01(c)(ii), (C) ordinary course portfolio investments in marketable securities and cash equivalents and (D) subsidiaries of the Company with no material assets or liabilities, the Company does not own, directly or indirectly, any capital stock or other equity interest in any Person (as defined in Section 7.14) or have any direct or indirect equity or ownership interest in any Person and neither the Company nor any of the Subsidiaries is subject to any obligation or requirement to make any material loan, capital contribution, investment or similar expenditure to or in any Person, except for loans, capital contributions, investments or similar expenditures by the Company or any of the Subsidiaries to any Subsidiary of the Company or to the Company.

          (d) Consents and Approvals; No Violations. Assuming that (i) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act'), are made and the waiting period thereunder has been terminated or has expired; (ii) the filing with the Securities and Exchange Commission (the 'Commission') of a definitive proxy statement (the 'Proxy Statement') relating to the meeting of the Company's stockholders to be held in connection with the Merger is made; (iii) the Registration Statement of Parent to be filed with the Commission on Form F-4 in connection with the issuance of Ordinary Shares (which will be represented by the ADSs) (the 'Registration Statement') is declared effective and a Registration Statement on Form F-6 (the 'F-6 Registration Statement') is declared effective; (iv) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by the laws of the State of

     Delaware, is made; (v) approval of the Merger by 66 2/3% of the holders of Company Common Stock is obtained; (vi) approval of the insurance regulatory authorities in the State of Hawaii is obtained; and (vii) for each real property owned or operated by the Company or any Subsidiary located in the State of New Jersey, either a Letter of Non-Applicability, approval by the New Jersey Department of Environmental Protection and Energy ('DEP') of a Negative Declaration submitted by the Company, a no further action letter from DEP, the filing by the Company of a De Minimis Quantity Exemption Affidavit, a letter of authorization for the transfer of ownership from DEP or approval by DEP of a Remediation Agreement (any of the foregoing, 'ISRA Clearance') is obtained pursuant to the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and the regulations of DEP promulgated thereunder (collectively, 'ISRA'), the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not: (1) violate any provision of the Certificate of Incorporation, as amended, or By-Laws of the Company or any of the Subsidiaries; (2) to the knowledge of the Company, violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to the Company or any of the Subsidiaries or by which any of their respective properties or assets may be bound, including without limitation, any consent decrees, court orders or judgments; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to any governmental or regulatory body, agency or authority, domestic or foreign, including without limitation, any such bodies, agencies or authorities regulating the pharmaceutical business of the Company (a 'Governmental Entity'); or (4) except as set forth on Schedule 3.01(d)(4) delivered to Parent by the Company, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of the Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which the Company or any of the Subsidiaries is a party, or by which it or any of their respective properties or assets may be bound, excluding from the foregoing clauses (2), (3) and (4) filings, permits, consents, approvals and notices the absence of which, and violations, breaches, conflicts, defaults and liens which, in the aggregate, would not have a material adverse effect on the Condition of the Company and the Subsidiaries taken as a whole.

          (e) Company Reports and Financial Statements; Accounting Records. (i) Since March 31, 1991, the Company has filed all forms, reports and documents with the Commission required to be filed by it pursuant to the U.S. federal securities laws and the rules and regulations promulgated thereunder, and all forms, reports and documents filed with the Commission have complied in all material respects with all applicable requirements of the U.S. federal securities laws and the Commission rules and regulations promulgated thereunder. The Company has heretofore delivered to Parent true and complete copies of all forms, reports, registration statements and other filings filed by the Company with the Commission since March 31, 1991 (such forms, reports, registration statements and other filings, together with any amendments thereto, are sometimes collectively referred to as the 'Company Commission Filings'). As of their respective dates, the Company Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (ii) The audited consolidated financial statements and the unaudited interim financial statements of the Company included in the Company Commission Filings comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the Commission with respect thereto, were prepared in accordance with US GAAP (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in cash flows, as the case may be, for the periods then ended subject, in the case of the unaudited interim financial statements, to normal and recurring year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Securities Exchange Act of 1934 (the 'Exchange Act'), and the rules promulgated thereunder.

          (iii) The Company and the Subsidiaries keep proper accounting records in which all material assets and liabilities, and all material transactions, of the Company and its subsidiaries are recorded in conformity with applicable accounting principles. Except as described on
     Schedule 3.01(e)(iii) delivered by the Company to Parent, no part of the Company's or any Subsidiary's accounting system or records, or access thereto, is under the control of a Person who is not an employee of the Company or such Subsidiary.

          (f) Absence of Certain Changes. Except as disclosed in Company Commission Filings filed prior to the date hereof, or on Schedule 3.01(f) delivered to Parent by the Company, since September 30, 1995 (i) there has not been any material adverse change in the Condition of the Company and the Subsidiaries taken as a whole; (ii) the businesses of the Company and the Subsidiaries have been conducted in all material respects only in the ordinary course; (iii) the Company and the Subsidiaries have not, other than in the ordinary course of business, increased the compensation of any officer or granted any general salary or benefits increase to their employees; and (iv) neither the Company nor any of the Subsidiaries has taken any action referred to in Section 4.01 hereof except as permitted or required thereby.

          (g) Regulatory Compliance. (i) Schedule 3.01(g) delivered by the Company to Parent sets forth a list of each product manufactured, marketed, sold or licensed by the Company or any Subsidiary (the 'Pharmaceutical Products') as of January 1, 1996.

          (ii) Schedule 3.01(g) delivered by the Company to Parent sets forth a list of all (A) Pharmaceutical Products which have been recalled, withdrawn, suspended or discontinued by the Company in the United States and outside the United States (whether voluntarily or otherwise) during the period commencing April 1, 1991 and ending on the date hereof and (B) proceedings in the United States and outside of the United States of which the Company has knowledge (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Pharmaceutical Product pending against the Company at any time during the period commencing April 1, 1991 and ending on the date hereof.

          (iii) Schedule 3.01(g) delivered by the Company to Parent sets forth a list of each of the Company's pending and approved New Drug Applications ('NDAs'), Investigational New Drug applications ('INDs'), Abbreviated New Drug Applications ('ANDAs'), New Animal Drug Applications ('NADAs'), Abbreviated New Animal Drug Applications ('ANADAs') or Investigational New Animal Drug applications ('INADs') as of the date hereof. True and complete copies of such NDAs, INDs, ANDAs, NADAs, ANADAs and INADs, including all supplements, amendments, and annual reports, have heretofore been made available to Parent. Copies of correspondence from the FDA and the Company's response have heretofore been made available to Parent. As to each drug for which such an application has been approved, the Company is in substantial compliance with 21 U.S.C. SSSS355, 357 or 360b, 21 C.F.R. Parts 312, 314 or 430 et. seq., 512, or 514 et seq., respectively, and all terms and conditions of such applications. As to each such drug, the Company and any relevant Subsidiary, and the officers, employees or agents of the Company or such Subsidiary have included in the application for such drug, where required, the certification described in 21 U.S.C. SS335a(k)(1) and the list described in 21 U.S.C. SS335a(k)(2), and such certification and such list was in each case true and accurate when made and remained true and accurate thereafter. In addition, the Company is in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. SS360 and 21. C.F.R. Part 207.

          (iv)  Each  article of  drug  manufactured and/or  distributed  by the
     Company or any Subsidiary is not adulterated within the meaning of 21 U.S.C. SS351 or misbranded within the meaning of 21 U.S.C. SS352, and is not a product that is in violation of 21 U.S.C. SS355.

          (v) Schedule 3.01(g) delivered by the Company to Parent sets forth a list of (A) Form 483s, (B) Notices of Adverse Findings and (C) warning letters or other correspondence from the FDA in which the FDA asserted that the operations of the Company or any Subsidiary may not be in compliance with applicable law, in each case received by the Company or such Subsidiary from the

     FDA since April 1, 1991 to the date hereof and the response of the Company or such Subsidiary to the FDA to such notices from the FDA. True and complete copies of such Form 483s, Notices of Adverse Findings, letters and other correspondence and the Company's or Subsidiary's responses have heretofore been made available to Parent. Except as disclosed in the Company Commission Filings or otherwise set forth in Schedule 3.01(g), all manufacturing operations of the Company and the Subsidiaries have been and are being conducted in substantial compliance with the good manufacturing practice regulations set forth in 21 C.F.R. Parts 210 and 211.

          (vi) Schedule 3.01(g) delivered by the Company to Parent sets forth Adverse Reaction Reports filed by the Company with the FDA during the period commencing April 1, 1991 and ending on the date hereof.

          (vii) Neither the Company, nor any Subsidiary, nor any officer, employee or agent of either the Company or any Subsidiary has made an untrue statement of a material fact or fraudulent statement to the FDA, failed to disclose a material fact required to be disclosed to the FDA, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA to invoke its policy respecting 'Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities', set forth in 56 Fed. Reg. 46191 (September 10, 1991). Neither the Company nor any of the Subsidiary, nor any officer, employee or agent of either the Company or any Subsidiary has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. SS335a(a) or authorized by 21 U.S.C. SS335a(b).

          (viii) Except as disclosed in the Company Commission Filings, neither the Company nor any Subsidiary has received any written notice that the FDA has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any product of the Company or any Subsidiary, or commenced, or overtly threatened to initiate, any action to enjoin production at any facility of the Company or any Subsidiary.

          (ix) All Drug Master Files ('DMFs') submitted to the FDA by the Company or any Subsidiary for bulk drug ingredients manufactured by the Company or such Subsidiary are up-to-date and accurately represent the Company's current manufacturing operations to the extent required by law; and all persons authorized to reference the DMFs and FDA have been notified of any changes of information in the DMFs in accordance with 21 C.F.R. SS314.420(c).

          (x)  The  Company  is  in  substantial  compliance  with  the Medicare
     Anti-kickback  Statute,   42   U.S.C.   SS1320a-7b(b),   and   implementing
     regulations codified at 42 C.F.R. SS1001.

          (h) Compliance with Laws. (i) General. Except with respect to regulatory matters (which are covered exclusively by Section 3.01(g) hereof) and environmental matters (which are covered exclusively by Section 3.01(h)(ii) below), the Company and the Subsidiaries are in compliance with all applicable laws, regulations, orders, judgments and decrees, except where the failure to so comply would not have a material adverse effect on the Condition of the Company and the Subsidiaries taken as a whole.

          (ii) Environmental Matters. Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Condition of the Company and the Subsidiaries taken as a whole (after taking into account any reserves therefor reflected in the most recent financial statements included in the Company Commission Filings filed prior to the date hereof) ('Material Adverse Effect') or as set forth on Schedule 3.01(h)(ii), none of which scheduled items would reasonably, individually or in the aggregate, be expected to have a Material Adverse Effect:

             (A) The Company and the Subsidiaries hold, or have made timely application to renew, and are in compliance with, all Environmental Permits, and the Company and the Subsidiaries are in compliance with all applicable Environmental Laws;

             (B) There currently are no circumstances known to the Company which would reasonably be expected to prevent or interfere with compliance in the future with Environmental Permits and applicable Environmental Laws;

             (C) None of the Company or the Subsidiaries has received notice of, nor to the knowledge of the Company is there threatened or pending against the Company or any of the Subsidiaries, any Environmental Claim, nor are there currently any circumstances, conditions or events, including, without limitation, any treatment, storage, disposal or release of Hazardous Materials, that would reasonably be expected to give rise to an Environmental Claim against the Company or any of the Subsidiaries;

             (D) None of the Company or the Subsidiaries has entered into or agreed to any consent decree or order under any applicable Environmental Law that is currently outstanding, pending or unresolved, and none of the Company or the Subsidiaries is the subject of any pending or, to the knowledge of the Company, threatened judgment, decree, or order of any environmental governmental authority relating to compliance with any applicable Environmental Law or to investigation, cleanup, remediation or removal of Hazardous Materials under any applicable Environmental Law;

             (E)  There   are   no   (i)   underground   storage   tanks,   (ii)
        polychlorinated biphenyls, (iii) friable asbestos or friable asbestos-containing materials or (iv) Hazardous Materials present on, at, beneath or near any facility currently or formerly owned, leased or operated by the Company or any of the Subsidiaries, except for any Hazardous Materials maintained and stored in compliance with applicable Environmental Laws for use in the ordinary course of the business of the Company or the Subsidiaries, any of which would reasonably be expected to give rise to an Environmental Claim against the Company or any of the Subsidiaries under any Environmental Laws;

             (F) There are no past or present conditions or circumstances at any real property presently or formerly owned, leased or operated by the Company or any of the Subsidiaries, including without limitation the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Materials, that would reasonably be expected to give rise to an Environmental Claim against the Company or any of the Subsidiaries;

             (G) Neither the Company nor any Subsidiary has assumed any liability relating to Environmental Claims pursuant to any written contracts or agreements between the Company or any of the Subsidiaries and any third party;

             (H) No liens have been placed upon any assets of the Company or the Subsidiaries in connection with any actual or alleged liability under any Environmental Law; and

             (I) To the knowledge of the Company, other than the filings required to secure the ISRA Clearance, neither the Company nor any of the Subsidiaries is required to give notice of or record or deliver to any governmental authority an environmental disclosure document or statement under applicable Environmental Laws by virtue of the transactions contemplated by this Agreement, or as a condition to the recording of any mortgage or to ensure the effectiveness of any of the transactions contemplated hereby.

     For purposes of this Agreement, the following terms shall have the following meanings:

          'Environmental Claim' means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any Person, including, without limitation, any federal, state or local governmental authority, alleging liability or potential liability of the Company or any of the Subsidiaries (including without limitation liability or potential liability for emergency actions, investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or any of the Subsidiaries, or
     (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit.

          'Environmental Laws' means all applicable federal, state, local and foreign statutes, rules, regulations, ordinances, orders, decrees and the common law relating in any manner to the contamination, pollution or protection of human health and safety or the environment including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substance Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, the Safe Drinking Water Act, the New Jersey Industrial Site Recovery Act, the New Jersey Air Pollution Control Act, the New Jersey Water Pollution Control Act, the New Jersey Solid Waste Management Act, the New Jersey Pollution Prevention Act, the Missouri Solid Waste Law, the Missouri Hazardous Waste Management Law, the Missouri Underground Storage Tank Law, the Missouri Clean Water Act, the Missouri Air Conservation Law, all as amended, and similar state laws.

          'Environmental Permits' means all permits, consents, approvals, variances, licenses, registrations and other governmental authorizations issued by an environmental regulatory agency, authority or entity and required for the Company and the operations of the Company's and the
     Subsidiaries' facilities, and otherwise to conduct their respective businesses under Environmental Laws.

          'Hazardous Materials' means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants, which are regulated pursuant to any applicable Environmental Law and such other materials and substances as are regulated pursuant to any applicable Environmental Laws.

          (i) Litigation. Except as disclosed in the Company Commission Filings or as set forth on Schedule 3.01(i) delivered to Parent by the Company, and except with respect to environmental matters (which are covered exclusively in Section 3.01(h)(ii) hereof), there is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of the Company any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of the Subsidiaries, or any of their properties or rights which if adversely determined would be reasonably likely to have a material adverse effect on the Condition of the Company and the Subsidiaries taken as a whole. Except as disclosed in the Company Commission Filings and except with respect to environmental matters (which are covered exclusively in
     Section 3.01(h)(ii) hereof), neither the Company nor any of the Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which is reasonably likely to have a material adverse effect on the Condition of the Company and the Subsidiaries taken as a whole or on the ability of the Company or any Subsidiary to conduct its business as presently conducted.

          (j) Employee Benefit Plans. (i) Schedule 3.01(j) delivered by the Company to Parent sets forth: (x) all 'employee benefit plans,' as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and all other employee benefit arrangements, policies or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, retirement, deferred or other executive compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs, maintained by the Company or any of the Subsidiaries or to which the Company or any such Subsidiary has contributed in the past three years or is obligated to contribute thereunder for current or former employees of the Company or any such Subsidiary in each case, excluding plans disclosed under the immediately following clause (y) (the 'Employee Benefit Plans'), and (y) all 'employee pension plans,' as defined in Section 3(2) of ERISA, subject either to Section 412 of the Code or to Title IV of ERISA maintained by the Company, any of the Subsidiaries or any trade or business (whether or not incorporated) which are or have at any time within the last six years been under common control, or which are or have at any time within the last six years been treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code ('ERISA

     Affiliate') or to which the Company, any of the Subsidiaries or any ERISA Affiliate contributed or has at any time within the last six years been obligated to contribute (the 'Pension Plans').

          (ii) None  of  the Company,  any  of  the Subsidiaries  or  any  ERISA
     Affiliate has withdrawn in a complete or partial withdrawal from any Pension Plan which is a multiemployer plan, as defined in Section 3(37) of ERISA (each such Pension Plan being defined herein as a 'Multiemployer Plan'), prior to the Effective Time, nor has any of them received any notice from a Multiemployer Plan that any of them has incurred any liability due to the termination or reorganization of a Multiemployer Plan. Parent will not have (i) except as set forth in Schedule 3.01(j) any obligation to make any contribution to any Multiemployer Plan or (ii) any withdrawal liability from any such Multiemployer Plan under Section 4201 of ERISA which it would not have had had it not consummated the Merger in accordance with the provisions of this Agreement.

          (iii) Each Employee Benefit Plan and Pension Plan intended to qualify under Section 401 of the Code, other than Multiemployer Plans, has received a determination letter from the Internal Revenue Service ('IRS') that each such Employee Benefit Plan or Pension Plan is so qualified and the trust maintained pursuant thereto is exempt from federal income taxation under
     Section 501 of the Code, and, to the best knowledge of the Company, nothing has occurred with respect to the operation of such Plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

          (iv) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made by the Company or the Subsidiaries under any of the Employee Benefit Plans or Pension Plans or by law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Effective Time which are not yet due will have been paid or accrued on or prior to the Effective Time. No accumulated funding deficiencies exist in any of the Pension Plans subject to Section 412 of the Code, other than any Multiemployer Plan.

          (v) There is no 'amount of unfunded benefit liabilities' as defined in
     Section 4001(a)(18) of ERISA in any of the Pension Plans, other than Multiemployer Plans, as determined in accordance with the actuarial assumptions used by the Pension Benefit Guaranty Corporation, or any successor thereof ('PBGC'), to determine the level of funding required in the event of the termination of the Pension Plan.

          (vi)  There has been no 'reportable event,' as that term is defined in
     Section 4043 of ERISA and the regulations thereunder, with respect to any Pension Plan which would require the giving of notice of an event requiring disclosure under Section 40 41(c)(3)(C) or 4063(a) of ERISA.

          (vii) There is no material violation of ERISA with respect to the filing of applicable reports, documents and notices regarding the Employee Benefit Plans or Pension Plans; other than Multiemployer Plans, with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Employee Benefit Plans or Pension Plans.

          (viii) True, correct and complete copies of the following documents (where applicable), with respect to each of the Employee Benefit Plans and Pension Plans, other than, as to clauses (iii) through (vi) below, Multiemployer Plans, have been delivered or made available to Parent by the
     Company: (i) all plans and related trust documents, and amendments thereto;
     (ii) the most recent Forms 5500;  (iii) the last IRS determination  letter;
     (iv) summary plan descriptions; (v) all other material written communications addressed to employees as a group from the Company or any Subsidiary to employees relating to the Employee Benefit Plans and Pension Plans distributed within the last 12 months; and (vi) written descriptions of all unwritten agreements relating to the Employee Benefit Plans and Pension Plans.

          (ix) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Employee Benefit Plans or Pension Plans (other than any Multiemployer Plan, unless such action, claim or lawsuit relates to action or inaction on the part of the Company or any

     Subsidiary), the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of any such Employee Benefit Plan or Pension Plan with respect to the operation of such plans (other than routine benefit claims), nor does the Company, or any Subsidiary have knowledge of facts which could reasonably be expected to form the basis for any such claim or lawsuit.

          (x) All amendments and actions required to bring the Employee Benefit Plans and Pension Plans, other than any Multiemployer Plan, into conformity in all material respects with all of the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

          (xi) Any bonding required with respect to the Employee Benefit Plans and Pension Plans, other than any Multiemployer Plan, in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

          (xii) The Employee Benefit Plans and Pension Plans, other than any Multiemployer Plan, have been maintained in all material respects in accordance with their terms and with all applicable provisions of ERISA (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and neither the Company nor any of the Subsidiaries or 'party in interest' or 'disqualified person' with respect to any such Employee Benefit Plan or Pension Plan has engaged in a 'prohibited transaction' within the meaning of Section 4975 of the Code or
     Section 406 of ERISA. No fiduciary who is a Company or Subsidiary employee has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plan or Pension Plan.

          (xiii) Neither the Company, nor any of the Subsidiaries or any ERISA Affiliate has within the last six years terminated any Pension Plan subject to Title IV, or incurred any outstanding liability under Section 4062 of ERISA to the PBGC, or to a trustee appointed under Section 4042 of ERISA. All premiums due the PBGC from the Company or any Subsidiary prior to the date hereof with respect to the Employee Benefit Plans have been paid.

          (xiv) Neither the Company nor any of the Subsidiaries maintains retiree life or retiree health insurance plans which are Employee Benefit Plans which provide for continuing benefits or coverage for any participant or any beneficiary of a participant except as may be required under Section 4980B of the Code and Section 601 of ERISA and the regulations thereunder. The Company, each Subsidiary and each ERISA Affiliate which maintains a 'group health plan' within the meaning of Section 4980B of the Code has complied in all material respects with the notice and health care continuation requirements of Section 4980B of the Code and Section 601 of ERISA and the regulations thereunder.

          (xv) Neither the Company, nor any of the Subsidiaries, any ERISA Affiliate or any organization to which the Company or any such Subsidiary or ERISA Affiliate is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction to evade liability within the meaning of Section 4069 of ERISA.

          (xvi) No liability under any Employee Benefit Plan or Pension Plan other than a Multiemployer Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company that is not rated AA by Standard & Poor's Corporation or the equivalent by at least one nationally recognized rating agency.

          (xvii) Except as otherwise contemplated by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) of the Company or any of the Subsidiaries, (ii) increase any benefits otherwise payable under any Employee Benefit Plan or Pension Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits. Any amount that could be received as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any Subsidiary who is a 'disqualified individual' (as such term is defined in proposed Treasury Regulation SS1.280G-1)
     under any employment, severance or termination agreement, other compensation plan or Employee Benefit Plan currently in effect would not be characterized as an 'excess parachute payment' (as such term is defined in SS280G(b)(1) of the Code.)

          (xviii) None of the Company or any of the Subsidiaries has any contract, plan or commitment, whether legally binding or not, to create any additional Employee Benefit Plan or Pension Plan or to modify any existing Employee Benefit Plan or Pension Plan, except as may be required by law or under the terms of a collective bargaining agreement.

          (xix) Except as set forth on Schedule 3.01(j)(xix) delivered by the Company to Parent, no stock or other security issued by the Company or any of the Subsidiaries forms or has formed a part of the assets of any Employee Benefit Plan or Pension Plan.

          (xx) Except as set forth on Schedule 3.01(j)(xx) delivered by the Company to Parent, neither the Company nor any of the Subsidiaries has any liability or obligation, accrued or unaccrued, contingent or otherwise, to any former employee of the Company or any Subsidiary.

          (xxi) There has been no 'mass layoff' or 'plant closing' as defined by the Worker Adjustment and Retraining Notification Act and any similar state or local 'plant closing' law with respect to the employees of the Company or any Subsidiary.

          (k) Employment Agreements. Except as set forth on Schedule 3.01(k) delivered to Parent by the Company, there exists (i) no union, guild or collective bargaining agreement to which the Company or any Subsidiary is a party, (ii) no employment, consulting or severance agreement between the Company and any director, officer or employee of the Company which agreement is not stated to be terminable upon twelve or less months' notice except for agreements pursuant to which the per annum salary (excluding any bonuses or performance based compensation) of the employee party to such agreement does not exceed $100,000 and the remaining term thereof does not exceed two years or (iii) no employment, consulting, severance or indemnification agreement to which the Company or any Subsidiary is a party that would be altered as a result of the Merger or the other transactions contemplated hereby.

          (l) Taxes. Except as set forth in Schedule 3.01(l) delivered to Parent by the Company: (i) the Company has filed or caused to be filed, within the times (including authorized extensions) and in the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, the Company or any of the Subsidiaries; (ii) all federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) payable by, or due from, the Company or any of the Subsidiaries have been, in all material respects, fully paid or adequately disclosed and fully provided for in the books and financial statements of the Company and the Subsidiaries; (iii) the federal income tax liability of the Company and the Subsidiaries has been finally determined for all fiscal years to and including the fiscal year ended March 31, 1990; (iv) the Company has received no notice of any examination of any tax return of the Company or any of the Subsidiaries that is currently in progress; and (v) there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company or any of the Subsidiaries.

          (m) Absence of Undisclosed Liabilities. Except with respect to environmental matters (which are covered exclusively in Section 3.01(h)(ii) hereof) and regulatory matters (which are covered exclusively in Section 3.01(g) hereof), neither the Company nor any of the Subsidiaries has any material indebtedness or material liability, absolute or contingent, direct or indirect, which is required in accordance with US GAAP to be reflected on the consolidated balance sheet of the Company and its subsidiaries as of September 30, 1995 contained in the Company Commission Filings or otherwise disclosed in the Company Commission Filings other than liabilities so reflected or disclosed or incurred or accrued in the ordinary course of business (including liens of current taxes and assessments not in default) since that date. Except as shown in such balance sheet or in the notes to the financial statements contained in such Company Commission Filings, neither the Company nor any of the Subsidiaries is directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any material debt, obligation or dividend of any Person, except endorsements in the ordinary course of business in connection with the deposit of items for collection.

          (n) Transactions with Directors, Officers and Affiliates. Except as disclosed in Schedule 3.01(n) delivered by the Company to Parent or in the Company Commission Filings, since March 31, 1991, there have been no transactions between the Company or any of the Subsidiaries and any director, officer, employee, stockholder or other 'Affiliate' (as defined in Rule 405 under the Securities Act of 1933, as amended (the 'Securities Act')) of the Company or any of the Subsidiaries, including, without limitation, loans, guarantees or pledges to, by or for the Company from, to, by or for any of such Persons. Except as disclosed in such Schedule 3.01(n) or in the Company Commission Filings, since March 31, 1991, none of the officers or directors of the Company or any of the Subsidiaries, or any spouse or relative of any of such Persons, has been a director or officer of, or has had any material direct or indirect interest in, any firm, corporation, association or business enterprise which during such period has been a supplier, customer or sales agent of the Company or any of its subsidiaries or has competed with or been engaged in any business of the kind being conducted by the Company or any of the Subsidiaries.

          (o) Broker's or Finder's Fee. Except for Goldman Sachs & Co. (whose fees and expenses as financial advisors to the Company will be paid by the Company in accordance with the Company's agreement with such firm, a true and correct copy of which has been previously delivered to Parent by the Company), no agent, broker, Person or firm acting on behalf of the Company or Harold Snyder, Beatrice Snyder, Beryl L. Snyder, Brian S. Snyder or Jay
     T. Snyder is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

          (p) Opinion of Financial Advisor. The Company has received the opinion of Goldman Sachs & Co., dated the date hereof, to the effect that, as of such date, the Exchange Ratio is fair to the Company's stockholders.

          (q) Vote Required. The approval of the Merger by the affirmative vote of two-thirds of the votes that holders of the outstanding shares of Company Common Stock are entitled to cast is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the transactions contemplated hereby.

          (r) Material Contracts. Schedule 3.01(r) lists all material contracts and agreements to which, as of the date hereof, the Company or any Subsidiary is a party which were not filed as exhibits to the Company Commission Filings, which are not cancelable by the Company or its Subsidiary on less than 60 days' notice and which involve or relate to (i) obligations of the Company or any Subsidiary for borrowed money where the amount of such obligations exceeds $50,000 individually, (ii) the lease by the Company or any Subsidiary, as lessee or lessor, of real property for rent of more than $10,000 per annum, (iii) the purchase or sale of goods (other than raw material to be purchased by the Company in amounts and at prices substantially consistent with past practices of the Company) or services with an aggregate minimum purchase price of more than $100,000 per annum, (iv) rights to manufacture and/or distribute any Pharmaceutical Product which accounted for more than $50,000 of the consolidated revenues of the Company and the Subsidiaries during the fiscal year ended March 31, 1995 or under which the Company or any Subsidiary received or paid license or other fees in excess of $50,000 during the said fiscal year, (v) the purchase or sale of assets or properties not in the ordinary course of business having a purchase price in excess of $100,000 or (vi) individual capital expenditures or commitments in excess of $100,000. All such contracts and agreements are duly and validly executed by the Company or such Subsidiary, and are in full force and effect. No event has occurred which, after notice or the passage of time or both, would constitute a material default under any such contract or agreement. Except as disclosed on Schedule 3.01(r), all such contracts and agreements will continue, after the Effective Time, to be binding in accordance with their respective terms until their respective expiration dates.

          (s) Accounting Matters. The Company knows of no reasons, within its control, why the Merger will not be capable of being treated as a pooling of interest transaction under APB 16. The Company has not taken any action that will prevent the Merger from being recorded as a pooling of interest transaction under APB 16.

          (t) Tax Matters. The Company knows of no fact or circumstance which is reasonably likely to cause the Merger to be treated other than as a tax-free reorganization under Section 368(a)(1)(A) of the Code by virtue of
     Section 368(a)(2)(E) of the Code.

     3.02 Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

          (a) Due Organization, Good Standing and Power. Each of Parent and its subsidiaries is a corporation duly organized and validly existing and in good standing (where applicable) under the laws of its jurisdiction of organization and each such corporation has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and its subsidiaries is duly qualified or licensed to do business and is in good standing (where applicable) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing (where applicable) would not have a material adverse effect on the Condition of Parent and its subsidiaries taken as a whole.

          (b) Authorization and Validity of Agreement. Each of Parent and Sub has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Sub, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Board of Directors of each of Parent and Sub and no other corporate action on the part of either of Parent or Sub is necessary to authorize the execution, delivery and performance of this Agreement by each of Parent and Sub and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Sub and is a valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, except that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and general equitable principles.

          (c) Capitalization. (i) The authorized share capital of Parent consists of 992,930,000 Ordinary Shares. As of December 31, 1995, (i) there were 554,228,366 Ordinary Shares issued and outstanding and (ii) employee share options to subscribe for an aggregate of 6,219,966 Ordinary Shares were outstanding. All such issued Ordinary Shares and all Ordinary Shares issued in connection with the Merger have been, or will be, as the case may be, duly authorized and validly issued as fully paid or credited as fully paid and were not and, in the case of Ordinary Shares issued in connection with the Merger, will not have been, issued in violation of any preemptive right. Except as set forth in this Section 3.02(c) or on Schedule 3.02(c) delivered to the Company by Parent and except for changes since December 31, 1994 resulting from the exercise of employee share options outstanding on such date, (i) there is no share capital of Parent authorized, issued or outstanding and (ii) there are not as of the date hereof, and at the Effective Time there will not be, any outstanding options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to Ordinary Shares or any other share capital of Parent, pursuant to which Parent is or may become obligated to issue or purchase or otherwise acquire Ordinary Shares or any other share capital or securities convertible into, exchangeable for, or evidencing the right to subscribe for, any share capital of Parent.

          (ii) All of the outstanding shares of capital stock of each of Parent's subsidiaries (other than directors' qualifying shares) except for subsidiaries with no material assets or liabilities have been validly issued as fully paid or credited as fully paid, were not issued in violation of any preemptive rights and are beneficially owned, directly or indirectly, by Parent, free and clear of all liens, encumbrances, options or claims whatsoever.

          (d) Consents and Approvals; No Violations. Assuming that (i) the filings required under the HSR Act are made and the waiting period thereunder has been terminated or has expired; (ii) the filing of the Proxy Statement is made and the Registration Statement and the F-6 Registration Statement are declared effective; (iii) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by the laws of the State of Delaware is made; (iv) any applicable state securities or Blue Sky laws are complied with; and (v) the Controller of Foreign Currency of the Bank of Israel has approved the Merger, the issuance of the Ordinary Shares in connection therewith and the other transactions contemplated by this Agreement, the Israeli Securities Authority has issued the required permit to publish the Proxy Statement or granted an exemption from such requirement, and the Tel Aviv Stock Exchange ('TASE') has delivered an agreement in principle to list the Ordinary Shares to be issued in connection with the transactions contemplated hereby, the execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby will not: (1) violate any provision of the Memorandum of Association or Articles of Association of Parent or the Certificate of Incorporation or By-Laws of Sub; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Parent or any of its subsidiaries or by which their respective properties or assets may be bound, including, without limitation, any consent decrees, court orders or judgments; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to any Governmental Entity; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Parent or any of its subsidiaries is a party, or by which it or any of their respective properties or assets may be bound, excluding from the foregoing clauses (3) and (4) filings, permits, consents, approvals and notices, the absence of which, and violations, breaches, defaults, conflicts and liens which, in the aggregate, would not have a material adverse effect on the Condition of Parent and its subsidiaries taken as a whole.

          (e) Parent Reports and Financial Statements; Accounting Records. (i) Since December 31, 1991, Parent has filed all forms, reports and documents with the Commission required to be filed by it pursuant to the U.S. federal securities laws and the rules and regulations promulgated thereunder, and all forms, reports and documents filed with the Commission have complied in all material respects with all applicable requirements of the U.S. federal securities laws and the Commission rules and regulations promulgated thereunder. Parent has heretofore delivered to the Company true and complete copies of all forms, reports, registration statements and other filings filed by the Company with the Commission since December 31, 1991 (such forms, reports, registration statements and other filings, together with any amendments thereto, are sometimes collectively referred to as the 'Parent Commission Filings'). As of their respective dates, the Parent Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (ii) The audited consolidated financial statements included in the Parent Commission Filings comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the Commission with respect thereto, were prepared in accordance with accounting principles generally accepted in Israel ('Israel GAAP') (as in effect from time to time), which as applicable to Parent are substantially the same as US GAAP, applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in cash flows, as the case may be, for the periods then ended. The unaudited interim financial statements included in the Parent

     Commission Filings were prepared in accordance with Israel GAAP (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in cash flows, as the case may be, for the periods then ended subject to normal and recurring year-end audit adjustments and any other adjustments described therein.

          (iii) Parent and its subsidiaries keep proper accounting records in which all material assets and liabilities, and all material transactions, of Parent and its subsidiaries are recorded in conformity with applicable accounting principles. No part of Parent's or any subsidiary's accounting system or records, or access thereto, is under the control of a Person who is not an employee of Parent or such subsidiary.

          (f) Absence of Certain Changes. Except as disclosed in Parent Commission Filings distributed to stockholders prior to the date hereof and except as set forth on Schedule 3.02(f) delivered to the Company by Parent, since December 31, 1994, (i) there has not been any material adverse change in the Condition of Parent and its subsidiaries taken as a whole; (ii) the businesses of Parent and its subsidiaries have been conducted only in the ordinary course; and (iii) Parent and its subsidiaries have not increased the compensation of any officer or granted any general salary or benefits increase to their employees other than in the ordinary course of business.

          (g) Compliance with Laws. (i) General. Except with respect to regulatory matters (which are covered exclusively by Section 3.02(o) hereof) and environmental matters (which are covered exclusively by Section 3.02(g)(ii) below), Parent and its subsidiaries are in compliance with all applicable laws, regulations, orders, judgments and decrees, except where the failure to so comply would not have a material adverse effect on the Condition of Parent and its subsidiaries taken as a whole.

          (ii) Environmental Matters. Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Condition of Parent (after taking into account any reserves therefor included in the Parent Commission Filings filed prior to the date hereof) or as set forth on
     Schedule 3.02(g)(ii) (none of which scheduled items are expected to have a material adverse effect):

             (A) Parent is in compliance with all applicable Environmental Laws and any permits, authorizations, licenses and certificates issued by any governmental regulatory authority or entity pursuant to Environmental Laws;

             (B) Parent has obtained, or made timely application for, all permits required for its operations under Environmental Laws;

             (C) there are no uncontrolled Hazardous Materials present in the environment or, to Parent's knowledge, imminent threatened releases of Hazardous Substances into the environment at any of Parent's facilities; and

             (D) Parent has received no written notice that it is or may be liable for cleanup or other costs relating to environmental matters as a result of (1) any Hazardous Materials in the environment at any facility owned or operated by Parent or (2) the off-site disposal of Hazardous Materials generated by Parent at any of its facilities.

          (h) Litigation. Except as disclosed in Parent Commission Filings or as set forth on Schedule 3.02(h) delivered to the Company by Parent, there is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of Parent any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of Parent, threatened, against or affecting Parent or any of its subsidiaries, or any of their properties or rights which if adversely determined would be reasonably likely to have a material adverse effect on the Condition of Parent and its subsidiaries taken as a whole. Except as disclosed in Parent Commission Filings, neither Parent nor any of its subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which is reasonably likely to have a material adverse effect on the Condition of Parent and its subsidiaries taken as a whole or on the ability of Parent or any subsidiary to conduct its business as presently conducted.

          (i) Taxes. Parent has filed or caused to be filed, within the times and in the manner prescribed by law, all tax returns (including authorized extensions) and tax reports which are required by Israel, the United States and any other country, state and locality to be filed by, or with respect to, Parent or any of its subsidiaries. All income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) payable by, or due from, Parent or any of its subsidiaries under the laws of Israel, the United States and any other country, state and locality have been fully paid or adequately disclosed and fully provided for in the books and financial statements of Parent and its subsidiaries.

          (j) Broker's or Finder's Fee. Except for Lehman Brothers (whose fees and expenses as financial advisor to Parent and Sub will be paid by Parent in accordance with Parent's agreement with such firm, a true and correct copy of which has been previously delivered to the Company by Parent), no agent, broker, Person or firm acting on behalf of Parent or Sub is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

          (k) Accounting Matters. Parent knows of no reason, within its control, why the Merger will not be capable of being treated as a pooling of interest transaction under APB 16. Parent has not taken any action that will prevent the Merger from being recorded as a pooling of interest transaction under APB 16.

          (l) Tax Matters. Parent knows of no fact or circumstance which is reasonably likely to cause the Merger to be treated other than as a tax-free reorganization under Section 368(a)(1)(A) of the Code by virtue of
     Section 368(a)(2)(E) of the Code.

          (m) Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          (n) Absence of Undisclosed Liabilities. Parent does not have any material indebtedness or material liability which is required in accordance with Israel GAAP to be reflected on the consolidated balance sheet of Parent as of December 31, 1994 contained in the Parent Commission Filings or otherwise disclosed in the Parent Commission Filings other than liabilities so reflected or disclosed or incurred or accrued in the ordinary course of business (including liens of current taxes and assessments not in the default) since that date. Except as shown in such balance sheet or in the notes to the financial statements contained in such Parent Commission Filings, neither Parent nor Sub is directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any material debt, obligation or dividend of any Person, except endorsements in the ordinary course of business in connection with the deposit of items for collection.

          (o) Regulatory Compliance. (i) As to each drug manufactured, marketed, sold or licensed by Parent in the United States for which an NDA or ANDA has been approved or an IND has been submitted to the FDA and become effective, Parent and its subsidiaries are in substantial compliance with 21 U.S.C. SSSS355 or 357 or 21 C.F.R. Parts 312, 314 or 430 et. seq.,
     respectively, and all terms and conditions of such applications. As to each such drug, Parent and any relevant subsidiary, and the officers, employees or agents of Parent or such subsidiary have included in the application for such drug, where required, the certification described in 21 U.S.C. SS335a(k)(1) and the list described in 21 U.S.C. 335a(k)(2), and such certification and such list was in each case true and accurate when made and remained true and accurate thereafter. In addition, Parent is in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. SS360 and 21 C.F.R. Part 207.

          (ii) Each article of drug manufactured and/or distributed by Parent or any of its subsidiaries in the United States is not adulterated within the meaning of 21 U.S.C. SS351 or misbranded within the meaning of 21 U.S.C. SS352, and is not a product that is in violation of 21 U.S.C. SS355.

          (iii) Except as disclosed in the Parent Commission Filings or otherwise set forth in Schedule 3.02(o), all manufacturing operations of Parent and its subsidiaries in the United States have been and are being conducted in substantial compliance with the good manufacturing practice regulations set forth in 21 C.F.R. Parts 210 and 211.

          (iv) Except as disclosed in the Parent Commission Filings, neither Parent nor any of its subsidiaries has received any written notice that the FDA has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any product of Parent or any of its subsidiaries, or commenced, or overtly threatened to initiate, any action to enjoin production at any facility of Parent or any of its subsidiaries.

          (v) Each drug manufactured outside the United States by Parent or any of its subsidiaries is manufactured in accordance with applicable rules and regulations of the jurisdiction in which such drug is manufactured. Each drug manufactured by Parent or any of its subsidiaries and exported into another jurisdiction for distribution is imported into such jurisdiction in accordance with applicable rules and regulations of the jurisdiction into which such drug is imported.

          (vi) Neither Parent, nor any of its subsidiaries, nor any officer, employee or agent of either Parent or any of its subsidiaries has made an untrue statement of a material fact or fraudulent statement to the FDA, failed to disclose a material fact required to be disclosed to the FDA, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA to invoke its policy respecting 'Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities', set forth in 56 Fed. Reg. 46191 (September 10, 1991). Neither Parent nor any of its subsidiaries, nor any officer, employee or agent of either Parent or any of its subsidiaries has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. SS335a(a) or authorized by 21 U.S.C. SS335a(b).

                                   ARTICLE IV
                    CONDUCT OF BUSINESS; TRANSACTIONS PRIOR
                     TO CLOSING DATE; ADDITIONAL AGREEMENTS

     4.01 Conduct of Business of the Company. The Company agrees that, except as expressly permitted, required or contemplated by, or otherwise described in, this Agreement, or required by law or governmental agency or otherwise consented to or approved in writing by Parent, during the period commencing on the date hereof and ending on the Closing Date:

          (a) The Company and each of its subsidiaries will conduct their respective operations in all material respects only according to their ordinary and usual course of business and will use their reasonable efforts to preserve intact their respective business organizations, keep available the services of their directors, officers and employees, preserve in full force and effect all material licenses and approvals held by them and maintain satisfactory relationships with, suppliers, distributors, clients and others having material business relationships with them;

          (b) Neither the Company nor any of its subsidiaries will (i) make any change in or amendment to its Certificate of Incorporation or By-Laws; (ii) issue or sell any shares of its capital stock or share capital (other than in connection with (A) the Company's Stockholder Dividend Reinvestment and Stock Purchase Plan or (B) the exercise of options granted under employee and directors' stock option plans outstanding on the date hereof) or any of its other securities, or issue any securities convertible into, or options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock or any of its other securities, or make any other changes in its capital structure; (iii) declare, pay or make any dividend or other distribution or payment with respect to, or split, combine, redeem or reclassify, any shares of its capital stock or share capital other than in accordance with the Company's Restricted Stock Purchase Plan or Shareholder Dividend Reinvestment and Stock Purchase Plan; (iv) enter into any contract or commitment with respect to capital expenditures in excess of those set forth in Schedule 4.01(b) delivered to Parent by the Company or in excess of $100,000, individually, or $200,000, in the aggregate, or enter into any other material contracts or commitments except contracts in the ordinary course of business; (v) acquire assets (other than as contemplated by clause (iv) above), other than in the ordinary course of business, in an amount in excess of $100,000, individually, or $200,000, in the aggregate, or dispose of (including by way of sale, lease or encumbrance), other than in the ordinary course of business, a material amount of assets or release or relinquish any material rights under any material contract; (vi) except as contemplated by this Agreement, amend any employee or non-employee benefit plan or program, employment agreement, license agreement or retirement agreement, or pay any bonus or contingent compensation, except in each case in the ordinary course of business consistent with past practice prior to the date of this Agreement; (vii) incur any indebtedness for borrowed money (other than by drawing under current revolving credit agreements (as such agreements are in effect on the date hereof and without giving effect to any waivers of any of the provisions of such agreements)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its subsidiaries or guarantee any debt securities of others; (viii) agree, in writing or otherwise, to take any of the foregoing actions; (ix) make any material change in its method of accounting or record keeping not otherwise required by US GAAP; or (x) agree to the settlement of any material litigation for any amounts in excess of those reserved on the Company's books and records;

          (c) The Company will not, nor will the Company permit any of its subsidiaries to, purchase or acquire, or offer to purchase or acquire, any shares of its capital stock, other than in connection with the Company's Restricted Stock Purchase Plan and Stockholder Dividend Reinvestment and Stock Purchase Plan; and

          (d) The Company will deliver to Parent all of Company's monthly and quarterly, if any, financial statements for periods and dates subsequent to March 31, 1995, as soon as practicable after the same are available to the Company.

Any action consented to under this Section 4.01 shall not be deemed to constitute a breach of any representation or warranty contained in this Agreement.

     4.02 Access to Information Concerning Business and Records. (a) During the period commencing on the date hereof and ending on the Closing Date, the Company shall, upon reasonable notice, afford to Parent and Parent's counsel, accountants and other authorized representatives, reasonable access during normal business hours to the properties, books and records of the Company and its subsidiaries in order that they may have the opportunity to make such investigations as they shall desire of the affairs of the Company and its subsidiaries; such investigation shall not, however, affect the representations and warranties made in this Agreement. The Company agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries as Parent shall from time to time request.

     (b) During the period commencing on the date hereof and ending on the Closing Date, Parent shall, upon reasonable notice, afford to the Company and the Company's counsel, accountants and other authorized representatives, reasonable access during normal business hours to the properties, books and records of Parent and its subsidiaries in order that they may have the opportunity to make such investigations as they shall desire of the affairs of Parent and its subsidiaries; such investigation shall not, however, affect the representations and warranties made in this Agreement. Parent agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries as the Company shall from time to time request.

     4.03 Confidentiality.  Information  obtained  by  Parent  and  the  Company
pursuant   to  this  Agreement  shall  be  subject  to  the  provisions  of  the
Confidentiality Agreement between the Company and Parent.

     4.04 Registration Statement/Proxy Statement; Listing on Tel Aviv Stock Exchange. (a) As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the Commission preliminary proxy materials which shall constitute the preliminary Proxy

Statement and a preliminary prospectus with respect to the Ordinary Shares and ADSs to be issued in connection with the Merger. As promptly as practicable after comments are received from the Commission with respect to the preliminary proxy materials and after the furnishing by the Company and Parent of all information required to be contained therein (including, without limitation, financial statements and supporting schedules and certificates and reports of independent public accountants), the Company shall file with the Commission the definitive Proxy Statement and Parent shall file with the Commission the definitive Proxy Statement and the Registration Statement, which Proxy Statement and Registration Statement shall each comply in all material respects with the applicable requirements of the Exchange Act and Securities Act, respectively, and the applicable rules and regulations of the Commission thereunder. Parent and the Company shall use their best efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The definitive Proxy Statement shall contain the opinion of Goldman Sachs & Co. referred to in
Section 3.01(p) of this Agreement, provided that such opinion shall be brought down to and dated, a date not more than two business days prior to the date of the Proxy Statement.

     (b) The Company shall cause the Proxy Statement to be mailed to the stockholders of the Company and, if necessary, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies.

     (c) Each of Parent and Sub, on the one hand, and the Company, on the other hand, warrants to the other that the information provided and to be provided by Parent and Sub and the Company, respectively, for use in each of the Registration Statement, on the date the Registration Statement becomes effective, and the Proxy Statement, on the date the Proxy Statement is filed with the Commission, on the date it is first mailed to the Company's stockholders and on the date of the Special Meeting (as defined in Section 4.06 below) shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent and Sub, on the one hand, and the Company, on the other, shall notify the other parties promptly of the receipt of any comments by the Commission and of any request by the Commission for amendments or supplements to the preliminary Proxy Statement, the Proxy Statement or the Registration Statement or for additional information, and shall supply one another with copies of all correspondence with the Commission with respect to any of the foregoing. If at any time prior to the Special Meeting, any event should occur relating to Parent or Sub (or any of their respective affiliates, directors or officers) which should be described in an amendment or supplement to the Proxy Statement or the Registration Statement, Parent shall promptly inform the Company. If at any time prior to the Special Meeting, any event should occur relating to the Company, its subsidiaries or any of their respective affiliates, directors or officers which should be described in an amendment or supplement to the Proxy Statement or the Registration Statement, the Company shall promptly inform Parent. Whenever any event occurs which should be described in an amendment or supplement to the Proxy Statement or the Registration Statement, Parent and the Company shall, upon learning of such event, cooperate with each other promptly to file and clear with the Commission and, if applicable, mail such amendment or supplement to the stockholders of the Company.

     (d) Each of Parent and Sub, on the one hand, and the Company, on the other hand, warrants to the other that all information concerning the Parent, Sub and Parent's other subsidiaries, and the Company and its subsidiaries, respectively, to be supplied expressly for inclusion in the listing application to be prepared for and filed with the TASE with respect to Ordinary Shares to be issued in connection with the transactions contemplated hereby and any supplements thereto and any other materials or documents issued to stockholders or employees of Parent on or after the date hereof will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) Parent and the Company shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder and under applicable blue sky or similar laws and shall use their best efforts to obtain required approvals and clearances with respect thereto.

     4.05 Employee Benefits. (a) Parent shall cause the Surviving Corporation to adopt a severance plan providing for payment to each employee of the Company, whose tenure and conditions of employment are not covered by a collective bargaining agreement, and whose employment is terminated within one year after the Effective Time a severance benefit in cash in an amount equal to: (i) in the case of Vice Presidents and Assistant Vice Presidents of the Company, twelve
(12) months base salary, payable in equal monthly installments, and (ii) in the case of other non-union employees, such employee's regular weekly base pay multiplied by the number of years of employment such employee has had with the Company up to ten (10) years of employment, plus two times such weekly salary multiplied by the number of years of such employment beyond the tenth year (such payment to be paid on a weekly basis in an amount not exceeding such regular weekly base pay, and reduced by any applicable withholding and payroll taxes); provided, however, that the Surviving Corporation shall be free to include customary provisions in such severance plan including, without limitation, provisions which preclude payment in the event of a termination for cause and payment as a result of inter-plant transfers among the Company's New Jersey facilities. Any such employee whose employment is terminated after the first anniversary of the Effective Time shall be entitled to the same severance benefits as are payable to other non-union employees of Parent's U.S. generic drug subsidiary.

     (b) At the Effective Time, subject to applicable law, all of the Employee Benefit Plans as of the Closing Date, other than those involving stock of the Company ('Current Benefits') and all employment agreements between the Company and any of its employees in effect as of the Closing Date shall continue, and for not less than one year from and after the Closing Date, Parent shall provide for the employees of the Surviving Corporation to continue to participate in the Current Benefits and to be provided aggregate benefits thereunder that are not less than those provided thereunder during the Company's fiscal year ended March 31, 1995. Nothing herein shall preclude any change effected after such one-year period on a prospective basis in any Employee Benefit Plan or Pension Plan or prohibit Parent or the Surviving Corporation from terminating any particular Employee Benefit Plan following such one-year period, provided that to the extent Parent or the Surviving Corporation terminates any Employee Benefit Plan after the Effective Time, and any U.S. generic drug subsidiary of Parent has in place a benefit plan providing benefits of the same general type as the terminated Employee Benefit Plan to its similarly situated subsidiaries' employees, Parent shall thereafter permit the employees of the Surviving Corporation to participate in such employee benefit plan of its U.S. subsidiary or a similar plan.

     4.06 Company Stockholder Approval; Recommendation. Subject to Section 4.17, the Company, acting through its Board of Directors, shall (i) call a special meeting of the holders of Company Common Stock for the purpose of voting upon this Agreement and the Merger (the 'Special Meeting') and (ii) include in the Proxy Statement the recommendation of its Board of Directors that holders of Company Common Stock approve and adopt this Agreement and approve the Merger.

     4.07 Stock Options. The Company shall take such action as may be permitted under the Stock Option Plans to effect the actions described in Section 2.05 and shall comply with all requirements regarding income tax withholding in connection therewith. In addition to the foregoing, the Company will take all steps necessary to obtain and deliver to Parent, at or prior to the Effective Time, the written consent of each optionee under the Stock Option Plans to the actions described in Section 2.05 hereof and shall take whatever action is reasonably required to satisfy Parent that no holder of options or rights under the Stock Option Plans will have any right to acquire any interest in the Company or Parent as a result of the exercise of options on or after the Effective Time. The Company shall not make any further grants of options or rights of any nature under the Stock Option Plans after the date of this Agreement, nor shall the Company's Board of Directors, Compensation Committee or Stock Option Committee take any action that is inconsistent with Section 2.05 or this Section 4.07 of this Agreement.

     4.08 Letters of the Company's Accountants. The Company shall use its best efforts to cause to be delivered to Parent a letter of Ernst & Young, the Company's independent auditors, dated a date within two business days before the date of the Proxy Statement and a second bring-down letter, dated a date within two business days before the Effective Time, in each case addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. The accountants' letters shall not consider any changes arising from the announcement or consummation of the Merger or the other transactions contemplated by this Agreement.

     4.09 Letters of Parent's Accountants. Parent shall use its best efforts to cause to be delivered to the Company a letter of Kesselman & Kesselman, Parent's independent auditors, dated a day within two business days before the date on which the Registration Statement shall become effective and a second bring-down letter, dated a date within two business days before the Effective Time, in each case addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. The accountants' letters shall not consider any changes arising from the announcement or consummation of the Merger or the other transactions contemplated by this Agreement.

     4.10 Notices of Certain Events. Each party hereto shall promptly notify the other parties of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

          (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting any of Parent, Sub or the Company, as the case may be, or any of their respective subsidiaries which relate to the consummation of the transactions contemplated by this Agreement; and

          (d) such party's obtaining knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur will be likely to cause (A) any representation or warranty contained in this Agreement to be untrue and inaccurate in any material respect, or (B) any material failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties or obligations of the parties or the conditions to the obligations of the parties hereunder.

     4.11 Tel Aviv Stock Exchange Listing. Parent shall make application to the TASE for, and use its best efforts to obtain, the listing of the additional Ordinary Shares to be issued pursuant to this Agreement on the TASE.

     4.12 NASDAQ/NMS Admission. Parent shall use its best efforts to cause the ADSs issued pursuant to the Merger to be admitted for trading on the NASDAQ/NMS, subject to official notice of issuance.

     4.13 HSR Act. The Company and Parent shall, as soon as practicable after the date of this Agreement, file Notification and Report Forms under the HSR Act with the Federal Trade Commission (the 'FTC') and the Antitrust Division of the Department of Justice (the 'Antitrust Division') and shall use their best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

     4.14 Indemnification; Officers' and Directors' Insurance. (a) From and after the Effective Time, Parent and the Surviving Corporation shall indemnify, defend and hold harmless each person who was, is now, or who becomes prior to the Effective Time, an officer, director or employee of the Company (the 'Indemnified Parties') against all losses, expenses, claims, damages, liabilities, costs, expenses, judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval will not be unreasonably withheld) arising out of the transactions contemplated by this Agreement to the fullest extent provided for under the Company's Certificate of Incorporation and By Laws as in effect as of the date hereof or permitted or required by applicable law, including without limitation the advancement of expenses. Parent agrees that all rights to indemnification existing in favor of the directors, officers or employees of the Company as provided in the Company's Certificate of Incorporation or By-Laws, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time, and Parent hereby guarantees the due and prompt performance in full of such indemnification obligations of the Surviving Corporation. Parent agrees to use its best efforts to cause the Surviving Corporation to maintain in effect for not less than three years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company with respect to matters occurring prior to the Effective Time; provided, however, that (i) the Surviving Corporation may substitute therefor policies of at least the same coverage (with carriers comparable to the Company's existing carriers) containing terms and conditions which are no less advantageous to the Indemnified Parties and (ii) the Surviving Corporation shall not be required to pay a premium at a rate for such insurance in excess of 150% of the annual premium rate represented by the last premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount and (iii) any or all of the Indemnified Parties shall have the right to provide funds to the Surviving Corporation to fund premiums to the extent they exceed such 150% level.

     (b) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their respective best efforts to vigorously defend against and respond thereto.

     (c) The provisions of this Section 4.14 are intended for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     4.15 Best Efforts. Each of the Company, Parent and Sub shall, and shall cause each of their respective subsidiaries to, cooperate and use their respective best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities (including, without limitation, ISRA Clearance) and parties to contracts with the Company and its subsidiaries and Parent and its subsidiaries as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger.

     4.16 Rule 145. Schedule 4.16 delivered by the Company to Parent identifies 'Affiliates' of the Company for purposes of Rule 145 under the Securities Act. The Company shall cause each such Person to deliver to Parent prior to the Closing Date a written agreement substantially in the form of Exhibit A hereto, or in the case of Harold Snyder and Beatrice Snyder and certain trusts which they have established a written agreement substantially in the form of Exhibit A-1 hereto (each an 'Affiliate Agreement').

     4.17 No Solicitation. (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer or director of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by the Board of Directors after reviewing the advice of outside counsel, the Company may, (A) in response to an unsolicited request therefor, furnish information with respect to the Company to any Person pursuant to a customary confidentiality agreement (as determined by the Company's outside counsel) and discuss (1) such information (but not the terms of any possible Takeover Proposal) and (2) the terms of this Section 4.17 with such Person and (B) upon receipt by the Company of a Takeover Proposal, following delivery to Parent of the notice required pursuant to Section 4.17(c), participate in discussions or negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer or director of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries, whether or not such Person is purporting to act on behalf of the Company or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 4.17(a) by the Company. For purposes of this Agreement,
'Takeover Proposal' means any proposal for a merger or other business combination involving the Company or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, not less than 20% of the outstanding voting securities of, or assets representing not less than 20% of the annual revenues of the Company, other than the transactions contemplated by this Agreement.

     (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, in the event the Board of Directors of the Company receives a Takeover Proposal that, in the exercise of its fiduciary obligations (as determined in good faith by the Board of Directors after reviewing the advice of outside counsel), it determines to be a Superior Proposal, the Board of Directors may (subject to the following sentences) withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend any such Superior Proposal, enter into an agreement with respect to such Superior Proposal or terminate this Agreement, in each case at any time after the second business day following Parent's receipt of written notice (a 'Notice of Superior Proposal') advising Parent that the Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal. In addition, if the Company proposes to enter into an agreement with respect to any Takeover Proposal, it shall concurrently with taking any of the foregoing actions pay, or cause to be paid, to Parent the Termination Fee (as defined in Section 7.01(c)). For purposes of this Agreement, a 'Superior Proposal' means any bona fide Takeover Proposal on terms which the Board of Directors of the Company determines in its good faith reasonable judgment (after reviewing the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger.

     (c) In addition to  the obligations of the  Company set forth in  paragraph
(b) above, the Company shall promptly advise Parent orally and in writing of any request for information or of any Takeover Proposal, or any inquiry with respect to or which could reasonably be expected to lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the Person making any such Takeover Proposal or inquiry. The Company shall use its best efforts to keep Parent fully informed of the status and details of any such request, Takeover Proposal or inquiry.

     4.18 Post Merger Restructurings. Parent shall indemnify the former shareholders of the Company who held Company Common Stock immediately prior to the Effective Time from, and hold them harmless against, any federal, state, local and foreign tax liability that they may incur if Parent or any of its affiliates effects any merger, consolidation, reorganization, issuance, transfer, assignment, conveyance, disposition or other transaction with respect to the Surviving Corporation, its capital stock or its assets after the Effective Time, which, without regard to Section 367 of the Code, results in the Merger being treated other than as a tax-free reorganization under the Code.

     4.19 Voting of Shares Subject to Proxy. Parent shall exercise its rights under the Irrevocable Proxy and Termination Rights Agreement dated the date hereof (the 'Proxy') to vote the Shares (as defined in the Proxy) at any meeting or in connection with any written consent of the Company's stockholders (i) in favor of the Merger, and (ii) in favor of this Agreement.

     4.20 Parent Shareholder Meeting. Parent shall hold the annual meeting of its shareholders as soon as practicable after the Effective Time, but in no event no later than October 30, 1996, at which meeting the Snyder family shall be entitled under the terms of Parent's Articles of Association to appoint Beatrice Snyder as a director of Parent by virtue of their holding in excess of 4% of Parent's outstanding share capital as of the record date of such meeting. The Board of Directors of Parent has adopted a resolution (a) nominating Harold Snyder for election at such annual meeting as an

Additional Director of Parent for a term of three years, (b) recommending that upon his election to the Board, Harold Snyder shall be designated as a member of the Executive Committee of Parent's Board of Directors and (c) recommending to the Board of Directors as reconstituted after each of the following two annual meetings of shareholders to continue to designate Mr. Snyder as a member of the Executive Committee while he continues to serve on the Board.

     4.21 Dispositions Contrary to Pooling. Parent shall not (A) after the Effective Time make any disposition of the assets of the Surviving Corporation or any equity interest in the Surviving Corporation which would prevent the Merger from being recorded as a pooling of interest transaction under APB 16 or
(B) prior to the third anniversary of the Effective Time, make any disposition of the assets of the Surviving Corporation or any equity interests in the Surviving Corporation that would cause any recognition of gain under a gain recognition agreement entered into with the Internal Revenue Service under
Section 367(a) of the Code and Section 1.367(a)-3T of the U.S. Temporary Treasury Income Tax Regulations by any former shareholder of the Company who is a 'five percent transferee shareholder' (as defined in Section
1.367(a)-3T(c)(6)(ii)), except a disposition described in Section 1.367(a)-3T(g)(7) as to which Parent provides the five percent transferee shareholders, on a timely basis, with notice of the disposition and all information they require in order to comply with the requirements of subdivision
(i) of that section. Parent shall (i) cause the Company to comply with the reporting requirements of Section 1.367(a)-3T(c)(4) and (ii) provide the five-percent transferee shareholders with all information they require in order to comply with the provisions of paragraphs (5), (6) and (7)(ii) and (iii) of
Section 1.367(a)-3T(g).

     If prior to the third anniversary of the Effective Time, the U.S. Treasury or the Internal Revenue Service has not officially (in a published statement upon which taxpayers may rely) eliminated the retroactive imposition of interest charges on tax recognized with respect to shares which were covered by a gain recognition agreement to the extent sold prior to the date of a disposition of the type described in clause (B) above or otherwise caused the gain recognition agreement in respect of shares so sold to become null and void as to such sold shares, and if prior to such third anniversary, all such five percent transferee shareholders shall together have diligently sought to obtain a private letter ruling from the Internal Revenue Service providing relief from such retroactively imposed interest charges, permitting Parent's counsel to participate fully in the preparation and prosecution of such letter ruling, and they shall have failed to obtain such a ruling, then the three year period described in clause (B) above shall be extended to the earlier to occur of (x) the fifth anniversary of the Effective Time or (y) the date on which relief of the type described in this sentence shall have been obtained.

     4.22 Dividend Reinvestment Plan. As soon as practicable after the date hereof (but in no event later than March 1, 1996), the Company shall amend the Stockholder Dividend Reinvestment and Stock Purchase Plan to terminate the supplemental payment investment option offered thereunder.

                                   ARTICLE V
                         CONDITIONS PRECEDENT TO MERGER

     5.01 Conditions Precedent to Obligations of Parent, Sub and the Company. The respective obligations of Parent and Sub, on the one hand, and the Company, on the other hand, to effect the Merger are subject to the satisfaction or waiver (subject to applicable law) at or prior to the Effective Time of each of the following conditions:

          (a) Approval of Stockholders. This Agreement, the Merger and related transactions shall have been approved and adopted by the requisite vote or consent of the stockholders of the Company in accordance with applicable law and the Company's Certificate of Incorporation and By-Laws.

          (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated.

          (c) Litigation. No preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which enjoins, restrains or prohibits the transactions contemplated hereby, including the consummation of the

     Merger or has the effect of making the Merger illegal and which is in effect at the Effective Time (each party agreeing to use its best efforts to have any such injunction or order lifted).

          (d) Statutes. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Merger or has the effect of making the Merger illegal.

          (e) Tel Aviv Stock Exchange Listing. The TASE shall have granted Parent's application for the listing of the additional Ordinary Shares to be issued in connection with the Merger.

          (f) NASDAQ/NMS Listing. The ADSs issuable to Company stockholders pursuant to this Agreement shall have been admitted for trading on the NASDAQ/NMS upon official notice of issuance.

          (g) Effectiveness of Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (h) Consent of Controller of Foreign Currency. The Controller of Foreign Currency of the Bank of Israel shall have consented to the Merger, the issuance of the Ordinary Shares in connection therewith and the other transactions contemplated by this Agreement.

          (i) Consents. Consents from government bodies and authorities which are required in order to consummate the Merger and the other transactions contemplated hereby and the failure to obtain which would have a material adverse effect on the Condition of Parent and its subsidiaries taken as a whole after giving effect to the Merger (including, without limitation, consent under the Insurance Holding Company Systems law of the State of Hawaii) shall have been obtained.

          (j) Tax Opinion. The Company shall have received the opinion of Proskauer Rose Goetz & Mendelsohn LLP, counsel to the Company, and each of Parent and the Company shall have received the opinion of Willkie Farr & Gallagher, counsel to Parent, each to the effect that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that the Company, Parent and Sub will each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to stockholders of the Company, which opinion shall have not have been withdrawn or modified in any material respect.

          (k) Market Events. There shall not have occurred and be continuing any general suspension or limitation of trading in the Ordinary Shares or the ADSs (exclusive, however, of any temporary suspension pending and ensuing public announcement) or in securities generally on the NASDAQ/NMS.

          (l) Employment Agreements. Each of the Persons named on Exhibit B-1 shall have signed an Employment Agreement substantially in the form of Exhibit B-2 hereto.

     5.02 Conditions Precedent to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are also subject to the satisfaction or waiver, at or prior to the Effective Time, of each of the following conditions.

          (a) Accuracy of Representations and Warranties. All representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing Date unless the failure of such representations and warranties to be true and correct in all material respects does not, individually or in the aggregate, materially and adversely affect the value of the Company and the Subsidiaries taken as a whole, and Parent and Sub shall have received a certificate to this effect from the chief executive officer and a senior financial officer of the Company.

          (b) Performance by Company. Except as otherwise agreed in writing, the Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent and Sub shall have received a certificate to this effect from the chief executive officer and a senior financial officer of the Company.

          (c) Affiliate Agreements. Each Person named in Schedule 4.16 shall have executed and delivered to the Company an Affiliate Agreement.

          (d) Legal Opinion. Parent shall have received an opinion, dated the Closing Date, of Proskauer Rose Goetz & Mendelsohn LLP, substantially to the effect set forth in Exhibit C hereto.

          (e) Accountants' Letters. Parent shall have received from Ernst & Young the letters referred to in Section 4.08.

          (f) Accounting Treatment. Parent shall have received an opinion in form and substance satisfactory to it from Kesselman & Kesselman dated the Closing Date, stating that, in its opinion, there is no fact or circumstance concerning Parent or Sub which would cause the Merger not to be recorded for accounting purposes as a pooling of interests under both Israel GAAP and US GAAP.

          (g) ISRA. The Company shall have obtained ISRA Clearance.

          (h) Israeli Securities Compliance. Parent shall have received the required permit from the Israeli Securities Authority to publish the Proxy Statement or shall have obtained an exemption from the requirement to obtain such a permit.

     5.03 Conditions Precedent to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver, at or prior to the Effective Time, of each of the following conditions.

          (a) Accuracy of Representations and Warranties. All representations and warranties of Parent and Sub contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing Date unless the failure of such representations and warranties to be true and correct in all material respects does not, individually or in the aggregate, materially and adversely affect the value of Parent and its subsidiaries taken as a whole, and the Company shall have received a certificate to this effect from the chief executive officer and chief financial officer of Parent.

          (b) Performance by Parent and Sub. Except as otherwise agreed in writing, each of Parent and Sub shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Company shall have received a certificate to this effect from the chief executive officer and chief financial officer of Parent.

          (c) Legal Opinion. The Company shall have received opinions, dated the Closing Date, of Willkie Farr & Gallagher and S. Horowitz & Co., substantially to the effect set forth in Exhibit D-1 and Exhibit D-2, respectively, hereto.

          (d) Accountants' Letters. The Company shall have received from Kesselman & Kesselman the letters referred to in Section 4.09.

          (e) Accounting Treatment. The Company shall have received an opinion in form and substance satisfactory to it from Ernst & Young dated the Closing Date, stating that, in its opinion, there is no fact or circumstance concerning the Company or its subsidiaries which would cause the Merger not to be recorded for accounting purposes as a pooling of interests under US GAAP.

          (f) Affiliate Agreement. Parent shall have executed and delivered to each Person named in Schedule 4.16 an Affiliate Agreement.

          (g) Undertakings. Parent shall have delivered undertakings executed by each of its officers and directors to refrain from effecting sales of Ordinary Shares or ADSs after the publication of financial statements reflecting the combined operating results of the Company and Parent for a period of not less than 30 days from and after the Effective Time.

                                   ARTICLE VI
                          TERMINATION AND ABANDONMENT

     6.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of the
Company:

          (a) by mutual consent of the Company, on the one hand, and of Parent and Sub, on the other hand;

          (b) by either Parent or the Company, if the Effective Time shall not have occurred by August 31, 1996;

          (c) by Parent, if the required approval of the Company's stockholders shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

          (d) by either Parent or the Company, if there shall be any law or regulation of any competent authority that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree of any competent authority prohibiting such transaction is entered and such judgment, injunction, order or decree shall have become final and nonappealable;

          (e) by either Parent or the Company, if there has been a material breach of any covenant or a breach of any representation or warranty on the part of the other, which breach of representation or warranty individually or, together with all other such breaches, materially and adversely affects the value of the breaching party, provided that any such breach of a covenant or representation or warranty has not been cured within 15 business days following receipt by the breaching party of notice hereunder of such breach;

          (f) by the Company in accordance with Section 4.17; provided, however, that such termination under this clause (f) shall not be effective until the Company has made payment of the full fee required by Section 7.01(c) hereof;

          (g) by Parent, if the Special Meeting is canceled or is otherwise not held prior to August 15, 1996 except as a result of a judgment, injunction, order or decree of any competent authority or events or circumstances beyond the reasonable control of the Company; or

          (h) by Parent, if (i) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation to the Company's stockholders of this Agreement or the Merger or shall have approved or recommended to the Company's stockholders that they accept the terms of any Takeover Proposal or shall have resolved to take any of the foregoing actions or (ii) a Third Party Acquisition shall have occurred; provided, however, that such termination under this clause (h) shall not relieve the Company of its fee obligations under
     Section 7.01(c) hereof. 'Third Party Acquisition' means the occurrence of any of the following events: (x) the acquisition of the Company by merger, tender offer or otherwise by any Person other than Parent, Sub or any affiliate thereof (a 'Third Party'); (y) the acquisition by a Third Party of 20% or more of the total assets of the Company and its subsidiaries, taken as a whole; or (z) the acquisition by a Third Party of 20% or more of the outstanding Company Common Stock.

     6.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.01 hereof by Parent or Sub, on the one hand, or the Company, on the other hand, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Parent, Sub or the Company, except that Sections 3.01(o), 3.02(j), 4.03, this Section 6.02 and
Article VII hereof shall survive any termination of this Agreement. Nothing in this Section 6.02 shall relieve any party to this Agreement of liability for breach of this Agreement or for representations which were incorrect when made.

                                  ARTICLE VII
                                 MISCELLANEOUS

     7.01 Fees and Expenses. (a) Except as provided below in this Section 7.01, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party (the Company, on the one hand, or Parent and Sub, on the other hand) incurring such fees or expenses, whether or not the Merger is consummated.

     (b) If this Agreement is terminated by Parent pursuant to Sections 6.01(c), 6.01(e), 6.01(g) or 6.01(h) or by the Company pursuant to Section 6.01(f), the Company shall pay, or cause to be paid, in same day funds to Parent upon demand, all actual out-of-pocket costs and expenses of Parent and Sub incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, legal, professional and service fees and expenses. If this Agreement is terminated by the Company pursuant to Section 6.01(e), Parent shall pay, or cause to be paid, in same day funds to the Company upon demand, all actual out-of-pocket costs and expenses of the Company incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, legal, professional and service fees and expenses.

     (c) The Company shall pay, or cause to be paid, in same day funds to Parent upon demand a fee of $6,000,000 (the 'Termination Fee') if:

          (i) this Agreement is terminated by the Company pursuant to Section 6.01(f);

          (ii) this Agreement is terminated by Parent pursuant to Section 6.01(h)(i) or (ii); or

          (iii) this Agreement is terminated by Parent pursuant to Sections 6.01(e) and (g) and within 12 months thereafter, the Company enters into an agreement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs, involving any Person (or any affiliate or associate thereof) (x) with whom the Company (or its agents) had any discussions with respect to a Third Party Acquisition, (y) to whom the Company (or its agents) furnished information with respect to or with a view to a Third Party Acquisition or (z) who had submitted a Takeover Proposal or expressed any interest publicly or to the Company in a Third Party Acquisition, in the case of each of clauses (x), (y) and (z) prior to such termination.

     (d) Parent shall pay, or cause to be paid, in same day funds to the Company upon demand a fee of $6,000,000 if this Agreement is terminated by the Company pursuant to Section 6.01(e) and within 12 months thereafter, (i) Parent is acquired by merger, tender offer or otherwise by any Person, (ii) a Person acquires 20% or more of the total assets of Parent and its subsidiaries, taken as a whole, (iii) a Person acquires 20% or more of the outstanding Parent Ordinary Shares, or (iv) Parent enters into an agreement with respect to a transaction described in (i), (ii) or (iii) hereof.

     7.02 Representations, Warranties and Agreements. The respective representations and warranties of the Company, on the one hand, and Parent and Sub, on the other hand, contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party. Each and every such representation and warranty and all agreements contained herein shall expire with, and be terminated and extinguished by, the Closing and thereafter none of the Company, Parent or Sub shall be under any liability whatsoever with respect to any such representation or warranty or agreement except those contained in Sections 2.02, 2.03, 2.05, 3.01(o), 3.02(c), 3.02(j), 4.03, 4.05, 4.14, 4.15,
4.18, 4.20, 4.21 and Article VII. This Section 7.02 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Effective Time.

     7.03 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, Parent or Sub, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     7.04 Public Announcements. The Company, on the one hand, and Parent and Sub, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of a copy of such release or statement (the comments of such party to be given reasonable consideration), unless advised by counsel that such disclosure is required by applicable law or the rules or regulations of any applicable securities exchange.

     7.05 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in Person or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

          if to the Company, to it at:

           Biocraft Laboratories, Inc.
           18-01 River Road
           Fair Lawn, New Jersey 07410
           Attention: President
           Telecopier #: (201) 797-5270

          with a copy to:

           Proskauer Rose Goetz & Mendelsohn LLP
           1585 Broadway
           New York, New York 10036
           Attention: Robert A. Cantone, Esq.
           Telecopier #: (212) 969-2900

          if to either Parent or Sub, to it at:

           Teva Pharmaceutical Industries Limited
           5 Basel Street
           Petach Tikva, 49131, Israel
           Attention: President
           Telecopier #: (972) 3-924-6026

          with a copy to:

           Willkie Farr & Gallagher
           One Citicorp Center
           153 East 53rd Street
           New York, New York 10022
           Attention: Peter H. Jakes, Esq.
           Telecopier #: (212) 821-8111

          and a copy to:

           S. Horowitz & Co.
           31 Ahad Haam Street
           Tel Aviv 65543, Israel
           Attention: Asgad Stern, Esq.
           Telecopier #: (972) 3-560-1143

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third business day (fifth business day, if mailed outside the country of the recipient) after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

     7.06 Entire Agreement. This Agreement, the schedules and the exhibits and other documents referred to herein or delivered pursuant thereto collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto.

     7.07 Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Except as otherwise expressly provided in Section 4.14 hereof, nothing in this Agreement, expressed or implied, is intended to confer on any Persons other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     7.08 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented, or provisions hereof waived, in writing by the parties hereto in any and all respects before the Effective Time (notwithstanding any stockholder approval), by action taken by the respective Boards of Directors of Parent, Sub and the Company or by the respective officers authorized by such Boards of Directors, provided, however, that after any such stockholder approval, no amendment, modification, supplement or waiver shall be made which by law requires further approval by such stockholders without such further approval.

     7.09 Further Actions. Each of the parties hereto agrees that, subject to its legal obligations, it will use its best efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

     7.10 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     7.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     7.12 Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules thereof, except to the extent the matters provided for herein are required to be governed by the laws of Israel or the General Corporation Law of the State of Delaware.

     7.13 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     7.14 'Person' Defined. 'Person' shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a group and a government or other department or agency thereof.

     7.15 Submission to Jurisdiction. With respect to any suit, action or proceeding initiated by a party to this Agreement arising out of, under or in connection with this Agreement, the Company, Parent and Sub each hereby submit to the non-exclusive jurisdiction of any state or federal court sitting in the State of New York and irrevocably waive, to the fullest extent permitted by law, any objection that they may now have or hereafter obtain to the laying of venue in any such court in any such suit, action or proceeding. Parent agrees that, within 14 days of the date of this Agreement, it will appoint and designate CT Corporation System in the City of New York, New York located at 1633 Broadway, New York, New York, or such other Person as may be satisfactory to the Company, as its agent to receive process in any such suit, action or proceeding and agrees that service of process on such agent shall be deemed to be in every respect effective service of process on it in any such suit, action or proceeding and waives all claim of error by reason of such service.

     IN WITNESS WHEREOF, each of Parent, Sub and the Company has caused this Agreement to be executed by their respective officers or directors thereunto duly authorized, all as of the date first above written.

                                          TEVA PHARMACEUTICAL INDUSTRIES LIMITED
                                          By:                 /s/ ELI HURVITZ
                                             ...................................
                                            Name: Eli Hurvitz
                                            Title:President and Chief
                                                Executive Officer

Attest:
By:             /s/ UZI KARNIEL
     .................................
    Name: Uzi Karniel
    Title:Secretary and
        In-House Counsel

                                          GENCO MERGER CORPORATION
                                          By:                 /s/ WILLIAM A.
                                          FLETCHER
                                             ...................................
                                            Name: William A. Fletcher
                                            Title:President

Attest:
By:             /s/ PETER H. JAKES
     .................................
    Name: Peter H. Jakes
    Title:Assistant Secretary

                                          BIOCRAFT LABORATORIES, INC.
                                          By:                 /s/ HAROLD SNYDER
                                             ...................................
                                            Name: Harold Snyder
                                            Title:Chairman of the Board,
                                                President and Chief
                                                Executive Officer

Attest:
By:             /s/ BEATRICE SNYDER
     .................................
    Name: Beatrice Snyder
    Title:Senior Vice President
        and Secretary

                                                                      SCHEDULE I

DESIGNATED DIRECTORS

Harold Snyder
Beatrice Snyder
Eli Hurvitz
William Fletcher
Peter Jakes
One Additional Teva Designee

                                                                     SCHEDULE II

           DESIGNATED OFFICERS
- ------------------------------------------

William Fletcher..........................  President and Chief Executive Officer
Harold Snyder.............................  Senior Vice President
Peter Terreri.............................  Vice President and Chief Financial Officer, Treasurer
Beatrice Snyder...........................  Vice President -- Cost Accounting and Inventory, Secretary
Beryl L. Snyder...........................  Vice President, General Counsel
Brian S. Snyder...........................  Vice President, Controller
Jay T. Snyder.............................  Vice President -- Research & Product Development
Harmon Aronson............................  Vice President -- Quality Management
Melvin Kaufman............................  Vice President -- Operations
Gerald Moskowitz..........................  Vice President -- Sales
Steven J. Sklar...........................  Vice President -- Finance
Joy Bloodsaw..............................  Associate Vice President -- Purchasing
McKee Moore...............................  Associate Vice President -- Sales
Harvey Richards...........................  Associate Vice President -- Regulatory Affairs
George Svokos.............................  Associate Vice President -- Missouri Operations

                                                                        ANNEX II

                                                                  April 29, 1996

Board of Directors
BIOCRAFT LABORATORIES, INC.
18-01 River Road
Fairlawn, NJ 07410

Gentlemen and Mesdames:

     You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, par value $0.01 per share (the 'Shares'), of Biocraft Laboratories, Inc. (the 'Company') of the exchange ratio of 0.461 American Depositary Shares ('Teva American Depositary Shares'), of Teva Pharmaceutical Industries Ltd. ('Teva') to be received for each Share, each Teva American Depositary Share representing ten Teva ordinary shares, par value NIS
0.01 each, (the 'Exchange Ratio') pursuant to the Agreement and Plan of Merger dated as of January 29, 1996 by and among Teva, Genco Merger Corporation, a wholly-owned subsidiary of Teva and the Company (the 'Agreement').

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to the Agreement.

     In connection with this opinion, we have reviewed, among other things, the Agreement; Teva's Registration Statement on Form F-4, including the Proxy Statement/Prospectus relating to the Special Meeting of stockholders of Biocraft to be held in connection with the Merger Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended March 31, 1995; Annual Reports to Stockholders and Annual Reports on Form 20-F of Teva for the six years ended December 31, 1995; certain interim reports to stockholders and Quarterly Reports on Form 10-Q and 6-K of the Company and Teva, respectively; certain other communications from the Company and Teva to their respective stockholders; and certain internal financial analyses and forecasts for the Company and Teva prepared by their respective managements. We also have held discussions with members of the senior management of Biocraft and Teva regarding the past and current business operations, financial condition and future prospects of their respective companies as well as the future outlook of the combined entity. In addition, we have reviewed the reported price and trading activity for the Shares and Teva American Depositary Shares, compared certain financial and stock market information for Biocraft and Teva with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations and performed such other studies and analyses as we considered appropriate.

     We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Teva or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed, with your consent, that the consummation of the transaction contemplated pursuant to the Agreement will be recorded as a pooling of interests under generally accepted accounting principles.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair to the holders of Shares.

                                          Very truly yours,

                                          GOLDMAN, SACHS & CO.

                                                          APPENDIX 1


PROXY
                          BIOCRAFT LABORATORIES, INC.
                        SPECIAL MEETING OF STOCKHOLDERS
                                  MAY 31, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The UNDERSIGNED, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) HAROLD SNYDER and BEATRICE SNYDER, and each of them, attorneys or attorney of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent and to vote the stock of the undersigned in BIOCRAFT LABORATORIES, INC. (the 'Company') at the Special Meeting of Stockholders held on May 31, 1996 and at any adjournment thereof as set forth below with all powers the undersigned would possess if personally present:

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY WILL BE VOTED AS SPECIFIED AND, UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of Common Stock of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

[X] Please mark your
votes as in this
example

FOR   AGAINST   ABSTAIN
[ ]    [ ]        [ ]

1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER dated as of January 29, 1996 among Teva Pharmaceutical Industries Limited, a company organized under the laws of the State of Israel ('Teva'), Genco Merger Corporation,a wholly-owned subsidiary of Teva ('Merger Sub'), and the Company, providing for the merger of Merger Sub with and into the Company
(the 'Merger'). Pursuant to the Merger, the Company will become a wholly-owned subsidiary of Teva, and each outstanding share of Common Stock, par value $.01 per share, of the Company will be converted into the right to receive 0.461 American Depositary Shares of Teva ('ADSs'), each ADS representing 10 Ordinary Shares, par value NIS 0.01 each, of Teva.

2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

SIGNATURE(S)------------------DATE ------------------------

- ------------------------------DATE ------------------------
Signature if jointly held

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                STATEMENT OF DIFFERENCES

The section symbol shall be expressed as .................... SS
The registered trademark symbol shall be expressed as ...... 'r'